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                          LOAN AND SECURITY AGREEMENT



                                 BY AND BETWEEN



                              J&L STRUCTURAL, INC.


                                      AND


                           FINOVA CAPITAL CORPORATION





                             DATED MARCH 31, 1995,
                            EFFECTIVE APRIL 6, 1995





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ARTICLE 1.    DEFINITIONS AND DETERMINATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         1.2     Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         1.3     Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . 26
         1.4     References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         1.5     Lender's Discretion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         1.6     Borrower's Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26


ARTICLE 2.    LOAN AND TERMS OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

         2.1     Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                 2.1.1    Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                 2.1.2    Reborrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
                 2.1.3    Disbursement of Term Loan on Closing Date . . . . . . . . . . . . . . . . . 26
                 2.1.4    Notification of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                 2.1.5    Capital Expenditure Line - Borrowing  . . . . . . . . . . . . . . . . . . . 27

         2.2     Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

                 2.2.1    Revolving Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 2.2.2    Reduction in Advance Rates; Revision in Eligibility Standards . . . . . . . 28
                 2.2.3    Maximum Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                 2.2.4    Authorization; Deposit Account  . . . . . . . . . . . . . . . . . . . . . . 29
                 2.2.5    Manner of Borrowing; Reaffirmation of Representations and
                          Warranties; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                 2.2.6    Borrower's Overadvances . . . . . . . . . . . . . . . . . . . . . . . . . . 29

         2.3     Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

                 2.3.1    Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . 30
                 2.3.2    Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
                 2.3.3    Payment of L/C Reimbursement Amounts  . . . . . . . . . . . . . . . . . . . 30
                 2.3.4    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

         2.4     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

                 2.4.1    Term Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 2.4.2    Revolving Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 2.4.3    Interest Computation and Payment  . . . . . . . . . . . . . . . . . . . . . 31

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                 2.4.4    Maximum Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

         2.5     Payment of Principal on Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . 31

                 2.5.1    Acquisition Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                 2.5.2    Capital Expenditure Line  . . . . . . . . . . . . . . . . . . . . . . . . . 31

         2.6     Revolving Loan Term; Renewal . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         2.7     Late Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         2.8     Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         2.9     Prepayment of the Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

                 2.9.1    Voluntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
                 2.9.2    Excess Cash Flow Prepayments  . . . . . . . . . . . . . . . . . . . . . . . 33
                 2.9.3    No Prepayment Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                 2.9.4    Involuntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                 2.9.5    Early Termination of Revolving Loan . . . . . . . . . . . . . . . . . . . . 33

         2.10    Termination of Revolving Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

                 2.10.1  Revolving Loan Early Termination . . . . . . . . . . . . . . . . . . . . . . 34
                 2.10.2  Effect of Revolving Loan Termination . . . . . . . . . . . . . . . . . . . . 34
                 2.10.3  No Revolving Loan Termination Fee  . . . . . . . . . . . . . . . . . . . . . 34
                 2.10.4  Involuntary Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

         2.11    Application of Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                 2.11.1  General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 2.11.2  Application of Early Termination Payments  . . . . . . . . . . . . . . . . . 35

         2.12    Payments after Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . 35

         2.13    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                 2.13.1  Closing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 2.13.2  Renewal Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 2.13.3  Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 2.13.4  Field Examination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 2.13.5  Loan Maintenance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 2.13.6  L/C Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 2.13.7  Wiring and Miscellaneous Charges . . . . . . . . . . . . . . . . . . . . . . 36
                 2.13.8  Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
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         2.14    Method of Payment; Good Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         2.15    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37


ARTICLE 3.    CREATION OF SECURITY INTEREST;
                    PLEDGE; MORTGAGE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

         3.1     Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         3.2     Negotiable Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         3.3     Collection of Accounts, General Intangibles and Negotiable Collateral  . . . . . . . 38
         3.4     Delivery of Additional Documentation Required  . . . . . . . . . . . . . . . . . . . 39
         3.5     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         3.6     Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         3.7     Stock Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         3.8     Mortgage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         3.9     Releases Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         3.10    Recourse to Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40


ARTICLE 4.    CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

         4.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         4.2     Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         4.3     Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         4.4     Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         4.5     Approval of Documents and Security Interests . . . . . . . . . . . . . . . . . . . . 42
         4.6     Security Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         4.7     Environmental Assessment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         4.8     Financial Statements and Projections . . . . . . . . . . . . . . . . . . . . . . . . 42
         4.9     Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         4.10    Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         4.11    Proceedings; Documents; Structure  . . . . . . . . . . . . . . . . . . . . . . . . . 43
         4.12    Title to and Use of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         4.13    Compliance with Americans with Disabilities Act  . . . . . . . . . . . . . . . . . . 44
         4.14    Broker Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         4.15    Searches and References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         4.16    Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         4.17    Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         4.18    Title Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         4.19    Pay-off Letters and Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         4.20    Transaction Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
         4.21    Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

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         4.22    Equity Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         4.23    Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         4.24    Acquisition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         4.25    Excess Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         4.26    Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         4.27    Blocked Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         4.28    Tax Comfort Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         4.29    Tax Sharing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         4.30    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47


ARTICLE 5.    REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

         5.1     Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         5.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
         5.3     Capital Stock and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . 47

                 5.3.1    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                 5.3.2    Other Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

         5.4     Binding Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

                 5.4.1    Operating Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 5.4.2    Business Sites. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 5.4.3    Operation and Maintenance of Equipment. . . . . . . . . . . . . . . . . . . 48
                 5.4.4    Taxpayer Identification Number. . . . . . . . . . . . . . . . . . . . . . . 48

         5.5     Title to Property, Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         5.6     Eligible Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

                 5.6.1    Bona Fide Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                 5.6.2    Documents to Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                 5.6.3    Borrower's Merchandise  . . . . . . . . . . . . . . . . . . . . . . . . . . 50

         5.7     Eligible Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

                 5.7.1    Continuation of Security Interest;  Right to Possession by Lender . . . . . 50
                 5.7.2    Additional Covenants and Representations  . . . . . . . . . . . . . . . . . 51
                 5.7.3    Protection of Security Interest . . . . . . . . . . . . . . . . . . . . . . 51
                 5.7.4    Records of Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

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         5.8     Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

                 5.8.1    Description and Location; Records of Equipment  . . . . . . . . . . . . . . 52
                 5.8.2    Condition; Additional Covenants and Representations . . . . . . . . . . . . 52
                 5.8.3    Disposition of Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . 52

         5.9     Location of Chief Executive Offices  . . . . . . . . . . . . . . . . . . . . . . . . 53

         5.10    Projections and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . 53

                 5.10.1  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
                 5.10.2  Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

         5.11    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         5.12    Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
         5.13    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         5.14    Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         5.15    Franchises and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
         5.16    Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         5.17    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
         5.18    Application of Certain Laws and Regulations  . . . . . . . . . . . . . . . . . . . . 55

                 5.18.1  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 5.18.2  Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
                 5.18.3  Regulations as to Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . 55
                 5.18.4  Foreign or Enemy Status  . . . . . . . . . . . . . . . . . . . . . . . . . . 55

         5.19    Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         5.20    Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         5.21    No Investments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         5.22    No Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         5.23    No Misrepresentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
         5.24    Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         5.25    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         5.26    Payment of Debts; Burdensome Obligations . . . . . . . . . . . . . . . . . . . . . . 57
         5.27    No Contemplated Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         5.28    Hindering Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         5.29    Insolvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         5.30    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
         5.31    Compliance with Americans with Disabilities Act of 1990  . . . . . . . . . . . . . . 59
         5.32    Violations of Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         5.33    Use of Loan Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

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         5.34    Good Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
         5.35    Reliance by Lender; Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         5.36    Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60


ARTICLE 6.    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

         6.1     Legal Existence; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         6.2     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         6.3     Financial Statements and Other Information . . . . . . . . . . . . . . . . . . . . . 60

                 6.3.1     Monthly Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
                 6.3.2     Annual Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                 6.3.3     Officer's Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 61
                 6.3.4     Accountants' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . 62
                 6.3.5     Audit Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
                 6.3.6     Annual Budgets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
                 6.3.7     Notice of Change of Accountants  . . . . . . . . . . . . . . . . . . . . . 62
                 6.3.8     Other Financial Information; Accountants' Cooperation  . . . . . . . . . . 62
                 6.3.9     Notice of Defaults; Loss . . . . . . . . . . . . . . . . . . . . . . . . . 63
                 6.3.10    Notice of Suits, Adverse Events  . . . . . . . . . . . . . . . . . . . . . 63
                 6.3.11    Reports to Security Holders, Creditors and Governmental Bodies . . . . . . 63
                 6.3.12    ERISA Notices and Requests . . . . . . . . . . . . . . . . . . . . . . . . 64
                 6.3.13    Collateral Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 6.3.14    Schedules of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 6.3.15    Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
                 6.3.16    Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
                 6.3.17    Other Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . 65
                 6.3.18    Weekly Certification of Inventory  . . . . . . . . . . . . . . . . . . . . 65

         6.4     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         6.5     Reports to Governmental Bodies and Other Persons . . . . . . . . . . . . . . . . . . 65
         6.6     Maintenance of Licenses and Other Agreements . . . . . . . . . . . . . . . . . . . . 65
         6.7     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         6.8     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         6.9     Debt Service Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

                 6.9.1    Senior Debt Service Coverage  . . . . . . . . . . . . . . . . . . . . . . . 67
                 6.9.2    Total Debt Service Coverage . . . . . . . . . . . . . . . . . . . . . . . . 67

         6.10    Minimum Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

                              TABLE OF CONTENTS

                                                                                                    PAGE
         6.11    Accounts System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
         6.12    Covenants Concerning Intellectual Property . . . . . . . . . . . . . . . . . . . . . 67
         6.13    Interest Rate Cap Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
         6.14    Compliance With Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . 68


ARTICLE 7.   NEGATIVE COVENANTS

         7.1     Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         7.2     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         7.3     Merger and Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         7.4     Contingent Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         7.5     Dividends; Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         7.6     Investments and Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         7.7     Fundamental Business Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         7.8     Sale or Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
         7.9     Payments on Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . 70
         7.10    Amendment of Charter and By-Laws . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         7.11    Acquisition of Additional Properties . . . . . . . . . . . . . . . . . . . . . . . . 71
         7.12    Issuance of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         7.13    Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
         7.14    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         7.15    Subsidiaries, Joint Ventures, Management Contracts, Capital Structure Changes  . . . 72
         7.16    Corporate Offices, Corporate Name, Corporate Records . . . . . . . . . . . . . . . . 72
         7.17    Sales Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         7.18    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         7.19    Amendments to Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         7.20    Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         7.21    Proxy Recognition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73


ARTICLE 8.   DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

         8.1     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

                          8.1.1    Default in Payment   . . . . . . . . . . . . . . . . . . . . . . . 73
                          8.1.2   Breach of Covenants . . . . . . . . . . . . . . . . . . . . . . . . 73
                          8.1.3   Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . 73
                          8.1.4   Default Under Any Indebtedness  . . . . . . . . . . . . . . . . . . 74
                          8.1.5    Bankruptcy, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . 74
                          8.1.6   Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74


                            TABLE OF CONTENTS

                                                                                                      PAGE
                 8.1.7    Impairment of Licenses; Other Operating Agreements  . . . . . . . . . . . . 74
                 8.1.8    Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 8.1.9    Misrepresentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 8.1.10   Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . 75
                 8.1.11   Interest Rate Cap Agreements  . . . . . . . . . . . . . . . . . . . . . . . 75
                 8.1.12   Ownership of Stock; Board of Directors of CPT . . . . . . . . . . . . . . . 75

         8.2     Acceleration of Borrower's Obligations . . . . . . . . . . . . . . . . . . . . . . . 76
         8.3     Remedies on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76

                 8.3.1   Enforcement of Security Interests  . . . . . . . . . . . . . . . . . . . . . 76
                 8.3.2   Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78

         8.4     Application of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78

                 8.4.1   Expenses   . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . .78
                 8.4.2   Borrower's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .79
                 8.4.3   Surplus. . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79

         8.5     Payments by Lender on Behalf of Borrower   . . . . . . . . . . . . . . . . . . . . . 79
         8.6     Waiver of Notice, Sureties, Damages  . . . . . . . . . . . . . . . . . . . . . . . . 79
         8.7     No Obligation to Other Creditors . . . . . . . . . . . . . . . . . . . . . . . . . . 80
         8.8     Remedies Regarding Interest Rate Cap Agreement . . . . . . . . . . . . . . . . . . . 80


ARTICLE 9.   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80


ARTICLE 10.   EXPENSES AND INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80

         10.1    Attorneys' Fees and Other Fees and Expenses  . . . . . . . . . . . . . . . . . . . . 80

                 10.1.1   Fees and Expenses for Preparation of Loan Documents.  . . . . . . . . . . . 80
                 10.1.2   Fees and Expenses in Enforcement of Rights or Defense of
                          Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

         10.2    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

                 10.2.1   Brokerage Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
                 10.2.2   Securities Violations, Matters Relating to Bankruptcy . . . . . . . . . . . 81
                 10.2.3   Operation of Collateral; Joint Venturers  . . . . . . . . . . . . . . . . . 81
                 10.2.4   Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . 81


                             TABLE OF CONTENTS

                                                                                                     PAGE
                 10.2.5   Americans with Disabilities Act . . . . . . . . . . . . . . . . . . . . . . 82
                 10.2.6   Additional Monies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82


ARTICLE 11.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82

         11.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         11.2    Survival of Term Loan Agreement; Indemnities . . . . . . . . . . . . . . . . . . . . 83
         11.3    Further Assurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         11.4    Taxes and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         11.5    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         11.6    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         11.7    Modification of Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         11.8    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         11.9    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
         11.10   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         11.11   Entire Agreement; Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         11.12   Assignment; Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         11.13   APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         11.14   JURISDICTION AND VENUE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         11.15   WAIVER OF RIGHT TO JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
         11.16   TIME OF ESSENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
         11.17   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
         11.18   Destruction of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86

EXHIBITS

         1.1A    List of Borrower's Facilities and Warehouses
         1.1B    Borrowing Base Certificate
         1.1C    Legal Description of Real Property
         1.1D    Disbursement Instructions
         1.1E    Environmental Reports
         2.5.1   Principal Amortization of Acquisition Advance
         5.3.1   Capitalization of Borrower; Liens on Borrower Stock
         5.3.2   Agreements with respect to Borrower Stock
         5.4.3   Operation and Maintenance of Equipment
         5.5     Liens
         5.6.1   Locations of Records Related to Accounts
         5.7.2   Locations of Inventory
         5.8.1   Locations of Equipment
         5.11    Litigation
         5.15    Franchises, Permits, Licenses and Approvals


                            TABLE OF CONTENTS

                                                                                                     PAGE
         5.21    Investments
         5.24    Plans
         5.25    Collective Bargaining Agreements
         5.30    Intellectual Property
         7.14    Transactions with Affiliates


                          LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "LOAN AGREEMENT") is entered into this 31st day of March, 1995, effective April 6, 1995, by and between:

         J&L STRUCTURAL, INC. (formerly known as J&L Acquisition Corp.), a Delaware corporation ("BORROWER"); and

         FINOVA CAPITAL CORPORATION, a Delaware corporation  ("LENDER").


                                R E C I T A L S:

         WHEREAS:

         A. Borrower is a wholly owned subsidiary of J&L Holdings Corp., a Delaware corporation ("J&L HOLDINGS") and J&L Holdings was formerly known as Brighton Electric Steel Casting Company, a Delaware corporation ("BRIGHTON");

         B. Borrower wishes to borrow from Lender the total sum of up to Forty Million Dollars ($40,000,000), consisting of (i) a senior term loan in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), and (ii) a revolving line of credit in the principal amount of up to Fifteen Million ($15,000,000) Dollars;

         C. Simultaneously with the funding by Lender of the initial advances under the senior term loan and the revolving line of credit, J&L Holdings will contribute to Borrower's capital all of Brighton's assets (other than the capital stock of Borrower and of Continuous Caster Corporation, a Delaware corporation ("CCC")) plus not less than $6,900,000 in cash and Borrower will assume certain liabilities of Brighton;

         D. The proceeds of the senior term loan and the revolving line of credit, together with the proceeds from the sale of subordinated debt in an amount of not less than Twenty-Three Million Dollars ($23,000,000) and the cash equity contributed to Borrower, shall be used to purchase substantially all of the assets of each of J&L Structural, Inc., a Pennsylvania corporation ("J&L") and Trailer Components, Inc., a Pennsylvania corporation ("TCI"; J&L and TCI are hereinafter sometimes referred to individually as a "SELLER" and together as "SELLERS"), refinance certain existing indebtedness of Sellers and of Brighton (assumed by Borrower), purchase new equipment and make other capital expenditures, and provide for ongoing working capital needs and pay transaction costs;

         E. Immediately upon Borrower's acquisition from Sellers of the assets constituting Sellers, J&L will change its name; and

         F. Lender desires to provide the credit facilities requested by Borrower subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:


         ARTICLE 1.    DEFINITIONS AND DETERMINATIONS

                 1.1 DEFINITIONS. As used in this Loan Agreement and in the other Loan Documents, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

                          ACCOUNT DEBTOR:  any Person who is or who may become
obligated under, with respect to, or on account of an Account.

                          ACCOUNTANTS:  Grant Thornton or another independent
certified public accounting firm selected by Borrower and reasonably satisfactory to Lender.

                          ACCOUNTS:  all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, or security therefor.

                          ACQUISITION:  the acquisition by Borrower from
Sellers of all of the assets and properties constituting both J&L and TCI pursuant to and in accordance with the terms of the Acquisition Documents.

                          ACQUISITION ADVANCE:  that portion of the Term Loan,
in the principal amount of $22,000,000, which shall be funded on the Closing
Date.

                          ACQUISITION AGREEMENT:  the Asset Purchase Agreement
dated as of November 10, 1994 among J&L, TCI, the Shareholders, Borrower and CPT, including all exhibits, schedules and annexes thereto, and all amendments, modifications and supplements thereof, all as in effect on the Closing Date.

                          ACQUISITION DOCUMENTS:  collectively, the Acquisition
Agreement, and all agreements, documents and instruments executed and delivered in connection therewith, including all exhibits, annexes and schedules thereto, the Employment Agreements and all other employment contracts of Borrower to be in effect on, or to be entered into on, the Closing Date, any and all non-competition agreements between Borrower and Sellers and/or the Shareholders, and all amendments, modifications and supplements thereof, as in effect on the Closing Date.

                          ADA:  the Americans with Disabilities Act of 1990 (42
U.S.C. Section 12101, et seq.) and all applicable rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder.

                          ADVANCE:  any loan or advance by Lender with respect
to the Revolving Loan.

                          AFFILIATE:  any Person that directly or indirectly,
through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, ten percent (10%) or more of the securities, whether voting or nonvoting, of any other Person shall be deemed to "control" such Person.

                          AGENT BANK:  shall mean PNC (or such other financial
institution as shall be acceptable to Lender and Borrower), at which the blocked account, dominion account, or other controlled accounts into which all daily cash receipts of Borrower and all proceeds of Borrower's Accounts shall be deposited.

                          APPROVALS:  shall have the meaning set forth in
Section 8.1.7.

                          ASSIGNED CONTRACTS:  the Acquisition Documents, all
agreements, documents and instruments executed in connection therewith, and all of Borrower's leases (other than the Lease), contracts, permits, licenses (to the extent permitted by applicable law or regulation), franchises, certificates and other agreements, including, without limitation, the CCC/Borrower Agreement, a certain Road and Utilities Agreement dated November 6, 1987 between Breedlove Enterprises, Inc. (now J&L) and LTV Steel Company, Inc., as amended and as assigned to Borrower, the Initial Interest Rate Cap Agreement and each interest rate contract subsequent thereto and all agreements for the provision of management.

                          AUTHORIZED OFFICER:  any of the Shareholders or
William L. Remley or Richard Kramer or such other officers or employees of Borrower having authority to act on behalf of Borrower as reflected in certificates of Borrower delivered to Lender from time to time.

                          AVERAGE DAILY OUTSTANDINGS:  shall mean, for any
period, the average daily aggregate principal balance outstanding with respect to the Revolving Loan for such period; provided, however, that for purposes of calculating the Unused Line Fee pursuant to Section 2.13.3, there shall be deducted from the difference determined under Section 2.13.3, the average daily aggregate outstanding amount available for drawing under the L/C(s) during such period.

                          BANKRUPTCY CODE:  the United States Bankruptcy Code
and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                          BCCED:  Beaver County Corporation Economic
Development Authority.

                          BLOCKED ACCOUNT(S):  those certain accounts,
established with the Agent Bank and each bank at which Borrower maintains an account pursuant to a Special Deposit Account Agreement (or such other agreement in form and substance satisfactory to Lender), into which all collections of Accounts of Borrower and all other receipts by Borrower shall be deposited for the benefit of Lender. The Blocked Accounts shall include any lockbox, dominion account, or other controlled account with respect to which Borrower is prohibited from making withdrawals.

                          BORROWER:  shall have the meaning set forth in the
heading of this Loan Agreement.

                          BORROWER STOCK:  shall mean, at any given time, all
of the then issued and outstanding capital stock in Borrower.

                          BORROWER'S BOOKS:  all of Borrower's books and
records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities or the Collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the equipment containing such information.

                          BORROWER'S OBLIGATIONS:  all loans, advances
(including the Acquisition Advance, Subsequent Advances and Advances under the Revolving Loan), L/C Obligations, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including the Prepayment Premium), liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Lender to charge Borrower's loan account), obligations (including the performance of the covenants of Borrower contained in the Loan Documents), fees (including the Revolving Loan Termination Fee, the Loan Fee, the Renewal Fee, the Unused Line Fee, the Examination Fee and the Loan Maintenance Fee), lease payments, guaranties, covenants, and duties owing by Borrower to Lender of any kind and description (whether pursuant to or evidenced by this Loan Agreement, any of the other Loan Documents, by the Term Note, the Revolving Note or any other note or other instrument, or by any other agreement between Lender and Borrower, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse pursuant to the Loan Documents, by law, or otherwise.

                          BORROWER'S FACILITIES:  all facilities operated by
Borrower and located in the United States, a complete listing of which is set forth on Exhibit "1.1A" hereto, together with all warehouse facilities used by Borrower in the operation of the Business.

                          BORROWING BASE:  as of the date of any determination
thereof, the lesser of:

                          (i)     $15,000,000, or

                          (ii)    the sum or difference of the following
amounts:

                                  (A)      eighty-five percent (85%) of the net
amount (i.e., after deduction for all discounts, credits or allowances which have been taken or granted to Account Debtors, or which Account Debtors have the right to claim, other than by reason of a warranty claim) of Eligible Accounts, plus

                                  (B)      the lesser of (1) $8,000,000 or (2)
an amount equal to sixty percent (60%) of the value, determined on the basis of the lower of cost (calculated on a first-in, first-out basis) or market, of Eligible Inventory, minus

                                  (C)      the L/C Obligations and such
reserves as Lender may deem reasonably necessary from time to time.

                          BORROWING BASE CERTIFICATE:  a borrowing base
certificate in the form of Exhibit "1.1B" hereto executed by Borrower setting forth the Eligible Inventory and the Eligible Accounts of Borrower as of the date of such certificate.

                          BRIGHTON:  shall have the meaning set forth in
Recital A.

                          BRING ALONG AGREEMENT:  shall mean a "bring along"
agreement executed by the holders of the Warrants and Lender in form and substance satisfactory to Lender pursuant to which in the event the Borrower Stock pledged to Lender is, in the exercise of Lender's remedies under the Loan Documents or otherwise, transferred to a third party, the Borrower Stock issued to such holders will be transferred on the same terms as the Borrower Stock pledged to Lender, in accordance with the terms and provisions of such agreement.

                          BUSINESS:  the business conducted by Borrower of the
production of lightweight structural steel shapes, piercer points, value-added finishing services relating thereto and all other activities ancillary or related thereto.

                          BUSINESS DAY:  any day other than a Saturday, Sunday
or other day on which banks in Phoenix, Arizona, Los Angeles, California, New York, New York or Pittsburgh, Pennsylvania are required to close.

                          CAPITAL EXPENDITURES:  for any period, the amount of
all payments made during such period by Borrower for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on Borrower's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made is characterized by Borrower or any other Person, and shall include, without limitation, the principal components of payments for the installment purchase of Property and payments under Capitalized Leases.

                          CAPITAL EXPENDITURE LINE:  that portion of the Term
Loan, in the principal amount of up to $3,000,000, which shall be made available to Borrower following the Closing, in accordance with the terms and conditions set forth in Section 2.15.

                          CAPITAL EXPENDITURE LINE BORROWING TERMINATION DATE:
the last Business Day of the thirty-sixth (36th) month following the Closing.

                          CAPITALIZED LEASES:  any lease of Property, the
obligation for rental of which is required to be capitalized in accordance with GAAP.

                          CASH EQUIVALENTS:  Borrower's (i) cash on hand or in
any bank or trust company, and checks on hand and in transit, (ii) monies on deposit in any money market account, and (iii) treasury bills, certificates of deposit, commercial paper and readily marketable securities at current market value, and related repurchase agreement transactions, as to all of the foregoing, to the extent such funds are located in the United States, or represent investments in United States financial institutions, but excluding any portion of the foregoing which is subject to a right of setoff or other security interest to secure any obligation of Borrower to pay any Indebtedness for Borrowed Money.

                          CCC:  shall have the meaning set forth in Recital C.

                          CCC/BORROWER AGREEMENT:  that certain agreement
between Borrower and CCC in form and substance satisfactory to Lender, pursuant to which CCC agrees to pay to Borrower, concurrently with CCC's receipt thereof, all sums due CCC under a certain Agreement of Sale dated December 28, 1993, as amended, between J&L and the BCCED, and under the Escrow Agreement executed in connection therewith, each as assigned to CCC.

                          CHIEF EXECUTIVE OFFICER:  the chief executive officer
of Borrower, who shall be an officer of Borrower appointed by Borrower's Board of Directors.

                          CHIEF FINANCIAL OFFICER:  the chief financial officer
of Borrower, who shall be an officer of Borrower appointed by Borrower's Board of Directors.

                          CLOSING:  the disbursement of the Acquisition Advance
under the Term Loan and the making of the initial Advance under the Revolving Loan.

                          CLOSING DATE:  the date of the Closing.

                          CODE:  the Internal Revenue Code of 1986, as amended,
and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                          COLLATERAL:  the Property upon which Lender is
granted the Security Interests, including, without limitation, the Assigned Contracts, all Equipment, Inventory, Accounts, General Intangibles, and Negotiable Collateral of Borrower, the Real Property, leases assigned pursuant to the Mortgage, Borrower Stock and all other real or personal property now owned or hereafter acquired by Borrower, whether tangible or intangible and wherever located, and all proceeds and products thereof and all policies of insurance insuring the same.

                          COLLATERAL ASSIGNMENT OF TRADEMARKS:  a Collateral
Assignment of Trademarks and Security Agreement, pursuant to which, in confirmation of the terms hereof, Borrower grants to Lender a Security Interest in all existing and after-acquired trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, trade name registrations, and trade name applications, patents and patent applications, and the goodwill related thereto, owned by Borrower, as security for the payment and performance of all of Borrower's Obligations.

                          CONTRACTUAL SENIOR DEBT SERVICE:  for any period, the
sum of payments made or required to be made by Borrower during such period for the following: (i) principal and interest due on the Term Loan (but excluding any prepayment under Section 2.9.2 and excluding any repayments of Subsequent Advances prior to the Capital Expenditure Line Borrowing Termination Date);
(ii) fees payable to Lender pursuant to this Loan Agreement; (iii) interest due on the Revolving Loan; and (iv) principal and interest due on any other Permitted Senior Indebtedness.

                          CONTRACTUAL TOTAL DEBT SERVICE:  for any period, the
sum of payments made (or, as to clause (i) of this sentence, required to be made) by Borrower during such period for the following: (i) Contractual Senior Debt Service; (ii) interest payments made on the Senior Subordinated Notes and interest and principal payments made on the State Debt; and (iii) management fees paid to CPT.

                          CONTRIBUTION:  the contribution to Borrower by J&L
Holdings of not less than Six Million Nine Hundred Thousand Dollars ($6,900,000) in cash and all of the assets and properties constituting Brighton (other than the capital stock of Borrower and CCC).

                          CONTRIBUTION DOCUMENTS:  all agreements, documents
and instruments, together with all exhibits, schedules and annexes thereto, pursuant to which the Contribution is effected, including, without limitation, a certain J&L Structural, Inc. Subscription Agreement for Common Stock dated as of the Closing Date executed by J&L Holdings, together with related transfer documents including a certain Bill of Sale dated as the date of the Closing executed by J&L Holdings in favor of the Borrower, a certain Assignment and Assumption Agreement dated as of the date of the Closing Date between J&L Holdings and the Borrower, and a certain Deed dated the date of the Closing executed by J&L Holdings in favor of the Borrower, all as in effect on the date hereof.

                          CONTROLLED GROUP:  all members of a controlled group
of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) and 414(c) of the Code.

                          CPT:  CPT Holdings, Inc., a Minnesota corporation and
the owner of not less than 80.1% of all of the issued and outstanding capital stock of J&L Holdings.

                          DEFAULT RATE:  a per annum rate equal to the Interest
Rate in effect plus four percent (4%).

                          DEMISED PREMISES:  those certain properties located
in Ambridge, Pennsylvania, in which Borrower holds a leasehold estate, all of which shall be encumbered in favor of Lender pursuant to the Mortgage, as more fully described on Exhibit "1.1C" hereto and by this reference made a part hereof.

                          DEPOSIT:  shall mean the amount of $100,000 which was
paid to Lender concurrently with the acceptance by CPT of the Proposal, and which shall be applied toward Lender's out-of-pocket expenses and legal fees pursuant to Section 4.10, with the excess, if any, to be applied toward payment of the Loan Fee.

                          DEPRECIATION:  in respect of any period, all
depreciation on Property taken during such period, as determined in accordance with GAAP.

                          DISBURSEMENT INSTRUCTIONS:  the disbursement
instructions of Borrower with respect to the Acquisition Advance and the Initial Advance of the Revolving Loan set forth on Exhibit "1.1D" hereto.

                          DOCUMENTS:  collectively, the Loan Documents, the
Senior Subordinated Note Documents, the Leases, the Acquisition Documents and the Contribution Documents.

                          ELIGIBLE ACCOUNTS:  those Accounts created by
Borrower in the ordinary course of business that arise out of Borrower's bona fide sale of goods or rendition of services to Account Debtors, each of which Account must strictly comply with all of Borrower's representations and warranties to Lender; provided, however, that standards of eligibility may be fixed and revised from time to time by Lender pursuant to Section 2.2.2. Eligible Accounts shall not include the following:

                          (i)     Accounts which the Account Debtor has failed
to pay within sixty (60) days of due date;

                          (ii)    Accounts with selling terms of more than
sixty (60) days from invoice date;

                          (iii)   Accounts with respect to which the Account
Debtor is an officer, employee, Affiliate, or agent of Borrower.

                          (iv)    Accounts with respect to which goods are not
yet actually sold outright but are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional, or Accounts arising from the leasing of goods;

                          (v)     Accounts with respect to which the Account
Debtor is a resident of any jurisdiction other than the United States of America or Canada unless supported by one or more letters of credit that are assignable and have been delivered to Lender in an amount and of a tenor, and issued by a financial institution, acceptable to Lender;

                          (vi)    Accounts with respect to which the Account
Debtor is the United States of America or any department, agency, or instrumentality of the United States of America; provided that an Account shall not be deemed ineligible by reason of this clause if Borrower has complied, to the satisfaction of Lender, with all requirements necessary under the Federal Assignment of Claims Act of 1940;

                          (vii)   Accounts with respect to which the Account
Debtor is any state of the United States of America or any city, town, municipality or jurisdiction thereof;

                          (viii)  Accounts with respect to which Borrower is or
may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower to the extent that Borrower is or may become so liable;

                          (ix)    Accounts with respect to an Account Debtor
whose total obligations to Borrower, on a consolidated basis, exceed twenty percent (20%) of all Eligible Accounts, to the extent of the obligations of such Account Debtor in excess of such percentage;

                          (x)     Accounts with respect to which the Account
Debtor disputes liability or makes any claim with respect thereto to the extent of such dispute or claim, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                          (xi)    the Account of any Account Debtor which
exceeds a credit limit determined by Lender, in its reasonable discretion, to the extent such Account exceeds such limit;

                          (xii)   Accounts the collection of which Lender
reasonably believes to be doubtful by reason of the Account Debtor's financial condition;

                          (xiii)  Accounts owed by an Account Debtor that has
failed to pay twenty-five percent (25%) or more of the amount of its accounts owed to Borrower within sixty (60) days of the due date of the applicable invoices;

                          (xiv)   Any portion of an Account resulting from the
application of a finance charge or other similar fee imposed as a result of delayed payment;

                          (xv)    Accounts with respect to which payment terms
require cash on delivery; and

                          (xvi)   Accounts with respect to which the face
amount of any individual invoice exceeds $30,000, unless the Company, by documentary evidence of the shipment of the goods subject thereto, satisfies Lender.

                          ELIGIBLE INVENTORY:  Inventory consisting of raw
materials and first quality finished goods held for sale in the ordinary course of the Business that are located at any of Borrower's Facilities (but solely to the extent there is in effect an acceptable Landlord's Consent as to any of such facilities which are leased by Borrower which Inventory must strictly comply with all of Borrower's representations and warranties to Lender; provided, however, that the standards of eligibility may be fixed and revised from time to time by Lender pursuant to Section 2.2.2. Eligible Inventory shall only include products sold in the ordinary course of the Business. Eligible Inventory shall not include obsolete items, spare parts, packaging and shipping materials, supplies used or consumed in the Business, Inventory in transit or, unless instruments or documents satisfactory in form and substance to Lender are entered into in any particular instance, at the premises of third parties (other than any of Borrower's Facilities, to the extent there is in effect an acceptable Landlord's Consent as to such facility) or subject to a security interest or lien in favor of any third party, bill and hold goods, Inventory that is not subject to Lender's perfected Security Interest, returned or defective goods, "seconds", Inventory in the possession of sales representatives, and Inventory acquired on consignment. Eligible Inventory shall be valued at the lower of cost (calculated on a first-in, first-out basis) or at such Inventory's fair market value, and shall exclude any amount representing an inter-company mark-up arising from sales between Affiliates or any prepaid duty or tax.

                          EMPLOYMENT AGREEMENTS:  collectively, the Employment
Agreement dated the Closing Date between Borrower and Howell A. Breedlove, the Employment Agreement dated the Closing Date between Borrower and James E. Howe, and the Employment Agreement dated the Closing Date between Borrower and Carl
A. Snyder.

                          ENVIRONMENTAL CERTIFICATE WITH COVENANTS,
REPRESENTATIONS AND WARRANTIES: an environmental certificate with covenants, representations and warranties executed by Borrower, in form and substance satisfactory to Lender.

                          ENVIRONMENTAL LAWS:  any and all federal, state and
local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section  9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C.
Section  1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
Section  6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Toxic Substances Control Act (14 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7901 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4231 et seq.), the Refuse Act (33 U.S.C. Section 407 et seq.), the Safe Drinking Water Act (42 U.S.C.
Section  300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

                          ENVIRONMENTAL REPORT:  shall mean those reports,
notices, and items described on Exhibit "1.1E" hereto.

                          EQUIPMENT:  all of Borrower's machinery, equipment,
office machinery, supplies, furniture, furnishings, fixtures, conveyors, tools, parts, materials, storage and handling equipment, including, but not limited to, computer equipment and hardware, including central processing units, terminals, drives, memory units, printers, keyboards, screens, peripherals and input or output devices, automotive equipment, trucks, goods (other than consumer goods, farm products or Inventory), motor vehicles, and other equipment of every kind and nature and wherever situated, now or hereafter owned by Borrower or in which Borrower may have any interest (to the extent of such interest), together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, know-how, warranties and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutions for any of the foregoing.

                          ERISA:  the Employee Retirement Income Security Act
of 1974, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

                          ERISA AFFILIATE:  any Person who is a member of a
group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c) and
(m) of the Code.

                          EVENT OF DEFAULT:  any of the Events of Default set
forth in Section 8.1.

                          EXAMINATION FEE:  shall have the meaning set forth in
Section 2.13.4.

                          EXCESS AVAILABILITY:  shall mean, as of the date of
determination thereof, the amount by which the total Advances that Borrower would be permitted to have outstanding, based on the formulas and reserves set forth in Section 2.2.1 of this Loan Agreement, exceeds the sum of the Advances then actually outstanding.

                          EXCESS CASH FLOW:  for any period, Operating Cash
Flow for such period less Contractual Total Debt Service for such period.

                          EXISTING INDEBTEDNESS:  shall have the meaning set
forth in Section 2.15.

                          GAAP:  generally accepted accounting principles as in
effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

                          GENERAL INTANGIBLES:  shall mean all of Borrower's
present and future general intangibles and other personal Property (including without limitation, any and all rights of Borrower to all choses or things in action, tax refund claims, credits, claims, demands, goodwill, licenses, franchise agreements, subscription costs, patents, trade names, trademarks, service marks, the Intellectual Property, copyrights, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal Property (other than those leases subject to the Mortgage), insurance policies, deposits with insurers relating to worker's compensation liabilities, deposit accounts, tax refunds and proprietary rights in any Equipment), other than "Equipment", "Inventory", "Accounts" and "Negotiable Collateral" as each such term is defined in the Uniform Commercial Code, as well as Borrower's books and records of any kind relating to any of the foregoing, and all products and proceeds of the foregoing.

                          GOOD FUNDS:  United States Dollars available to
Lender in federal funds at or before 2:00 p.m. New York, New York time on a Business Day. Funds shall be deemed available to Lender upon receipt by Chemical Bank, in accordance with Section 2.14.

                          GOVERNMENTAL BODY:  any foreign, federal, state,
municipal or other government, any department, commission, board, bureau, agency, public authority instrumentality thereof or any court or arbitrator.

                          HAZARDOUS MATERIALS:  any pollutant (including,
without limitation, petroleum or any portion thereof), hazardous, toxic or dangerous waste, substance or material defined as such in or for purposes of any Environmental Law.

                          INCIPIENT DEFAULT:  any event or condition which,
with the giving of notice or the lapse of time, or both, would become an Event of Default.

                          INDEBTEDNESS:  all liabilities, obligations and
reserves, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) all Indebtedness for Borrowed Money, (ii) all obligations secured by any Lien upon Property owned by Borrower, irrespective of whether such obligation or liability is assumed; (iii) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower, but exclusive of obligations arising as the result of the endorsement by Borrower of checks or other negotiable instruments in the ordinary course of Borrower's business for purposes of depositing such items) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to any Multiemployer Plan other than in respect to the Withdrawal Liability.

                          INDEBTEDNESS FOR BORROWED MONEY:  without
duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrower's Obligations, the Permitted Senior Indebtedness, and any Permitted Subordinated Indebtedness), and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (iii) in respect of Capitalized Leases or for the deferred purchase price of Property (other than trade payables arising in the ordinary course of business that are not represented by promissory notes or by other written evidence other than invoices); or (iv) in respect of obligations under conditional sales or other title retention agreements, and all guaranties of any or all of the foregoing.

                          INITIAL INTEREST RATE CAP AGREEMENT:  an interest
rate cap agreement, in a form, and with a counterparty, acceptable to Lender, pursuant to which $16,500,000 of the total amount of the Term Loan is, during the first two Loan Years, protected against increases in the Prime Rate, to the extent the Prime Rate exceeds 12% per annum.

                          INITIAL TERM:  the period commencing on the Closing
Date and extending through and including the Renewal Date.

                          INSOLVENCY PROCEEDING:  any proceeding commenced by
or against any Person under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                          INTELLECTUAL PROPERTY:  collectively, the Trademarks
and all patents, copyrights, trade secrets, software, etc. of Borrower and the goodwill related thereto.

                          INTEREST RATE:  as the context requires, either
or both of the Term Interest Rate and the Revolving Interest Rate.

                          INVENTORY:   all present and future inventory in
which Borrower has any interest, including, but without limitation, all goods intended for sale, lease or other disposition by Borrower, or to be furnished under a contract of service, and all of Borrower's present and future raw materials, work in process, finished goods, goods consigned to Borrower to the extent of its interest therein as consignee, materials and supplies of any kind, nature or description which are or might be used in connection with the packing, shipping, advertising, selling or finishing of any such goods, all documents of title or documents representing the same, and all records, files and writings with respect to any of the foregoing.

                          INVESTMENT:  shall mean, in any Person by Borrower:

                          (i)     the amount paid or committed to be paid, or
the value of property or services contributed or committed to be contributed, by Borrower for or in connection with the acquisition by Borrower of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

                          (ii)    the amount of any advance, loan or extension
of credit to, or guaranty or other similar obligation with respect to any Indebtedness of such Person by Borrower and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by Borrower.

                          J&L:  shall have the meaning set forth in Recital D.

                          J&L HOLDINGS:  shall have the meaning set forth in
Recital A.

                          LANDLORD'S CONSENT:  collectively, a landlord's
consent, agreement and estoppel certificate, in form and substance satisfactory to Lender, to be delivered to Lender from the landlord of each of the leases which is to be encumbered by Lender pursuant to the Mortgage.

                          LATE CHARGE:  shall have the meaning set forth in
Section 2.7.

                          L/CS:  shall have the meaning set forth in Section
2.3.1.

                          L/C FEE:  shall have the meaning set forth in Section
2.13.6.

                          L/C BANK:  First Interstate Bank of Arizona, N.A., or
another financial institution satisfactory to Lender.

                          L/C OBLIGATIONS:  as at any date, an amount equal to:
(i) the aggregate outstanding amount available for drawing under the L/C(s), as at such date; plus (ii) the aggregate L/C Reimbursement Amounts not paid to Lender or converted into an Advance pursuant to Section 2.3.3.

                          L/C REIMBURSEMENT AGREEMENTS:  shall have the meaning
set forth in Section 2.3.1.

                          L/C REIMBURSEMENT AMOUNTS:  shall have the meaning
set forth in Section 2.3.2.

                          LEASE:  a certain Lease dated the Closing Date,
executed by Fourteenth Street Corporation, as Lessor, and Borrower, as Lessee.

                          LENDER:  shall have the meaning set forth in the
heading of this Loan Agreement.

                          LENDER EXPENSES:  all costs or expenses (including
taxes, photocopying, notarization, telecommunication, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Lender in accordance with the terms of the Loan Documents; documentation filing, recording, publication, periodic Collateral appraisal, environmental audit (conducted subsequent to Closing), and search fees assessed, paid, or incurred by Lender in connection with Lender's transactions with Borrower; reasonable costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise); reasonable charges paid or incurred by Lender resulting from the dishonor of checks; costs and expenses paid or incurred by Lender in accordance with the terms of the Loan Documents to correct any default or to enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, whether or not a sale is consummated; reasonable costs and expenses paid or incurred by Lender in accordance with the terms of the Loan Documents in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents; and Lender's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout", a "restructuring", or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, whether or not suit is brought.

                          LICENSES:  shall have the meaning set forth in the
Collateral Assignment of Patents and Trademarks.

                          LIABILITIES:  shall mean, at any time, the total
liabilities of Borrower, determined in accordance with GAAP.

                          LIEN:  any mortgage, pledge, assignment, lien,
charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease, or other title retention agreement.

                          LOAN:  collectively, the Term Loan and all Advances
made by Lender hereunder.

                          LOAN DOCUMENT(S):  collectively,

                          (i)     Loan Agreement;
                          (ii)    Term Note;
                          (iii)   Revolving Note;
                          (iv)    Mortgage;
                          (v)     Landlord's Consent;
                          (vi)    Non-Disturbance Agreement;
                          (vii)   Stock Pledge Agreement, including blank Stock
                                     Powers and Assignments Apart from
                                     Certificate, executed by J&L Holdings with respect to the shares of Borrower pledged thereby;
                          (viii)  Collateral Assignment of Trademarks;
                          (ix)    Subordination and Intercreditor Agreement;
                          (x)     Bring Along Agreement;
                          (xi)    Management Subordination Agreement;
                          (xii)   Certificate of Chief Financial Officer;
                          (xiii)  Closing Certificate;
                          (xiv)   Solvency Certificate;
                          (xv)    Pay-off Letters;
                          (xvi)   Environmental Certificate with Covenants,
                                     Representations and Warranties;
                          (xvii)  Initial Interest Rate Cap Agreement;
                          (xviii) Uniform Commercial Code financing statements;
                                     and
                          (xviv)  such other instruments and documents as
                                     Lender may require to evidence and
                                     perfect the Security Interests and the
                                     Loan,

and, individually, any one of them. As to each of the foregoing, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements or supplements thereto.

                          LOAN FEE:  shall have the meaning set forth in
Section 2.13.1.

                          LOAN MAINTENANCE FEE:  shall have the meaning set
forth in Section 2.13.5.

                                  LOAN YEAR:  a period from the Closing Date or
any annual anniversary of the Closing Date through the day preceding the immediately succeeding annual anniversary of the Closing Date.

                          MAINTENANCE CAPITAL EXPENDITURES:  shall have the
meaning set forth in Section 7.13.

                          MANAGEMENT AGREEMENT:  that certain Management
Advisory Services Agreement effective as of the Closing Date among CPT, J&L Holdings and Borrower, as in effect on the date hereof.

                          MANAGEMENT EXPENSES:  sums actually expended by CPT
as reasonable and necessary expenses incurred in connection with CPT's performance of duties for which management fees are paid or payable to CPT under the Management Agreement.

                          MANAGEMENT SUBORDINATION AGREEMENT:  that certain
Management Subordination Agreement of even date herewith by and among Lender, Borrower, J&L Holdings and CPT, pursuant to which the payment by Borrower to CPT of all amounts due CPT under or arising out of the Management Agreement (other than amounts due as payment of or reimbursement for Management Expenses) shall be made subject and subordinate to the prior payment in full of Borrower's Obligations, in the manner provided therein.

                          MATURITY DATE:  shall have the meaning set forth in
Section 2.5.

                          MAXIMUM AMOUNT:  at any given time, shall have the
meaning set forth in Section 2.2.3, after giving effect to any elections made by Borrower pursuant thereto.

                          MILL-RELATED ASSETS:  "essential", mill-related
assets (i.e., material components in the portion of the Business relating to the rolling of steel shapes).

                          MILL-RELATED INDEBTEDNESS:  Capitalized Leases
covering Mill-Related Assets and Indebtedness secured by Mill-Related PMSIs, in each case incurred only if, after giving effect thereto: (i) no Incipient Default or Event of Default would exist under this Loan Agreement, including, without limitation, the limit on Capital Expenditures set forth in Section 7.13 would not be breached, (ii) the aggregate outstanding principal amount of such Indebtedness would not at any time exceed $1,500,000, and (iii) such Indebtedness would be financed by Lender; provided, however, that in no event shall this provision or any other provision of the Loan Documents be, or be deemed to be, a commitment on the part of Lender to provide such financing.

                          MILL-RELATED PMSI(S):  purchase money security
interests, conditional sale arrangements and other similar security interests on Mill-Related Assets; provided, however, that:

                          (i)     Each Mill-Related PMSI shall attach only to
the asset or property acquired in such transaction and shall not extend or cover any other assets or properties of Borrower; and

                          (ii)    The Indebtedness secured or covered by any
Mill Related PMSI shall not exceed eighty percent (80%) of the purchase price or cost of the asset or property acquired and shall not be renewed, extended or prepaid from the proceeds of any Advance.

                          MORTGAGE:  that certain Open-End Mortgage, pursuant
to which Borrower shall grant to Lender a first priority lien on and Security Interest in the Real Estate and all improvements thereon, and in the Demised Premises and all improvements thereon. In connection with Borrower's execution and delivery of the Mortgage, Borrower shall provide

Lender with a Landlord's Consent executed by the landlord with respect to the Demised Premises.

                          MULTIEMPLOYER PLAN:  a "multiemployer plan" as
defined in Section 4001(a)(3) of ERISA under which Borrower is an employer.

                          NEGOTIABLE COLLATERAL:  all of Borrower's present and
future letters of credit, notes, drafts, instruments, documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

                          NET INCOME:  shall mean, for any period for which the
amount thereof is to be determined, the net income (net of any losses or expenses) or loss of Borrower, during such period (as determined in accordance with GAAP) after income taxes actually paid, but excluding:

                          (i)     the earnings during such period of any Person
to which the assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have merged, prior to the date of such transaction;

                          (ii)    any extraordinary gain or loss during such
period arising from the sale, exchange or other disposition of capital assets including all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets);

                          (iii)   any gain or loss during such period arising
from the write-up or write-down of any asset; and

                          (iv)    any earnings or gains during such period
resulting from the receipt of any proceeds of any life insurance policy.

                          NOLS:  shall have the meaning set forth in Section
4.28.

                          NON-DISTURBANCE AGREEMENTS:  collectively, a
Non-Disturbance, Subordination and Attornment Agreement to be entered into between Lender and each holder of a monetary encumbrance affecting any portion of the Demised Premises.

                          NON-MILL RELATED ASSETS:  "non-essential" non-mill
related assets such as office furniture, computer equipment, computer software, telephone systems and copier machines, mobile and conveyance equipment and non-mill real estate and improvements thereon.

                          NON-MILL RELATED INDEBTEDNESS:  Capitalized Leases
relating to Non-Mill Related Assets and Indebtedness secured by Non-Mill PMSIs, in each case incurred only if, after giving effect thereto: (i) no Incipient Default or Event of Default would exist under this Loan Agreement, including, without limitation, the limit on Capital Expenditures set forth in Section 7.13 would not be breached, and (ii) the aggregate outstanding principal amount of such Indebtedness would not at any time exceed $1,500,000.

                          NON-MILL RELATED PMSI(S):  purchase money security
interests, conditional sale arrangements and other similar security interests on Non-Mill Related Equipment; provided, however, that:

                          (i)     Each Non-Mill Related PMSI shall attach only
to the asset or property acquired in such transaction and shall not extend or cover any other assets or properties of Borrower; and

                          (ii)    The Indebtedness secured or covered by any
Non-Mill Related PMSI shall not exceed eighty percent (80%) of the purchase price or cost of the asset or property acquired and shall not be renewed, extended or prepaid from the proceeds of any Advance.

                          OPERATING AGREEMENT:  any site lease, license,
equipment lease, collective bargaining agreement, servicing agreement, service mark, trademark, permit, Governmental Body approval or other agreement of material importance relating to the operation of the Business.

                          OPERATING CASH FLOW:  for any period, Borrower's Net
Income plus each of the following items, to the extent deducted from the revenues of Borrower in the calculation of Net Income for such period: (i) Depreciation; (ii) amortization and other non-cash charges; (iii) interest expense incurred and fees paid to Lender pursuant to this Loan Agreement; (iv) total federal and state income tax expense determined as the accrued liability of Borrower in respect of such period, regardless of what portion of such expense has actually been paid by Borrower during such period; (v) loss on the sale of property, plant or equipment; and (vi) all management fees paid to CPT pursuant to the Management Agreement and in compliance with the terms of the Management Subordination Agreement; and after deduction for each of (A) federal and state income taxes, to the extent actually paid during such period; (B) all non-cash income items recognized; (C) gain on the sale of property, plant or equipment; and (D) all Maintenance Capital Expenditures paid by Borrower.

                          OVERADVANCE:  shall have the meaning set forth in
Section 2.2.6.

                          PAY-OFF LETTER:  a pay-off letter from the holder of
Existing Indebtedness, in form and substance satisfactory to Lender.

                          PBGC:  the Pension Benefit Guaranty Corporation or
any Governmental Body succeeding to the functions thereof.

                          PERMITTED LIENS:  any of the following Liens:

                          (i)     the Security Interests;

                          (ii)    the Permitted Senior Indebtedness Liens;

                          (iii)   Liens for taxes or assessments, judgments
that are bonded or stayed pending appeal and similar charges, which either are
(A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside reserves on its books which are reasonably satisfactory to Lender;

                          (iv)    statutory and common law Liens, such as
mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business or the repayment of such obligations is otherwise secured in a manner satisfactory to Lender;

                          (v)     zoning ordinances and, to the extent
acceptable to Lender, easements, licenses, reservations, provisions, covenants, conditions and other title exceptions;

                          (vi)    Liens to secure payment of insurance premiums
(A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old age pensions or other social security programs; and

                          (vii)   Subordinated Indebtedness Liens.

                          PERMITTED PRIOR LIENS:

                          (i)     the Permitted Liens described in clauses (ii)
of the definition of Permitted Liens;

                          (ii)    the Permitted Liens described in clauses
(iii) and (iv) of such definition that are accorded priority to the Security Interests by law; and

                          (iii)   the Permitted Liens described in clauses (v)
and (vi) of such definition, subject to the limitations set forth therein.

                          PERMITTED SENIOR INDEBTEDNESS:  shall mean (i)
Non-Mill Related Indebtedness and (i) Mill Related Indebtedness.

                          PERMITTED SENIOR INDEBTEDNESS LIENS:  shall mean (i)
Non-Mill Related PMSIs, (ii) Mill Related PMSIs and (iii) the interests of the lessor under any Capitalized Lease permitted to exist hereunder.

                          PERMITTED SUBORDINATED INDEBTEDNESS: shall mean (i)
the Indebtedness evidenced by the Senior Subordinated Notes, (ii) management fees payable to CPT pursuant to the Management Agreement; and (iii) State Debt.

                          PERSON:  any individual, firm, corporation, business
enterprise, trust, association, joint venture, partnership, limited liability company, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

                          PLAN:  any employee pension benefit plan subject to
Title IV of ERISA, established or maintained by Borrower, or any such Plan to which Borrower is required to contribute on behalf of any of its employees.

                          PNC:  PNC Bank, National Association.

                          PREPAYMENT PREMIUM:  shall have the meaning set forth
in subsection 2.9.1(b).

                          PRIME RATE:  that rate of interest announced publicly
by Citibank, N.A., New York, New York, as its base borrowing rate, as it exists from time to time, notwithstanding the fact that some persons may borrow money at less than the Prime Rate.

                          PROPERTY:  all types of real, personal or mixed
property and all types of tangible or intangible property.

                          PROPOSAL:  that certain proposal letter of Lender
dated February 3, 1995 addressed to CPT.

                          QUALIFIED DEPOSITORY:  a member bank of the Federal
Reserve System having a combined capital and surplus of at least $100,000,000.

                          REAL ESTATE:  all real estate and improvements
located thereon owned by Borrower, all of which shall constitute a portion of the Collateral and which shall be encumbered by the Mortgage, specifically being those certain parcels located in Aliquippa, Pennsylvania and Beaver Falls, Pennsylvania, as legally described on Exhibit "1.1C" hereto and by this reference made a part hereof.

                          REAL PROPERTY:  collectively, the Demised Premises
and the Real Estate.

                          RELATED PERSON:  as to any Person, any trade,
business or other entity, whether or not incorporated, which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

                          RENEWAL DATE:  shall have the meaning set forth in
Section 2.6.

                          RENEWAL FEE:  shall have the meaning set forth in
Section 2.13.2.

                          REPURCHASE AGREEMENT:  that certain Repurchase
Agreement dated as of the Closing Date by and among Borrower, CPT and certain holders listed therein, as in effect on the date hereof.

                          REVOLVING INTEREST RATE:  the Revolving Loan shall
bear interest at a variable rate per annum, equal to the Prime Rate plus one and one-half percent (1.50%). Changes in the Prime Rate shall take effect in the Revolving Interest Rate immediately.

                          REVOLVING LOAN:  the loan provided in Section 2.2.

                          REVOLVING LOAN TERMINATION FEE:  shall have the
meaning set forth in Section 2.10.1(b).

                          REVOLVING NOTE:  that certain Multiple Advance Note,
dated the Closing Date, in an aggregate amount of up to $15,000,000, which shall evidence the Revolving Loan.

                          SECURITIES ACT:  the Securities Act of 1933, as
amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

                          SECURITY INTERESTS:  the Liens in the Collateral
granted to Lender pursuant to certain of the Loan Documents.

                          SELLER(S):  shall have the meaning set forth in
Recital A.

                          SENIOR SUBORDINATED NOTES:  shall mean collectively
Borrower's 13% Senior Subordinated Secured Notes dated the Closing Date in the aggregate principal amount of $23,000,000.

                          SENIOR SUBORDINATED NOTE DOCUMENTS:  shall mean
collectively the Note and Warrant Purchase Agreement dated as of the Closing Date by and among Borrower and the Subordinated Lenders, the Common Stock Purchase Warrants issued thereunder, the Senior Subordinated Notes, the Repurchase Agreement dated as of the Closing Date among Borrower, CPT and certain holders named therein, the Management Subordination Agreement dated the Closing Date by and among the Borrower, J&L Holdings, CPT and the Subordinated Lenders, the Pledge Agreement dated the Closing Date by and between J&L Holdings and the Subordinated Lenders, the Collateral Assignments of Trademarks and Security Agreement dated the Closing Date by and between the Borrower and the Subordinated Lenders, the Open-End Mortgage dated the Closing Date executed by the Borrower in favor of the Subordinated Lenders, and all agreements, documents and instruments executed and/or delivered in connection therewith, all as in effect on the date hereof.

                          SHAREHOLDER(S):  collectively, Howell A. Breedlove,
James E. Howe and Carl A. Snyder, and individually, any one of them.

                          SOLVENCY CERTIFICATE:  a solvency certificate
executed by Borrower in form and substance satisfactory to Lender.

                          SOLVENT:  shall mean, when used with respect to any
Person, that as of the date as to which the Person's solvency is to be measured:

                          (i)     the fair saleable value of its assets is in
excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and matured;

                          (ii)    it has sufficient capital to conduct its
business; and

                          (iii)   it is able to meet its debts as they mature.

                          SPECIAL DEPOSIT ACCOUNT AGREEMENT(S):  those certain
agreements, in form and substance satisfactory to Lender, by and among Lender, Borrower and the Agent Bank pursuant to which the Blocked Account(s) are established.

                          STATE DEBT:  Indebtedness of Borrower to Pennsylvania
municipalities or state agencies incurred subsequent to the Closing only if:
(i) after giving effect thereto, no Incipient Default or Event of Default would exist under this Loan Agreement, (ii) after giving effect thereto, the aggregate principal amount of such Indebtedness would not exceed $2,500,000,
(iii) such Indebtedness, and the Liens securing such Indebtedness, would be subject and subordinate to the Borrower's Obligations and the Security Interests pursuant to one or more subordination and intercreditor agreements executed in favor of Lender and in form and substance satisfactory to Lender (each, a "STATE SUBORDINATION AGREEMENT"); and (vi) the proceeds of such Indebtedness would be used to reimburse Borrower for funds expended in connection with the purchase and installation of a reheat furnace and related projects.

                          STATE SUBORDINATION AGREEMENT:  shall have the
meaning set forth in the definition of State Debt in this Article 1.

                          STOCK PLEDGE AGREEMENT:  that certain Stock Pledge
Agreement of even date herewith by and between Lender and J&L Holdings whereby J&L Holdings pledges all of the issued and outstanding stock of Borrower to Lender.

                          SUBORDINATED INDEBTEDNESS LIENS:  Liens securing the
Indebtedness under the Senior Subordinated Notes subject to the terms of the Subordination and Intercreditor Agreement and Liens securing the State Debt subject to the terms of the State Subordination Agreement(s).

                          SUBORDINATED LENDERS:  collectively, The Paul Revere
Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company and Rhode Island Hospital Trust National Bank, as trustee for The Textron Collective Investment Trust.

                          SUBORDINATION AND INTERCREDITOR AGREEMENT:  that
certain Subordination and Intercreditor Agreement dated the Closing Date by and among Lender,

Borrower and Subordinated Lenders pursuant to which the payment by Borrower to Subordinated Lenders of any amounts due Subordinated Lenders in respect of the Senior Subordinated Note Documents and the collateral security therefor, shall be made subject and subordinate to the prior payment in full of Borrower's Obligations, and to the Security Interests, to the extent and in the manner provided therein.

                          SUBSEQUENT ADVANCE AMOUNT:  that portion of the Term
Loan, in the aggregate principal amount of up to $3,000,000, which shall be made available to Borrower following the Closing, in accordance with the terms and conditions set forth in Section 2.1.5.

                          SUBSEQUENT ADVANCES:  shall mean any portion of the
Capital Expenditure Line made available to Borrower pursuant to Section 2.1.5 or, when stated in the singular, any individual disbursement under the Capital Expenditure Line.

                          SUBSIDIARIES:  shall mean, collectively, any
subsidiary corporations organized by Borrower in the future, whether under the laws of the United States of America, any state thereof, or any foreign country or subdivision thereof, with respect to which Borrower owns not less than 51% of the issued and outstanding equity interests in such entity.

                          SUNDERLAND:  Sunderland Industrial Holdings
Corporation, a Delaware corporation.

                          TANGIBLE ASSETS:  shall mean, at any time, the total
assets of Borrower determined in accordance with GAAP excluding deferred assets, patents, copyrights, trademarks, goodwill and other General Intangibles and Investments.

                          TANGIBLE NET WORTH:  shall mean, at any time,
Tangible Assets minus Liabilities.

                          TAX SHARING AGREEMENT:  shall have the meaning set
forth in Section 4.29.

                          TCI:  shall have the meaning set forth in Recital D.

                          TERM INTEREST RATE:  the Term Loan shall bear
interest at a variable rate per annum, equal to the Prime Rate plus two percent (2%). Changes in the Prime Rate shall take effect in the Term Interest Rate immediately.

                          TERM LOAN:  the term loan made by Lender to Borrower
pursuant to the terms and subject to the conditions of this Loan Agreement, as evidenced by the Term Note.

                          TERM NOTE:  that certain promissory note, dated the
Closing Date, in an original aggregate principal amount of $25,000,000, delivered by Borrower in favor of Lender, which shall evidence the Term Loan.

                          TITLE POLICIES:  shall have the meaning set forth in
Section 4.18.

                          TRADEMARKS:  shall have the meaning set forth in the
Collateral Assignment of Trademarks.

                          UNUSED LINE FEE:  shall have the meaning set forth in
Section 2.13.3.

                          WARRANTS:  the Common Stock Purchase Warrants issued
by Borrower pursuant to the Senior Subordinated Note Documents, and all Warrants issued in exchange therefor or replacement thereof.

                          WITHDRAWAL LIABILITY:  the liability of Borrower
referred to in the Notice and Demand for Payment of Withdrawal Liability, dated January 23, 1995 addressed to CPT from the Industrial & Allied Employees Union Local No. 73 Pension Plan.

                 1.2 TIME PERIODS. In this Loan Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including", (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through" "end of" and "expiration" each mean "through and including". Unless otherwise specified, all references in this Loan Agreement and the other Loan Documents to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter, and (iii) a "year" shall be deemed to refer to a calendar year.

                 1.3 ACCOUNTING TERMS AND DETERMINATIONS. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered pursuant hereto shall be prepared, in accordance with GAAP.

                 1.4 REFERENCES. All references in this Loan Agreement to "Article", "Section", "subsection", "subparagraph", "clause" or "Exhibit", unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement. All of the schedules and exhibits attached to this Loan Agreement shall be deemed incorporated herein by reference.

                 1.5 LENDER'S DISCRETION. Whenever the terms "satisfactory to Lender", "determined by Lender", "acceptable to Lender", "consent of Lender", "Lender shall elect", "Lender shall request" or similar terms are used in the Loan Documents, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to or requested by, as applicable, Lender in its sole and unlimited discretion.

                 1.6      BORROWER'S KNOWLEDGE.  Any statements,
representations or warranties that are based upon the knowledge of Borrower shall be deemed to have been made after such due inquiry by Borrower as is reasonable under the circumstances existing at the time of the making of such inquiry and at the time of the making of such statement, representation or warranty with respect to the matter in question.


         ARTICLE 2.    LOAN AND TERMS OF PAYMENT

                 2.1      TERM LOAN.

                          2.1.1   TERM LOAN.  Lender agrees, on the terms and
conditions hereinafter set forth, to extend a term loan to Borrower in the aggregate principal amount of $25,000,000, including the Subsequent Advance Amount available under the Capital Expenditure Line. The Term Loan shall be evidenced by the Term Note in favor of Lender, executed by Borrower and delivered to Lender on the date hereof.

                          2.1.2   REBORROWING.  Except as permitted under
Section 2.1.5, Borrower shall not be entitled to reborrow any portion of the principal balance of the Term Loan that is repaid or prepaid.

                          2.1.3   DISBURSEMENT OF TERM LOAN ON CLOSING DATE.
On the Closing Date, provided no Incipient Default or Event of Default shall exist and all of the terms and conditions set forth in Article 4 shall have been satisfied, Lender shall loan the Acquisition Advance, the proceeds of which shall be disbursed in accordance with the instructions set forth on the Disbursement Instructions.

                          2.1.4   NOTIFICATION OF CLOSING.  Borrower shall have
provided Lender with at least forty-eight (48) hours prior written notice of the Closing, to enable Lender to arrange for the availability of funds. In the event the Closing does not take place on the date specified by Borrower to Lender through no fault of Lender, Borrower shall reimburse Lender for Lender's costs to maintain the necessary funds available for the Closing, at the rate of two percent (2%) per annum on the amount of the Acquisition Advance, for the number of days which elapse between the date specified in Borrower's notice and the date upon which the Closing actually occurs (which number of days shall not include the date specified in Borrower's notice, but shall include the Closing
Date).

                          2.1.5   CAPITAL EXPENDITURE LINE - BORROWING.  The
Capital Expenditure Line shall be made available to Borrower during the period commencing on the Closing and ending on the Capital Expenditure Line Borrowing Termination Date in one or more revolving Subsequent Advances, subject to the following terms and conditions: (i) no Subsequent Advances shall be made which, after giving effect thereto, would cause the aggregate principal amount of all Subsequent Advances then outstanding to exceed Three Million ($3,000,000) Dollars; (ii) no Incipient Default or Event of Default shall then exist or would exist after giving effect to the proposed Subsequent Advance;
(iii) each Subsequent Advance shall be applied by Borrower to finance Capital Expenditures for the expansion, improvement and/or replacement of Borrower's United States facilities; (iv) Borrower shall have notified Lender in writing not less than fifteen (15) days prior to the date upon which the proposed Subsequent Advance is to be made, specifying the amount of such advance and the Capital Expenditure to be financed thereby; (v) each Subsequent Advance (other than a Subsequent Advance which, after giving effect thereto, would cause the aggregate of all Subsequent Advances to equal $3,000,000) shall be in the amount of at least $100,000; (vi) Lender shall have received bills, invoices, purchase orders or other documents satisfactory to Lender relating to the proposed Capital Expenditure; (vii) Lender shall be satisfied that it will receive concurrently with the funding of such proposed Subsequent Advance a purchase money security interest in the Capital Expenditure being financed by the Subsequent Advance; (viii) Lender shall be reasonably satisfied with the cost benefit analysis relating to the proposed Capital Expenditure provided by Borrower, or with Borrower's other justification for the proposed acquisition;
(ix) the amount of the advance shall not exceed eighty percent (80%) of the purchase price or cost of the Capital Expenditures proposed to be purchased; and (x) Lender shall have no obligation to fund any Subsequent Advances after the Capital Expenditure Line Borrowing Termination Date. Lender reserves the right, at its discretion, to make any Subsequent Advance by funding directly to the seller of the Capital Expenditure being financed, and to require the filing of a UCC-1 financing statement prior to such funding, if Lender deems such to be necessary or appropriate in order to assure itself of a purchase money security interest in the Capital Expenditure item. Borrower may, subject to the terms and conditions hereof, repay and prepay the Subsequent Advances, in whole at any time and in part from time to time. Any amounts so prepaid shall be in increments of not less than $100,000 and (I) may, if repaid at any time prior to the Capital Expenditure Line Borrowing Termination Date, be reborrowed hereunder, and (II) shall, if prepaid thereafter, be subject to the provisions of Section 2.9

                 2.2      REVOLVING LOAN.

                          2.2.1   REVOLVING ADVANCES.  Subject to the terms and
conditions of this Loan Agreement, and so long as no Event of Default or Incipient Default has occurred and is continuing, Lender agrees to make revolving Advances (collectively, the "REVOLVING LOAN") to Borrower in an aggregate principal amount not to exceed the lesser of (x) the Maximum Amount and (y) the Borrowing Base; provided, however, that the aggregate principal amount of all Advances made by Lender to Borrower shall not exceed the Maximum
Amount.   The Revolving Loan shall be evidenced by and repaid pursuant to the
Revolving Note in favor of Lender, executed by Borrower and delivered to Lender on the date hereof.

                          2.2.2   REDUCTION IN ADVANCE RATES; REVISION IN
ELIGIBILITY STANDARDS.  Notwithstanding anything to the contrary contained in
Section 2.2.1 or in the definitions of Borrowing Base, Eligible Accounts and Eligible Inventory to the contrary, Lender may, in its reasonable discretion, reduce the advance rates applicable to Eligible Accounts and Eligible Inventory set forth in the definition of Borrowing Base, and modify the standards for eligibility of Accounts and Inventory set forth in the definitions of Eligible Accounts and Eligible Inventory. In exercising its rights pursuant to this
Section 2.2.2, Lender acknowledges that the advance rates specified in the definition of Borrowing Base, and the standards for eligibility set forth in the definitions of Eligible Accounts and Eligible Inventory were negotiated for by Borrower and constituted a material element of Borrower's decision to borrow the Revolving Loan from Lender. Borrower acknowledges that the flexibility inherent in this Section 2.2.2 was of material importance to Lender with respect to Lender's willingness to agree to the advance rates specified in the definition of Borrowing Base and to the standards for eligibility set forth in the definitions of Eligible Accounts and Eligible Inventory for the duration of the Initial Term.

                          2.2.3   MAXIMUM BORROWINGS.  Borrower acknowledges
that Lender is not obligated to permit Borrower's Obligations under the Revolving Loan, at any time, to exceed the principal amount of Fifteen Million ($15,000,000) Dollars. The term "Maximum Amount" shall initially mean the maximum principal indebtedness permitted under the Revolving Loan of $15,000,000 as of the Closing. If Borrower's Obligations in respect of the Revolving Loan exceeds the Maximum Amount or any other limitation herein set forth, all Borrower's Obligations or liabilities shall nevertheless constitute Obligations under this Loan Agreement, shall be entitled to the benefit of all security and protection under this Loan Agreement and the other Loan Documents, and such excess shall be paid immediately upon demand. The above provisions and certain other provisions of this Loan Agreement are intended to set forth the manner of computation of certain limitations of the amounts which Lender may loan or Advance to Borrower, but the Security Interests, Liens or Mortgages granted to Lender in any Collateral shall not in any way be limited by any such provision or by the type or types of Collateral utilized in making any such computation.

                          2.2.4   AUTHORIZATION; DEPOSIT ACCOUNT.  Lender is
authorized to make Advances under this Loan Agreement based upon telephonic or other instructions received from anyone Lender reasonably believes to be an Authorized Officer of Borrower or, without instructions, if in Lender's discretion such Advances are necessary to meet Borrower's Obligations.
Borrower agrees to establish and maintain a single designated deposit account for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to such designated deposit account. The proceeds of the Advances made under this
Section 2.2 shall be used by Borrower, consistent with this Loan Agreement. Subject to Section 2.10, amounts borrowed pursuant to this Section 2.2 may be repaid and, so long as no Incipient Default or Event of Default has occurred and is continuing, reborrowed at any time during the term of this Loan Agreement.

                          2.2.5   MANNER OF BORROWING; REAFFIRMATION OF
REPRESENTATIONS AND WARRANTIES; NO DEFAULT. Borrower shall notify Lender not later than 12:00 noon New York, New York time, on any Business Day upon which an Advance is requested to be made. Borrower shall deliver to Lender a request for an Advance specifying the amount and the requested date of such Advance, which shall be a Business Day. Each Advance shall be in a minimum amount of $5,000 and integral multiples of $1,000 in excess of that amount. Each request by Borrower for an Advance shall be deemed to constitute an affirmation by Borrower that:

                          (i)     each of the representations and warranties
made by Borrower in the most recent Borrowing Base Certificate, Article 5 of this Loan Agreement and in each of





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
the other Loan Documents (after taking into account and giving effect to all notices or reports provided to Lender subsequent to the Closing Date, to the extent such notices qualify or otherwise update matters addressed by such representations and warranties, but excluding representations and warranties contained in Section 5.10 to the extent any such representations or warranties relate to pro forma balance sheets, financial statements, or projections as to which Borrower is not required to deliver updated information) is true and correct in all material respects as of the date of the request, and, as of the date of such request, there does not exist any fact or condition known to Borrower which Borrower is obligated, under the terms of this Loan Agreement or any of the Loan Documents, to disclose to Lender which has not been so disclosed or which is necessary to be disclosed in order to make the statements contained herein or in the other Loan Documents not misleading; and

                          (ii)    no Incipient Default or Event of Default has
occurred or would result from the making of an Advance.

                          2.2.6   BORROWER'S OVERADVANCES.  If, at any time or
for any reason, the amount of Borrower's Obligations pursuant to this Section
2.2 is greater than the amount permitted to be outstanding pursuant to this
Section 2.2.1 (an "OVERADVANCE"), Borrower shall immediately pay to Lender, in cash, the amount of such excess. All Overadvances shall constitute a portion of Borrower's Obligations and shall be secured by the Security Interests.

                 2.3      LETTERS OF CREDIT.

                          2.3.1   ISSUANCE OF LETTERS OF CREDIT.   Lender
shall, subject to the terms and conditions of this Loan Agreement, at the request of Borrower at any time and from time to time prior to the termination of the Revolving Loan, cause the L/C Bank to issue for the account of Lender in support of certain obligations of Borrower, one or more standby letters of credit, as may be requested from time to time by Borrower, available against sight drafts and payable at sight, to beneficiaries to be designated by Borrower (each an "L/C" and collectively, the "L/CS"). The L/Cs shall be in form and substance satisfactory to the L/C Bank and Lender and shall provide that drafts drawn thereunder must be presented to the L/C Bank on or prior to the expiration date thereof. The L/Cs shall be issued by the L/C Bank pursuant to reimbursement agreements in form and substance satisfactory to the L/C Bank and Lender (each, an "L/C REIMBURSEMENT AGREEMENT" and collectively, the "L/C REIMBURSEMENT AGREEMENTS"). The aggregate amount of all outstanding L/C Obligations shall not exceed $500,000 and shall be reserved against the availability of the Revolving Loan.

                          2.3.2   REIMBURSEMENT.  Pursuant to the L/C
Reimbursement Agreements, Lender shall agree to reimburse the L/C Bank in full for any amounts drawn under any L/C and all interest, fees, and other charges payable with respect thereto and shall agree to indemnify the L/C Bank against any loss, costs, claims, expenses and liabilities incurred by the L/C Bank in connection with the issuance of an L/C (all such amounts paid by Lender pursuant to this Section 2.3.2 are hereinafter referred to as the "L/C REIMBURSEMENT AMOUNTS").

                          2.3.3   PAYMENT OF L/C REIMBURSEMENT AMOUNTS.
Borrower shall pay to Lender in Good Funds immediately upon demand therefor any L/C Reimbursement Amount incurred by Lender, and any amount thereof not paid when due shall bear interest at the Default Rate; provided, however, that so long as the Revolving Loan remains outstanding, Borrower hereby irrevocably authorizes and directs Lender concurrently with the incurrence by Lender of any L/C Reimbursement Amount to make an Advance under the Revolving Loan in a principal amount equal to such L/C Reimbursement Amount and to apply the proceeds of such Advance directly to the payment of such L/C Reimbursement Amount without first disbursing such proceeds to Borrower.

                          2.3.4   INDEMNIFICATION.  Without limiting the
foregoing, Borrower hereby agrees to protect, indemnify and hold Lender harmless from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, reasonable counsel fees and other expenses which Lender may, at any time incur by reason of or in consequence of or arising out of the issuance of any L/C or the execution, delivery or performance by Lender of the L/C Reimbursement Agreements.

                 2.4      INTEREST.

                          2.4.1   TERM INTEREST RATE.  Except as provided in
Section 2.8, Borrower's Obligations with respect to the Term Loan shall bear interest at the Term Interest Rate.

                          2.4.2   REVOLVING INTEREST RATE.  Except as provided
in Section 2.8, Borrower's Obligations with respect to the Revolving Loan shall bear interest at the Revolving Interest Rate.

                          2.4.3   INTEREST COMPUTATION AND PAYMENT.  Interest
shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. Interest on the Loan shall be payable monthly in arrears on the first Business Day of each month, commencing May 1, 1995.

                          2.4.4   MAXIMUM INTEREST.  Notwithstanding any
provision to the contrary herein contained, Lender shall not collect a rate of interest on any obligation or liability due and owing by Borrower to Lender in excess of the maximum contract rate of interest permitted by applicable law. Lender and Borrower have agreed that the interest laws of the State of Arizona shall govern the relationship between them, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay, nunc pro tunc, to Lender only such interest as then shall be permitted by the laws of the state found to govern the contract relationship between Lender and Borrower. All interest found in excess of that rate of interest allowed and collected by Lender shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

                 2.5      PAYMENT OF PRINCIPAL ON TERM LOAN.

                          2.5.1   ACQUISITION ADVANCE.  The principal balance
of the Acquisition Advance shall be paid in sixty-nine (69) consecutive monthly installments on the first Business Day of each month commencing on the first Business Day of the fourth calendar month following the Closing. The first sixty-eight (68) installments shall be in the amounts set forth on Exhibit "2.5.1" hereto. Any remaining principal and any other sums due and owing pursuant to the Loan Documents in respect of the Acquisition Advance, plus accrued and unpaid interest thereon shall be due and payable, together with the sixty-ninth (69th) installment on the first Business Day of the seventy-second
(72nd) month following the Closing (the "MATURITY DATE").

                          2.5.2   CAPITAL EXPENDITURE LINE.  Borrower shall pay
to Lender the principal amount of all Subsequent Advances made by Lender outstanding on the Capital Expenditure Line Borrowing Termination Date in consecutive monthly installments commencing on the first Business Day of the first month following the Capital Expenditure Line Borrowing Termination Date and continuing on the first Business Day of each month thereafter, with the amount of each such installment to equal 1/36th of the principal amount of all Subsequent Advances outstanding on the Capital Expenditure Line Borrowing Termination Date. Any remaining principal and any other sums due and owing pursuant to the Loan Documents in respect of the Subsequent Advances, plus accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

                 2.6 REVOLVING LOAN TERM; RENEWAL. The Revolving Loan shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on the date (the "RENEWAL DATE") that is five (5) years from the Closing Date. The Revolving Loan may be renewed for one (1) successive one (1) year period thereafter, at the sole discretion of Lender. The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Loan Agreement immediately and without notice upon the occurrence of an Event of Default.

                 2.7 LATE CHARGES. If a payment of principal or interest to be made pursuant to this Loan Agreement becomes past due for a period in excess of five (5) days, Borrower shall pay on demand to Lender a late charge of two percent (2%) of the amount of such overdue payment (the "LATE CHARGE").

                 2.8 DEFAULT RATE. Following the occurrence of an Event of Default, Borrower's Obligations shall bear interest at the Default Rate.

                 2.9      PREPAYMENT OF THE TERM LOAN.

                          2.9.1   VOLUNTARY PREPAYMENT.  Borrower may
voluntarily prepay the principal balance of the Term Loan in whole, but (except as provided in Section 2.9.3 and except for repayments of Subsequent Advances prior to the Capital Expenditure Line Borrowing Termination Date) not in part, at any time, subject to the following conditions:

                          (a)     not less than thirty (30) days prior to the
date upon which Borrower desires to make such prepayment, Borrower shall deliver to Lender written notice of its intention to prepay, which notice shall be irrevocable and state the prepayment date; and

                          (b)     Borrower shall pay to Lender, concurrently
with such prepayment, (i) a prepayment premium (the "PREPAYMENT PREMIUM") equal to three percent (3%) of the amount prepaid; (ii) accrued and unpaid interest through the date of such prepayment on the principal balance being prepaid; and
(iii) any and all of the other Borrower's Obligations then due which remain unpaid, including without limitation, all Lender Expenses and all fees payable in accordance with Section 2.13.

All of the foregoing amounts, including without limitation the Prepayment Premium, shall continue to be secured by all of the Collateral until paid in full. Repayments of Subsequent Advances prior to the Capital Expenditure Line Borrowing Termination Date shall not, unless made together with a prepayment in full of the Acquisition Advance and a concurrent termination of the Revolving Loan, be deemed a prepayment of the Term Loan and shall not be subject to the Prepayment Premium.

                          2.9.2   EXCESS CASH FLOW PREPAYMENTS.  Within thirty
(30) days after the receipt by Lender of the financial statements described in
Section 6.3.2 for any year beginning with Borrower's fiscal year ending June 30, 1995, Lender may deliver a notice to Borrower requiring Borrower to repay a portion of the Term Loan in an amount up to fifty percent (50%) of Excess Cash Flow for such year. Any prepayments required under this Section 2.9.2 are strictly at the sole option of Lender; provided, however, that the amount of such payment shall be reduced, or such payment shall not be made, as the case may be, to the extent necessary to result, after giving effect to such payment, in Borrower's Excess Availability not being less than $1,500,000.

                          2.9.3   NO PREPAYMENT PREMIUM.  No Prepayment Premium
shall be payable with respect to any prepayment received by Lender (i) pursuant to Section 2.9.2, (ii) resulting from the application by Lender of insurance or condemnation proceeds arising from the Collateral, (iii) arising as the result of the application of any proceeds from the sale or disposition of any Collateral with respect to which such proceeds are not applied to the purchase of replacement or substitute Collateral pursuant to Section 7.8, (iv) arising as a result of a partial prepayment made after the first thirteen (13) months following the Closing with the proceeds of an initial public offering of equity securities by J&L Holdings or a secondary offering by CPT, or (v) arising as a result of a prepayment in full of the Loan (and concurrent termination of the Revolving Loan) made after the first thirteen (13) months following the Closing with the proceeds of an initial public offering of equity securities by J&L Holdings or a secondary offering by CPT or with the proceeds of Indebtedness to an institutional lender, or a combination thereof.

                          2.9.4   INVOLUNTARY PREPAYMENT.  Any payment of the
principal balance received by Lender resulting from the exercise by Lender of any remedy available to Lender subsequent to the occurrence of an Event of Default and the acceleration of Borrower's

Obligations shall be deemed to be a prepayment subject to the provision of this
Section 2.9, and the applicable Prepayment Premium (calculated in accordance with subsection 2.9.1(b)) and any other payment required under subsection 2.9.1(b) shall be payable on demand with respect to such payment.

                          2.9.5   EARLY TERMINATION OF REVOLVING LOAN.  In the
event the Revolving Loan is terminated prior to the expiration of the Initial Term, the entire balance owing with respect to the Term Loan, including, without limitation, all accrued interest thereon, any and all other sums then due to Lender with respect to the Revolving Loan and the Term Loan, and any Prepayment Premium determined in accordance with Section 2.9.1, shall, at the option of Lender, be simultaneously due and payable, and the Capital Expenditure Line terminated, and all of the foregoing amounts shall continue to be secured by all of the Collateral until paid in full.

                          2.10    TERMINATION OF REVOLVING LOAN.

                          2.10.1  REVOLVING LOAN EARLY TERMINATION.  Borrower
may voluntarily terminate the Revolving Loan, at any time, subject to the following conditions:

                          (a)     not less than thirty (30) days prior to the
date upon which Borrower desires to terminate the Revolving Loan, Borrower shall deliver to Lender written notice of its intention to terminate, which notice shall be irrevocable and shall state the termination date; and

                          (b)     Borrower shall pay to Lender, on the
termination date stated in Borrower's notice of termination: (i) a termination fee (the "REVOLVING LOAN TERMINATION FEE"), in order to compensate Lender for its reliance expenses and loss of anticipated profits, which the parties hereto agree are not susceptible of accurate estimation, equal to three percent (3%) of the Average Daily Outstandings calculated based on the 360 days immediately preceding the effective date of the termination of the Revolving Loan; (ii) accrued and unpaid interest through the date of such termination on the outstanding amount under the Revolving Loan; and (iii) any and all of the other Borrower's Obligations then due which remain unpaid, including, without limitation, all Lender Expenses and all fees payable in accordance with Section 2.13.

                          2.10.2   EFFECT OF REVOLVING LOAN TERMINATION.  On
the date of termination of the Revolving Loan, all of Borrower's Obligations (including (if the termination of the Revolving Loan is an early termination under Section 2.10.1), without limitation, at Lender's option, the Term Loan, all accrued interest thereon, and any and all other sums then due to Lender with respect to the Term Loan, including without limitation a Prepayment Premium determined in accordance with Section 2.9.1 of this Loan Agreement), shall become immediately due and payable without notice or demand. No termination of the Revolving Loan, however, shall relieve or discharge Borrower of Borrower's duties, Borrower's Obligations, or covenants hereunder, and Lender's continuing Security Interest in the Collateral and the Assigned Contracts shall remain in effect until all of Borrower's Obligations have been fully discharged and Lender's obligation to provide Advances hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 2.10.1(a) but fails to pay in full all of Borrower's Obligations as of the date set forth in said notice, then Lender may, but shall not be required to, renew the provisions of this Loan Agreement with respect to the Revolving Loan for an additional term through the original Renewal Date.

                          2.10.3   NO REVOLVING LOAN TERMINATION FEE.  No
Revolving Loan Termination Fee shall be payable with respect to any prepayment received by Lender pursuant to (i) an application by Lender of insurance or condemnation proceeds arising from the Collateral, or (ii) arising as a result of a prepayment in full of the Loan (and concurrent early Termination of the Revolving Loan) made after the first thirteen (13) months following the Closing with the proceeds of an initial public offering of equity securities by J&L Holdings or a secondary offering by CPT or with the proceeds of Indebtedness to an institutional lender, or a combination thereof.

                          2.10.4   INVOLUNTARY PREPAYMENT.  Any payment of the
principal balance received by Lender resulting from the exercise by Lender of any remedy available to Lender subsequent to the occurrence of an Event of Default and the acceleration of Borrower's Obligations shall be deemed to be a prepayment subject to the provisions of this Section 2.10, and the applicable Revolving Loan Termination Fee (calculated in accordance with subsection 2.10.1(b)) and any other payment required under subsection 2.10.1(b) shall be payable on demand with respect to such prepayment.

                 2.11     APPLICATION OF PREPAYMENTS.

                          2.11.1   GENERAL RULE.  Except to the extent
otherwise provided in Section 2.11.2, prepayments received by Lender shall be applied in the following order of priority: (i) first, to the payment of accrued and unpaid interest on the portion of the principal balance of the Term Loan that is being repaid, (ii) next, to the payment of accrued and unpaid interest on the Revolving Loan, (iii) next, to the payment of Borrower's Obligations then due other than the principal balance and accrued and unpaid interest on the Term Loan and the Revolving Loan, (iv) next, to the payment of regularly scheduled installments of the principal balance of the Term Loan in the inverse order of the maturity of such installments, (v) next, to the payment of any Subsequent Advances then outstanding, and (vi) last, to the payment of any Advances then outstanding.

                          2.11.2   APPLICATION OF EARLY TERMINATION PAYMENTS.
Notwithstanding the provisions of Section 2.11.1 to the contrary, all prepayments received by Lender pursuant to Section 2.10.1 shall be applied in the following order of priority: (i) first, to the payment of accrued and unpaid interest on outstanding Advances, (ii) next, to reduce outstanding Advances, and (iii) last, to all remaining Borrower's Obligations in the inverse order of maturity.

                 2.12 PAYMENTS AFTER EVENT OF DEFAULT. All payments received by Lender during the existence of an Event of Default shall be applied in accordance with Section 8.4.

                 2.13 FEES. Borrower shall pay to Lender the following fees:

                          2.13.1   CLOSING FEE.  A one time closing fee (the
"LOAN FEE") in the amount of Five Hundred Twenty-Five Thousand Dollars ($525,000), which is earned in full on the Closing Date and is due and payable by Borrower to Lender on the Closing Date. Lender shall credit the Deposit first against Lender's out-of-pocket expenses and legal fees pursuant to
Section 4.10, with the excess, if any, to be credited against the Loan Fee.

                          2.13.2   RENEWAL FEE.  On the first anniversary of
the Closing Date, a renewal fee (the "RENEWAL FEE") in respect of the Revolving Loan, in the amount of one-quarter of one percent (0.25%) of the Maximum Amount, which fee shall be fully earned upon such anniversary date. The Renewal Fee shall be additional compensation to Lender in consideration of the availability of the Revolving Loan to Borrower, and shall not be applied to principal or interest or any other sums owing to Lender in respect of the Loan.

                          2.13.3   UNUSED LINE FEE.  For each month during the
term of the Revolving Loan with respect to which the Average Daily Outstandings during such month is less than the Maximum Amount, Borrower shall pay to Lender a fee in the amount of one-quarter of one percent (.25%) per annum on the difference between the Maximum Amount and the Average Daily Outstandings for such month (the "UNUSED LINE FEE"). The Unused Line Fee shall be payable to Lender in arrears on the first Business Day of each month and shall be deemed fully earned by Lender as of the last day of each month with respect to which the payment of such fee accrues.

                          2.13.4   FIELD EXAMINATION FEE.  Subject to the
provisions of Section 6.2, Lender's customary fee of Five Hundred Dollars ($500) per day per examiner (the "EXAMINATION FEE"), plus out-of-pocket expenses for each financial analysis and examination of Borrower performed by Lender or its agents; provided, however, that with respect to any fiscal year of Borrower, so long as no Incipient Default or Event of Default then exists (or is revealed by a financial analysis and examination of Borrower made during such fiscal year), the aggregate amount of all Examination Fees payable by Borrower in any such fiscal year shall not exceed $30,000 in the aggregate.

                          2.13.5   LOAN MAINTENANCE FEE.  A loan maintenance
fee (the "LOAN MAINTENANCE FEE") in respect of the Term Loan, in the amount of $600,000, which fee shall be fully earned upon the Closing and shall be payable in six annual installments of $100,000 each on each anniversary of the Closing Date, including the Maturity Date. In the event the Term Loan is prepaid in full prior to the Maturity Date, an amount equal to $600,000 minus the sum of all Loan Maintenance Fees theretofore received by Lender shall be due and payable to Lender together with such prepayment. The Loan Fee shall be additional compensation to Lender in consideration of the making of the Term Loan to Borrower, and shall not be applied to principal or interest or any other sums owing to Lender in respect of the Loan.

                          2.13.6   L/C FEE.  So long as any L/C is outstanding,
Borrower shall pay to Lender an L/C fee (the "L/C Fee") computed at the rate of three percent (3%) per annum on the face amount of each L/C, computed on the basis of a year of 360 days and actual days elapsed for the period such L/C is outstanding, plus all fees charges by the L/C Bank to Lender in respect of the L/Cs, payable monthly in arrears.

                          2.13.7   WIRING AND MISCELLANEOUS CHARGES.  A fee in
the amount of $20 for each Advance made by wire transfer, and shall further pay Lender a fee in the amount of $20 for each returned item deposited as a collection on any Account, along with such other fees and expenses as are contained in the Loan Documents.

                          2.13.8   PAYMENT OF FEES.  Lender shall be entitled
to pay the Renewal Fee, the Unused Line Fee, the Examination Fee, the Loan Maintenance Fee or any other amounts due and owing to Lender pursuant to the Loan Documents, including, without limitation, any principal and interest which is then due and payable with respect to the Term Loan or any interest which is then due and payable with respect to the Revolving Loan, by making an Advance and adding the amount of such fees, costs or other amounts to the then outstanding principal balance of the Revolving Loan. In the event Lender makes an Advance for the foregoing purposes, Lender shall notify Borrower of such Advance within one (1) Business Day thereafter. All of the foregoing amounts shall continue to be secured by all of the Collateral until the same have been paid in full.

                 2.14 METHOD OF PAYMENT; GOOD FUNDS. Unless Lender notifies Borrower to the contrary, Lender shall make payment of all amounts owed by Borrower hereunder in the manner described by Section 2.13.8. All payments not made in the manner described by Section 2.13.8 shall be made by wire transfer to the account of Lender at Chemical Bank, New York, New York, ABA No. 021000128, for the account of FINOVA Capital Corporation, Account No. 808011812, reference: J&L Structural, Inc., Attention: Patrick Cornell, or to such other account as Lender shall notify Borrower. Payment shall not be deemed to have been received by Lender until Lender is in receipt of Good Funds.

                 2.15 USE OF PROCEEDS. The proceeds of the Acquisition Advance under the Term Loan shall be used together with the proceeds of the Senior Subordinated Notes solely to pay in full the purchase price payable in connection with the Acquisition. The proceeds of the Subsequent Advances under the Term Loan shall be used by Borrower solely for Capital Expenditures as provided in Section 2.1.5. The Advances made by Lender on the Closing Date shall be used by Borrower solely to repay the Indebtedness (the "EXISTING INDEBTEDNESS") of J&L and Brighton to PNC and Sunderland and to pay fees and expenses related to the Acquisition, the repayment of the Existing Indebtedness and the other transactions contemplated by this Agreement. The Advances made by Lender after the Closing Date shall be used by Borrower solely for working capital purposes.

         ARTICLE 3.    CREATION OF SECURITY INTEREST; PLEDGE; MORTGAGE

                 3.1 GRANT OF SECURITY INTEREST. Borrower hereby assigns to Lender, and grants to Lender a continuing Security Interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of Borrower's Obligations. In addition, Borrower hereby assigns to Lender and grants to Lender a continuing Security Interest in all of Borrower's right, title and interest in, to and under the Assigned Contracts in order to secure prompt repayment of all of Borrower's Obligations. Lender's Security Interest in the Collateral and the Assigned Contracts shall attach to all Collateral and the Assigned Contracts without further act on the part of Lender or Borrower. Borrower hereby confirms and acknowledges that, notwithstanding the foregoing assignment and grant of a Security Interest in the Assigned Contracts, Lender has not assumed nor will it assume or be or become liable for any of the obligations of Borrower under the Assigned Contracts and Borrower shall remain fully liable for the performance of all such obligations, except as specifically set forth herein.

                 3.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon the request of Lender, endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

                 3.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES AND NEGOTIABLE COLLATERAL. To expedite collection of Accounts of Borrower, Borrower shall endeavor in the first instance to collect such Accounts for deposit into the Blocked Accounts. All remittances received by Borrower shall be held in trust for Lender and Borrower shall immediately deposit such collections in the Blocked Accounts or, if requested by Lender, deliver to Lender such collections in the exact form as received. Lender retains the right (i) at any time, without notice to Borrower, if (A) there then exists an Event of Default, or (B) in Lender's good faith judgment, Lender believes that
(1) the Blocked Accounts are being circumvented or other circumstances exist which threaten Lender's ability to maintain its dominion over cash, (2) the proceeds of Lender's Collateral are being diverted from it, or (3) Borrower's properties or assets are otherwise being misappropriated, or (C) in Lender's judgment, there has occurred a material impairment of the prospect of repayment of Borrower's Obligations or a material impairment of the validity, priority, or enforceability of Lender's Security Interests in the Collateral, or (ii) upon not less than forty-eight (48) hours prior notice to Borrower, if there then exists any Incipient Default as to which notice from Lender would have to occur prior to such Incipient Default maturing into an Event of Default, upon the occurrence of any of the foregoing circumstances, to take any or all of the following actions: (A) notify customers that the Accounts have been assigned to it, (B) collect Accounts directly in its own name, (C) charge the collection costs and expenses, including reasonable attorneys' fees, to Borrower, and (D) receive, open and dispose of all mail addressed to Borrower in the manner set forth in Section 3.5(v). Lender shall additionally have all rights of stoppage in transit, replevin, reclamation and other rights of an unpaid seller and/or lienor under the Uniform Commercial Code. As a convenience to Lender, and not as a condition of perfection, Borrower will provide Lender with a pledge and assignment of all Accounts, General Intangibles and Negotiable Collateral and all related documents as Lender may require. All amounts received by Lender in payment of Accounts assigned to it, including without limitation, all amounts wired to Lender's account from the Blocked Accounts in accordance with the terms of the Special Deposit Account Agreements, will be credited to the account of Borrower, for purposes of interest calculations, one (1) Business Day after the date of receipt of Good Funds by Lender. At the times and upon the occurrence of the events described in the third sentence of this Section 3.3, Lender or Lender's designee may:
(x) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Lender or that Lender has a security interest therein; and (y) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any cash receipts, checks, and other items of payment that it receives on account of the Accounts, General Intangibles, or Negotiable Collateral and immediately will deliver such cash receipts, checks, and other items of payment to Lender in their original form as received by Borrower.

                 3.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall execute and deliver to Lender, prior to or concurrently with Borrower's execution and delivery of this Loan Agreement and at any time thereafter at the request of Lender, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfection of the Security Interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                 3.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to: (i) sign the name of Borrower on any of the documents described in Section 3.4 or on any other similar documents to be executed, recorded, or filed in order to perfect or continue perfection of the Security Interests; (ii) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (iii) send requests for verification of Accounts; (iv) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Lender's possession; (v) at any time that (A) there then exists an Event of Default, or (B) in Lender's good faith judgment, Lender believes that (1) the Blocked Accounts are being circumvented or other circumstances exist which threaten Lender's ability to maintain its dominion over cash, (2) the proceeds of Lender's Collateral are being diverted from it, or (3) Borrower's properties or assets are otherwise being misappropriated, or
(C) in Lender's judgment, there has occurred a material impairment of the prospect of repayment of Borrower's Obligations or material impairment of the validity, priority, or enforceability of Lender's Security Interests in the Collateral, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by

Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (vi) at any time that an Incipient Default or an Event of Default has occurred, make, settle, and adjust all claims under Borrower's policies of insurance or in respect of condemnation proceedings, and make all determinations and decisions with respect to such policies of insurance or condemnation proceedings; and
(vii) at any time that an Incipient Default or an Event of Default has occurred, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. With respect to the matters described in clauses (vi) and (vii) of the preceding sentence, Lender shall not act pursuant to the foregoing power of attorney until Lender has provided Borrower with notice of Lender's intent so to act not less than five (5) Business Days prior to any such proposed action and, in the event Borrower has taken the necessary steps during such period to settle or adjust such disputes or claims in a manner satisfactory to Lender, or is otherwise proceeding toward a resolution of such matters in a manner satisfactory to Lender, Lender shall allow Borrower to complete such settlement so long as Borrower continues to diligently prosecute the same toward a conclusion. The appointment of Lender as Borrower's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until all of Borrower's Obligations have been fully repaid and performed and Lender's obligations hereunder are terminated.

                 3.6 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral, in a manner consistent with Section 6.2.

                 3.7 STOCK PLEDGE AGREEMENT. In consideration for Lender's providing financing to Borrower, J&L Holdings shall pledge to Lender all of the issued and outstanding capital stock of Borrower to secure payment and performance of all of Borrower's Obligations pursuant to the Stock Pledge Agreement.

                 3.8 MORTGAGE. In consideration for Lender's providing financing to Borrower, Borrower will execute and deliver to Lender the Mortgage.

                 3.9 RELEASES UPON TERMINATION. Upon the termination of this Loan Agreement and the full and permanent satisfaction of and payment in full of all of Borrower's Obligations, Lender shall deliver to Borrower upon its request therefor and at Borrower's expense, releases, reconveyances and satisfactions of all financing statements, mortgages, notices of assignment and other registrations of security, and Borrower shall also deliver to Lender an unqualified release of all of Lender's obligations under all Loan Documents and an acknowledgment that the same have been terminated.

                 3.10 RECOURSE TO SECURITY. Recourse to security shall not be required for any of Borrower's Obligations hereunder nor shall Lender be required to first marshal, dispose of, or realize upon any security or Collateral.


         ARTICLE 4.    CONDITIONS OF CLOSING

                 Lender's obligation to make the Loan shall be subject to the satisfaction of all of the following conditions on or before the Closing Date in a manner, form and substance satisfactory to Lender:

                 4.1 REPRESENTATIONS AND WARRANTIES. On the Closing Date the representations and warranties of Borrower set forth in the Documents to which Borrower is a party shall be true and correct in all material respects when made and at and as of the time of the Closing, except to the extent that such representations and warranties expressly relate to an earlier date.

                 4.2 DELIVERY OF DOCUMENTS. The following shall have been delivered to Lender, each duly authorized and executed, where applicable, all of which shall be acceptable in form and substance to Lender:

                          (a)     the Loan Documents;

                          (b)     evidence of the insurance required by Section
6.7;

                          (c)     a certificate of incumbency for Borrower;

                          (d)     a certificate of good standing for Borrower
in each state in which it is organized and/or qualified to do business;

                          (e)     copies of the corporate charter of Borrower
certified by the Secretary of State of its state of incorporation and bylaws of Borrower certified by its secretary or assistant secretary, in each case, together with certified copies of all effective and proposed amendments thereto;

                          (f)     copies of resolutions adopted by the board of
directors of Borrower, authorizing the execution and delivery of the Documents to which it is a party and the consummation of the transactions contemplated therein certified by its secretary or assistant secretary;

                          (g)     certified or executed original copies of:

                                  (i)      the Lease;

                                  (ii)     the Senior Subordinated Note
                 Documents;

                                  (iii)    the Acquisition Documents;

                                  (iv)     the Contribution Documents; and

                                  (v)      the CCC/Borrower Agreement.

                          (h)     such other instruments, documents,
certificates, consents, waivers and opinions as Lender may reasonably request.

                 4.3 PERFORMANCE; NO DEFAULT. Borrower shall have performed and complied with all agreements and conditions contained in the Documents to be performed by or complied with by Borrower prior to or at the Closing, and no Event of Default or Incipient Default shall then exist or result from the making of the Loan.

                 4.4 OPINIONS OF COUNSEL. Borrower shall provide to Lender, at Borrower's sole expense, a legal opinion of Kelley, McCann & Livingstone, counsel for Borrower and J&L Holdings, dated the day of the Closing, and otherwise in form and substance satisfactory to Lender, together with such opinions of special counsel in jurisdictions where the Collateral is located as shall be satisfactory in form and substance to Lender.

                 4.5 APPROVAL OF DOCUMENTS AND SECURITY INTERESTS. Lender shall have received evidence that all approvals and/or consents of, or other action by, any shareholder, Governmental Body or other Person whose approval or consent is necessary or required to enable (i) Borrower to: (A) enter into and perform its obligations under the Documents, and (B) consummate the Loan and grant to Lender the Security Interests, and (ii) Borrower, Sellers and the Shareholders and all other applicable parties to consummate the Acquisition and the Contribution, have been obtained.

                 4.6 SECURITY INTERESTS. All filings of Uniform Commercial Code financing statements, all recordings of the Mortgage, and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and confirmation thereof shall have been received by Lender. Lender shall have received the original of any certificates of title or other instruments necessary to be delivered into Lender's possession in order to perfect Lender's Security Interest therein.

                 4.7 ENVIRONMENTAL ASSESSMENT. Borrower shall provide evidence satisfactory to Lender that the subject transaction is environmentally acceptable. Lender has exercised its right to require that Borrower retain the services of a firm acceptable to Lender and knowledgeable in environmental matters to perform an environmental investigation of the real property owned, operated or occupied by Borrower and the surrounding areas. Such investigation was performed by Killam Associates and included, but was not limited to, a review of Borrower's soil and ground water testing to fully identify the scope of any environmental issues impacting the transaction. All costs incurred in performing such investigation shall be borne by Borrower. The scope and results of such investigation must be reasonably satisfactory to Lender. All costs associated with compliance with the

Environmental Laws shall be the responsibility of Borrower. Prior to the Closing, there shall have been reported to the appropriate regulatory agencies such matters concerning the condition of all real property owned, occupied, or operated by Borrower as Lender, in its reasonable discretion, has determined are subject to a reporting obligation under applicable Environmental Laws.

                 4.8 FINANCIAL STATEMENTS AND PROJECTIONS. Lender shall have reviewed and approved such financial statements, reports and tax returns relating to the operations of Borrower, Sellers and Brighton as Lender shall request, including without limitation (i) with respect to each of J&L and TCI,
(A) its audited Balance Sheets as at September 30, 1992, 1993, and 1994, December, 31, 1993 and June 30, 1994, together with its related audited Income Statements and Statements of Changes in Financial Position/Cash Flow for the fiscal years then ended, and (B) its unaudited Balance Sheets as at January 31, 1995 and February 28, 1995, together with its related unaudited Income Statements and Statements of Cash Flow for the months then ended; (ii) with respect to Brighton: (A) its audited Balance Sheets as at June 30, 1992, 1993, and 1994, together with its related audited Income Statements and Statements of Changes in Financial Position/Cash Flow for the fiscal years then ended, and
(B) its unaudited Balance Sheets as at January 31, 1995 and February 28, 1995, together with its related unaudited Income Statements and Statements of Cash Flow for the months then ended; (iii) projections of revenues and expenses for Borrower on a yearly basis through the term of the Loan; (iv) a pro forma balance sheet of Borrower after giving effect to the Closing of the Loan, the consummation of the Acquisition and the Contribution, the issuance of the Senior Subordinated Notes and payment of all costs and expenses associated therewith; and (v) such other financial information regarding Borrower's, Sellers' and/or Brighton's operations as Lender may require. The foregoing projections must demonstrate that from and after the Closing Date, and after giving effect to the transactions contemplated by the Documents, based on the projections contained therein, Borrower shall remain Solvent and retain sufficient capital to carry on the Business and pay its debts as they mature, including the Loan.

                 4.9 MATERIAL ADVERSE CHANGE. No event shall have occurred which has or shall have a material adverse effect on (i) the financial condition, Property, business, operations, prospects or profits of Borrower or its ability to perform its obligations under any of the Documents, or (ii) the projections for financial performance of the Business as set forth in any of the documents or papers furnished to Lender by Borrower or its representatives. At the Closing, Borrower shall deliver to Lender an officer's certification confirming that Borrower is unaware of any material adverse change in the financial condition of Borrower, Sellers and Brighton from the financial statements and other documents most recently submitted to Lender.

                 4.10 PAYMENT OF FEES. Concurrently with the Closing, Borrower shall pay to Lender out of the proceeds of the Loan the Loan Fee as defined in and described by Section 2.13.1, which shall be deemed to be fully earned upon the Acquisition Advance under the Term Loan and the initial Advance under the Revolving Loan. The Deposit previously paid to Lender by Borrower shall be applied first to the payment of any and all third party costs and expenses incurred by Lender in making the Loan, including but not limited to, attorneys' fees and costs, Lender's out-of-pocket costs, brokerage commissions and title and recording charges, and the excess of the Deposit, if any, shall be applied to payment of the Loan Fee.

                 4.11 PROCEEDINGS; DOCUMENTS; STRUCTURE. All corporate and other proceedings in connection with the transactions contemplated by the Documents, the structure of all such transactions, including without limitation, the Acquisition, the Contribution and the issuance of the Senior Subordinated Notes, and all documents and instruments incident to such transactions shall be satisfactory to Lender and its counsel, and Lender and its counsel shall have received all such counterpart originals or certified or other copies as Lender or its counsel may request. Lender shall have received such documents as Lender may require to establish (i) the proper organization and good standing of Borrower and its authority to transact business in any jurisdiction in which the failure to be so authorized would have a material adverse effect on the Business of Borrower, (ii) the authority of Borrower and every other Person a party thereto to execute the Loan Documents to which each is a party, and (iii) the authority of Borrower and every other Person a party thereto to consummate the Acquisition, the Contribution and the issuance of the Senior Subordinated Notes. Without limiting the generality of the foregoing, Lender and its counsel shall find satisfactory the capitalization and indebtedness structure of Borrower which shall exist after giving effect to the Acquisition, the Contribution and the issuance of the Senior Subordinated Notes.

                 4.12 TITLE TO AND USE OF ASSETS. Lender shall be satisfied that Borrower at all times shall have good and marketable title to, and shall be entitled to the use and quiet enjoyment of, all assets necessary and desirable for the continued ownership and operation of the Business at each location at which the Business presently is conducted, including, without limitation, the Real Property, the use of Equipment, Property, fixtures, licenses, approvals, permits, trademarks, trade names, offices, inventory, warehouses and means of ingress and egress thereto, including any easements or rights-of-way necessary to reach any Equipment or other items necessary for the operation of the Business.

                 4.13 COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Evidence satisfactory to Lender that as of the Closing, Borrower is in compliance with the ADA, or, if any renovations of Borrower's facilities or modifications of Borrower's prior employment practices shall be required to bring them into compliance with the ADA, review and approval by Lender of Borrower's proposed plan to come into such compliance.

                 4.14 BROKER FEES. All fees owed to a broker for services performed on Borrower's behalf shall be borne solely by Borrower and shall be paid in full by Borrower simultaneously with the Closing.

                 4.15 SEARCHES AND REFERENCES. Customer, vendor and credit reference checks on Borrower and the Shareholders, and tax lien, litigation, Uniform Commercial Code, bankruptcy, and judgment searches on Borrower, Sellers and Brighton, shall be acceptable to Lender.

                 4.16 MATERIAL AGREEMENTS. Review and approval by Lender of all material agreements to which Borrower is a party, including without limitation, all documents in respect of the borrowing of money, all joint venture agreements, supply agreements or requirements contracts, royalty agreements, license agreements, employment/management incentive agreements, and product warranties.

                 4.17 LEASE. Borrower shall deliver to Lender the Lease, and which Lease shall be satisfactory to Lender in its sole discretion.
Without limiting the generality of the foregoing, Lender shall be satisfied that the Lease contains standstill and non-disturbance covenants from the lessors thereof and from each person holding a monetary encumbrance affecting the Demised Premises which are acceptable to Lender, the lessor of the Lease shall have entered into a Landlord's Consent with Lender, and each holder of any monetary encumbrance effecting the Demised Premises shall have entered into a Non-Disturbance Agreement with Lender. Borrower shall also provide the Mortgage covering the Demised Premises in favor of Lender, and in form and content satisfactory to Lender.

                 4.18 TITLE COMMITMENT. A commitment to issue one or more title insurance policies (the "TITLE POLICIES"), issued by insurance companies satisfactory to Lender, in amounts satisfactory to Lender, together with copies of all title exception documents, easements, operating agreements and declarations affecting the Real Property. The Title Policies shall (i) insure the Mortgage to be valid first, prior and paramount liens upon the Real Property, and all appurtenant easements, in each case subject only to the Permitted Prior Liens, (ii) be in the form of an American Land Title Association loan policy revised as of the most recent date, (iii) contain, to the extent obtainable (A) so-called comprehensive endorsements if the improvements on the Real Property have been completed; (B) an endorsement protecting forfeiture of reversion as a result of covenants, restrictions or encroachments; (C) endorsements specifically insuring Lender that no restrictions of record affecting the Real Property have been violated; and (D) such other endorsements and affirmative coverages as Lender may require, each in form and content satisfactory to Lender in all respects. Lender also shall have received evidence satisfactory to it that all premiums in respect to the Title Policies have been paid.

                 4.19 PAY-OFF LETTERS AND RELEASES. Borrower shall provide to Lender documents in form and substance satisfactory to Lender setting forth the amounts necessary to repay and satisfy in full, and evidencing the repayment and satisfaction in full of, the Existing Indebtedness, and the release of any and all of BCCED's, PNC's and Sunderland's interest in the Collateral, including without limitation, Uniform Commercial Code termination statements.

                 4.20 TRANSACTION COSTS. Borrower shall provide to Lender a complete, itemized summary of all transaction costs incurred in connection with the making of the Loan, the consummation of the Acquisition and the Contribution and the issuance of the Senior Subordinated Notes, as well as appropriate documentation evidencing such costs and the payment thereof including, without limitation, invoices and cancelled checks. All such information must be acceptable to Lender, in Lender's sole discretion. Without limiting the generality of the foregoing, Lender shall not find acceptable the payment of any fees to BT Securities Corporation, except for an investment banking fee in an amount not to exceed $1,200,000, which are not for the reimbursement of actual transaction costs and expenses previously paid by BT Securities Corporation and approved for reimbursement by Lender.

                 4.21 SUBORDINATED INDEBTEDNESS. The terms and conditions of the Senior Subordinated Note Documents and all instruments and documents related thereto shall be in form and substance satisfactory to Lender including, without limitation, the terms of the subordination effected thereby. Borrower shall provide evidence to Lender satisfactory to Lender that, simultaneously with the Closing, the Indebtedness to be evidenced by the Senior Subordinated Notes has been funded.

                 4.22 EQUITY INVESTMENT. Lender shall have received evidence satisfactory to it that, simultaneously with the Closing, CPT shall have made a cash equity investment in J&L Holdings of not less than $5,000,000 and the Shareholders shall have made a cash equity investment in J&L Holdings of not less than $1,900,000 in the aggregate.

                 4.23 CONTRIBUTION. Lender shall have received evidence satisfactory to it that, simultaneously with the Closing, J&L Holdings shall have made a cash equity investment in Borrower of not less than $6,900,000 and shall have contributed to Borrower all of the assets and properties constituting Brighton (other than the capital stock of Borrower and CCC) pursuant to the Contribution Documents.

                 4.24 ACQUISITION. Lender shall have reviewed and approved executed copies of all of the Acquisition Documents. Without in any manner limiting the scope of Lender's review, the Acquisition Documents shall contain specific representations and warranties, in form and substance satisfactory to Lender, with respect to the accuracy of the financial information submitted by Sellers, and shall further contain indemnity provisions acceptable to Lender which shall address, among other items, liability for environmental contamination and clean-up. Prior to the funding of the Loan by Lender, Lender shall have received a certificate of the Chief Executive Officer to the effect that the closing of the Acquisition pursuant to the Acquisition Documents is occurring simultaneously with the Closing of the Loan, and that no material provisions of the Acquisition Documents were waived by Borrower without Lender's prior consent.

                 4.25 EXCESS AVAILABILITY. Evidence that, following the application of funds drawn on the Revolving Loan for the purpose of effectuating the transactions described in the Documents, as of the Closing, there shall be remaining Excess Availability of least $1,000,000, after providing for payment of all accounts payable which are more than thirty (30) days past their due date.

                 4.26 APPRAISALS. Review and approval by Lender of recent orderly liquidation value appraisals of Borrower's machinery, Equipment and Real Estate performed by Valuation Research Corporation, which appraisals shall, in Lender's sole discretion, support a valuation for such assets of not less than $19,500,000.

                 4.27 BLOCKED ACCOUNT. Prior to the Closing, Borrower, Lender and the Agent Bank shall have entered into a Special Deposit Account Agreement, , and such other agreements with Borrower's local banks as Lender may request, each in form and substance satisfactory to Lender, pursuant to which all of Borrower's accounts receivable shall be deposited directly into the Blocked Account. All amounts received by the Agent Bank shall be remitted to Lender, as a repayment of any then outstanding advances under the Revolving Loan, to the extent any amounts are owed to Lender thereunder. The remaining balance of any receipts shall be paid by the Agent Bank to Borrower.

                 4.28 TAX COMFORT LETTER. Lender must review and find satisfactory a letter from Borrower's tax advisors addressing the availability for federal income tax purposes of net operating loss carryovers ("NOLS") of CPT in an amount of not less than $68,000,000 which NOLs would be available solely to Borrower during the term of the Loan to offset Borrower's taxable income during such period.

                 4.29 TAX SHARING AGREEMENT. CPT, J&L Holdings, Borrower and CCC shall have entered into a tax sharing agreement which shall be in form and substance satisfactory to Lender (the "TAX SHARING AGREEMENT") and pursuant to which the full amount of CPT's NOLs shall be available solely to Borrower during the term of the Loan to offset Borrower's taxable income during that period.

                 4.30 INSURANCE. Lender shall have received evidence satisfactory to it of such casualty, hazard, public liability, product liability and other insurance required by Lender, written by insurers and in amounts and forms satisfactory to Lender.


         ARTICLE 5.    REPRESENTATIONS AND WARRANTIES

                 Borrower represents and warrants to Lender as follows:

                 5.1 CORPORATE EXISTENCE AND POWER. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own its Property and to carry on the Business, and is in good standing and is authorized to do business in each jurisdiction in which the failure to so qualify would have a materially adverse effect on its financial condition, operations, prospects, profits, business or Property.

                 5.2 AUTHORITY. Borrower has full corporate power and authority to enter into, execute, deliver and carry out the terms of the Documents to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary corporation action and are not prohibited by the corporate charter or by-laws of Borrower.

                 5.3      CAPITAL STOCK AND RELATED MATTERS.

                          5.3.1   CAPITALIZATION.  All of the shares of the
Borrower Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws, rules and regulations. As of the Closing Date, all shares of the stock of Borrower are owned beneficially and of record by the Persons shown on Exhibit "5.3.1" hereto, free and clear of all Liens, except the Security Interests. Other than as set forth on Exhibit "5.3.1", there is no other Person which, directly or indirectly, owns (beneficially or of record) any interest in any Subsidiary.

                          5.3.2   OTHER RESTRICTIONS.  Except as set forth in
Exhibit "5.3.2" hereto or in any of the Documents, Borrower (i) is not a party to and has no knowledge of any agreements restricting the transfer of any shares of the Borrower Stock other than the Documents, (ii) has no outstanding stock or securities convertible into or exchangeable or exercisable for any shares of the Borrower Stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of Borrower's Stock or any securities convertible into or exchangeable or exercisable for any shares of the Borrower Stock, and (iii) Borrower is not subject to any obligation to acquire or retire any shares of the Borrower Stock or any convertible securities, rights or options relating to Borrower Stock. Borrower is not required to file, and Borrower has not filed, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a registration statement relating to any class of debt or equity securities.

                 5.4 BINDING AGREEMENTS. This Loan Agreement and the other Documents, when executed and delivered, shall constitute the valid and legally binding obligations of Borrower to the extent Borrower is a party thereto, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (whether or not any action to enforce such document is brought at law or in equity).

                          5.4.1   OPERATING AGREEMENTS.  Upon the Closing all
Operating Agreements shall be in full force and effect, and no event shall have occurred that could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability which could have a material adverse effect on the Business or the financial condition, operations, prospects, profits or Property of Borrower.

                          5.4.2   BUSINESS SITES.  All Inventory, Equipment,
goods and offices that shall be used after the Closing Date in the operation of the Business are located in Aliquippa, Pennsylvania, Ambridge, Pennsylvania, Beaver Falls, Pennsylvania and Yellow Creek, Mississippi and at such additional locations as are set forth on Exhibit "1.1A" hereto. None of these locations shall be changed without the prior written consent of Lender.

                          5.4.3   OPERATION AND MAINTENANCE OF EQUIPMENT.  To
the best of Borrower's knowledge, no Person owning or operating any Equipment necessary for the operation of the Business has used, operated or maintained the same in a manner which, whether now or hereafter, would result in the cancellation or termination of the right of Borrower to use the same or which would result in any material liability of Borrower for damages in connection therewith. To the best of Borrower's knowledge, except as set forth on Exhibit "5.4.3" hereto, all the equipment and other tangible personal property owned by Borrower and necessary for the operation of the Business is in good operating condition and repair and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

                          5.4.4   TAXPAYER IDENTIFICATION NUMBER. The taxpayer
identification number set forth opposite Borrower's signature on the signature page of this Loan Agreement and furnished to Lender for the purpose of filing all financing statements and continuation statements covering all or any part of the Collateral is Borrower's correct taxpayer identification number.

                 5.5 TITLE TO PROPERTY, LIENS. Upon the Closing, Borrower shall have (i) good and marketable title to all of its Property, except the portion thereof consisting of leasehold estates and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate.
As of the Closing all of such Property shall be free and clear of all Liens, except Permitted Liens and except as set forth on Exhibit "5.5" hereto. Upon the proper filing with the appropriate Governmental Bodies of the Mortgage and appropriate Uniform Commercial Code financing statements, the applicable Loan Documents shall create valid and perfected first priority Liens in the Property described therein, subject only to Permitted Prior Liens, in each case enforceable against all third parties in all relevant jurisdictions and securing the payment of all of Borrower's Obligations purported to be secured thereby. All filings and other actions necessary to perfect and protect such first priority Liens and Security Interests have been, or, upon Closing will have been, duly taken.

                 5.6      ELIGIBLE ACCOUNTS.

                          5.6.1   BONA FIDE OBLIGATIONS.  The Eligible Accounts
are, and at all times hereafter shall be, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return (other than as the result of a valid warranty claim) or cancellation. In the event Borrower at any time becomes aware that the foregoing statement is inaccurate with respect to any Account by reason of claimed defense, dispute, offset, counterclaim, right of return (other than in respect of a valid warranty claim) or cancellation, or any other matter asserted by the Account Debtor as a defense to or limitation upon the Account Debtor's obligation to pay such Account, Borrower shall be deemed in compliance with this representation if Borrower promptly, upon resolution of such dispute or claim, issues a credit memorandum in favor of its Account Debtor and, concurrently with the delivery of the financial reports which are due fifteen (15) days after the end of each month, includes a copy of Borrower's sales ledger disclosing separately the amounts of the various credit memoranda issued in the prior month. Upon request of Lender, Borrower shall provide Lender with a copy of any credit memorandum issued by Borrower. The Property giving rise to such





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
Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not, and at all times hereafter, shall not have received notice of actual or imminent bankruptcy, insolvency, or other similar events of any Account Debtor at the time an Account due from such Account Debtor is created or first included in the Borrowing Base. Annexed hereto as Exhibit "5.6.1" is a list showing all places at which Borrower maintains records relating to Accounts.

                          5.6.2   DOCUMENTS TO LENDER.  Promptly after the
creation of any Account, Borrower shall execute and deliver confirmatory written assignments to Lender of Eligible Accounts, but the failure to execute or deliver any schedule or assignment shall not affect or limit any security interest or other right of Lender in and to any Account. On Lender's request therefor, Borrower shall also furnish to Lender copies of invoices to customers and shipping and delivery receipts or warehouse receipts thereof. Borrower shall also furnish Lender with such other documents and instruments as it may request in connection with any Accounts, including detailed monthly agings. Borrower shall deliver to Lender the originals of all letters of credit, notes and instruments in its favor and such endorsements or assignments as Lender may request.

                          5.6.3   BORROWER'S MERCHANDISE.  Borrower will
promptly notify Lender of all returns and recoveries of merchandise not in the ordinary course of the Business and of all material claims asserted with respect to merchandise and shall promptly report each such return, repossession or recovery of merchandise to Lender, providing it with a description of such goods and their location. Borrower shall be deemed in compliance with this representation if, promptly upon any return or recovery of merchandise, and after resolution of any dispute or claim related to such return, Borrower issues a credit memorandum in favor of its Account Debtor, to the extent consistent with such resolution, and includes disclosure of such credit memoranda in the next report due to Lender, as required by Section 5.6.1. Upon Borrower's receipt of Collateral of any kind or nature by reason of transactions between itself and its customers or Account Debtors, it will hold the same on Lender's behalf, subject to Lender's instructions. Upon Borrower's receipt of an order from or making of a sale to a customer which also sells to it or which may have other material claims against it (other than rebates offered to customers in the ordinary course of business which have been reflected on reports issued by Borrower to Lender), Borrower will so advise Lender promptly upon being notified of such order or making such sale, and in time to permit Lender to establish a reserve against possible offsets. Effective on the occurrence and continuance of an Event of Default and after notice from Lender, (i) Borrower shall not settle or adjust any dispute or claim or grant any discount (except ordinary trade discounts), credit or allowance or accept any return of merchandise, except in the ordinary course of its business, without Lender's consent and (ii) Lender may, upon five (5) Business Days' prior written notice thereof, settle or adjust disputes or claims directly with customers or Account Debtors for amounts and upon terms which it considers advisable.

                 5.7      ELIGIBLE INVENTORY.

                          5.7.1   CONTINUATION OF SECURITY INTEREST;  RIGHT TO
POSSESSION BY LENDER. Lender's Security Interests in Inventory shall continue through all steps of manufacture and sale and attach without further act to raw materials, work in process, finished goods, returned goods, documents of title, warehouse receipts, and to proceeds resulting from sale or disposition of Inventory. Until all of Borrower's Obligations have been satisfied and Lender has no further obligation to make any Subsequent Advances under the Term Loan or Advances under the Revolving Loan, Lender's Security Interest in Inventory and in all proceeds thereof shall continue in full force and effect and Lender shall have, during the continuance of an Event of Default, the right to take physical possession of Inventory and to maintain it on Borrower's premises, in a public warehouse, or at such place or places to which Lender may remove Inventory or any part thereof. If Lender exercises its right to take possession of Inventory, Borrower will, upon demand, and at Borrower's own cost and expense, assemble Inventory and make it available to Lender at a place or places reasonably convenient to Lender.

                          5.7.2   ADDITIONAL COVENANTS AND REPRESENTATIONS.
All Inventory is, and will be, owned by Borrower free and clear of all liens and encumbrances in favor of any Person other than Lender, except as expressly permitted hereunder, and shall be maintained at the locations shown on Exhibit "5.7.2" hereto. The foregoing notwithstanding, in the event that any Inventory becomes the subject of an involuntary lien, Borrower shall be deemed in compliance with this representation if Borrower causes such lien to be bonded over or released within thirty (30) days after Borrower's receipt of notice thereof. No Inventory shall be removed therefrom, except for transfer to another facility of Borrower or for the purpose of sale or return in the ordinary course of Borrower's business. Except for sales and returns in the ordinary course of business, Borrower will not sell, encumber, dispose of or permit the sale, encumbrance, return or disposal of any Inventory without Lender's prior written consent. If sales are made for cash, Borrower shall, immediately upon its receipt of such cash, deliver it to Lender in the exact form received for payment to the Blocked Account.

                          5.7.3   PROTECTION OF SECURITY INTEREST.  Borrower
will perform at its own cost and expense any and all steps that Lender may request to perfect or protect Lender's Security Interest in Inventory, including, but without limitation, leasing or subleasing, as the case may be, warehouses or warehouse space to Lender or its designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to Lender, maintaining stock records and the transferring of Inventory to warehouses. If any Inventory is in the possession or control of any third party other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by Lender, Borrower shall notify such Person of Lender's Security Interest therein and, upon request, instruct such Person or Persons to hold all such Inventory for the account of Lender and subject to Lender's instructions. If so requested by Lender, Borrower will deliver to Lender warehouse receipts covering any Inventory located in warehouses showing Lender as the beneficiary thereof and will also deliver to the warehouseman such agreements relating to the release of warehouse Inventory as Lender may request. A physical verification of all Inventory wherever located will be taken by Borrower at least annually in connection with the preparation of Borrower's fiscal year end financial statements and, in any case, upon the occurrence and during the continuance of an Event of Default, as often as required by Lender, and a copy of such physical verification shall be submitted to Lender. From time to time, and at least once every week in any event, Borrower shall execute and deliver to Lender a confirmatory written instrument, in form and substance satisfactory to Lender, describing its Inventory, but any failure to execute or deliver the same shall not affect or limit Lender's Security Interest in and to Inventory.

                          5.7.4   RECORDS OF INVENTORY.  Borrower shall
maintain fully accurate and complete records respecting its Inventory describing the kind, type, quality and quantity of Inventory, such Person's cost therefor and withdrawals therefrom and additions thereto, including a perpetual inventory.

                 5.8      EQUIPMENT.

                          5.8.1   DESCRIPTION AND LOCATION; RECORDS OF
EQUIPMENT. Set forth on Exhibit "5.8.l" hereto is a list of the locations where all Borrower's present Equipment is kept. All Equipment is, and will be, owned by Borrower free and clear of all liens and security interests in favor of any Person other than Lender, except as expressly permitted hereunder. All Equipment hereafter acquired will be kept at the location or locations shown on Exhibit "5.8.1" except as permitted by this Loan Agreement. Borrower shall at all times hereafter keep correct and accurate records itemizing and describing the location, kind, type, age and condition of Equipment, the cost therefor and accumulated Depreciation thereof and retirements, sales, or other dispositions thereof, all of which records shall be available for examination on demand to any of the officers, employees or agents of Lender.

                          5.8.2   CONDITION; ADDITIONAL COVENANTS AND
REPRESENTATIONS. Borrower shall keep all Equipment in a good state of repair and good operating condition (except to the extent of Equipment taken out of service, consistent with the final clause of this sentence), and will make all repairs and replacements when and where necessary, will not waste or destroy it or any part thereof, and will not be negligent in the care or use thereof, all in the ordinary course of the operation of the Business, and in a manner consistent with that maintained by prudent businesspersons in similar circumstances. Borrower shall repair and maintain all Equipment in a manner sufficient to continue the operation of its business as heretofore described. All Equipment shall be used in accordance with applicable law and the manufacturer's instructions and shall be kept separate from and shall not be annexed or affixed to or become part of the realty. To the best of Borrower's knowledge, no Person owning or operating any Equipment necessary for the operation of the Business has used, operated or maintained the same in a manner which, whether now or hereafter, would result in the cancellation or termination of the right of Borrower to use the same or which would result in any material liability of Borrower for damages in connection therewith. Equipment shall not be removed from the premises shown on Exhibit "5.8.l" except with Lender's prior written consent or in the ordinary course of the Business.

                          5.8.3   DISPOSITION OF EQUIPMENT.  Where Borrower is
permitted to dispose of any Equipment under this Loan Agreement or by any consent thereto hereafter given by Lender, it shall do so at arm's length, in good faith and by obtaining the maximum amount of recovery practicable therefor and without impairing the operating integrity of the remaining Equipment and shall remit all proceeds to Lender (unless otherwise permitted to redeploy such funds as herein permitted) to be applied first to the Term Loan in the inverse order of maturity of payments and then as Lender determines.

                 5.9 LOCATION OF CHIEF EXECUTIVE OFFICES. The chief executive office of Borrower is located in Aliquippa, Pennsylvania.

                 5.10     PROJECTIONS AND FINANCIAL STATEMENTS.

                          5.10.1   FINANCIAL STATEMENTS.  The financial
statements referred to in Section 4.8, copies of which have been delivered to Lender, comport with the books and records of Borrower, Sellers and Brighton (respectively), are complete and correct in all material respects and fairly present in all material respects each such entity's financial condition and results of operations as of such dates and for such periods and there have been no material adverse changes since such date(s). None of Borrower, Brighton nor either Seller has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses from any unfavorable commitments which are not disclosed in such financial statements or the exhibits thereto which either individually or in the aggregate would be material, and there has been no material adverse change in the Business, prospects, financial condition or operations of Sellers and Brighton taken as a whole since the last date set forth in such financial statements. Borrower has also delivered to Lender pro-forma balance sheets as of the Closing Date (which assume the consummation of the transactions contemplated by the terms of the Documents). Such pro-forma balance sheets present fairly the anticipated financial condition of Borrower as of the Closing Date.

                          5.10.2  PROJECTIONS.  Borrower has delivered to
Lender projections of the future operations of Borrower. Such projections are based upon Borrower's good faith assumptions, as of the Closing Date, regarding such future operations.

                 5.11 LITIGATION. Except as described on Exhibit "5.11" hereto, there are no actions, suits, arbitration proceedings or claims pending or, to the best of Borrower's knowledge, threatened against Borrower or maintained by Borrower, at law or in equity or before any Governmental Body which, if adversely determined, could have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower, or the validity or enforceability of any of the Documents or any of the transactions contemplated thereby, or the priority of the Security Interests.

                 5.12 CONFLICTING AGREEMENTS. Borrower is not in default under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower or the validity or enforceability of any of the Documents or any of the transactions contemplated thereby or the priority of the Security Interests. No authorization, consent, approval or other action by, and no notice to or filing with, any shareholder, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, or which will be obtained, taken or filed simultaneously with the Closing, is required (i) for the due execution, delivery or performance by Borrower of any of the Documents to which it is a party or (ii) as a condition to the validity or enforceability of any of the Documents to which Borrower is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Borrower, or affecting the Business of Borrower, (x) conflicts with any of the Documents other than such conflicts which could not cause a material adverse effect on the Business or the financial condition, operations, prospects, profits or Property of Borrower; or (y) requires any consent which has not already been obtained or is anticipated to be obtained as described above (other than a consent, the failure of which to obtain could not cause a material adverse effect on the Business or the financial condition, operations, prospects, profits or Property of Borrower), or in any way would prevent the execution, delivery or performance of the terms of any of the Documents. The execution, delivery or performance of the terms of the Documents shall not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement.

                 5.13 TAXES. Borrower and, to the best of Borrower's knowledge, Sellers and Brighton, have each filed, or caused to be filed, all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes due and payable on such returns or to become due and payable upon the filing of such returns or in any assessments made against any such entities and any of its or their respective Property and no tax liens have been filed and, to the best knowledge of Borrower, no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of such entities and are not so reflected therein.
The charges, accruals and reserves on the books of Borrower, and to the best of Borrower's knowledge, Sellers and Brighton with respect to all federal, state, local and other taxes are considered by the management of such entities to be adequate, and Borrower has no knowledge of any unpaid assessment which is or might be due and payable against any such entity or any Property of any such entity, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

                 5.14 COMPLIANCE WITH APPLICABLE LAWS. Borrower is not in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default would have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower. Borrower is in compliance in all material respects with all applicable statutes and regulations, including Environmental Laws, of all Governmental Bodies, a violation of which would have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower or the validity or enforceability of any of the Documents or any of the transactions contemplated thereby or the priority of the Security Interests.

                 5.15 FRANCHISES AND AGREEMENTS. Subject to post-closing completion of the matters set forth in Exhibit "5.15" hereto, in the manner set forth on such Exhibit, Borrower shall own, possess or have the right to use all franchises, permits and licenses, regulatory approvals, and all rights with respect thereto, necessary for the conduct of the Business as heretofore conducted and as proposed to be conducted after the Closing Date, without any known conflict with the rights of others and, in each case, free of any Liens other than Permitted Liens.

                 5.16 REGULATORY MATTERS. Borrower has duly and timely filed all material reports and other filings which are required to be filed by it under any rules or regulations promulgated by any Governmental Body or other Person having jurisdiction over the operation of the Business.

                 5.17 ENVIRONMENTAL MATTERS. Except as otherwise disclosed in the Environmental Report: (i) Borrower is in compliance in all material respects with all applicable Environmental Laws, to the extent that the failure to so comply could result in a material adverse effect on the financial condition, operations, business, prospects, profits, or Property of Borrower;
(ii) no portion of any of the Real Property has been used for the disposal of hazardous substances; and (iii) Borrower shall not cause or permit there to be, and there currently are not any known, Hazardous Materials generated, manufactured, released, transported to or from, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Property in violation of applicable Environmental Laws.

                 5.18 APPLICATION OF CERTAIN LAWS AND REGULATIONS. Neither Borrower nor any Affiliate of Borrower is:

                          5.18.1   INVESTMENT COMPANY ACT.  An "investment
company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                          5.18.2   HOLDING COMPANY ACT.  A "holding company", a
"subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                          5.18.3   REGULATIONS AS TO BORROWING.  Subject to any
statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

                          5.18.4   FOREIGN OR ENEMY STATUS.  (i) An "enemy" or
an "ally of an enemy" within the meaning of Section 2 of the Trading With the Enemy Act, (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended), or (iv) an alien or a representative of any alien or foreign government within the meaning of Section 310 of Title 47 of the United States Code.

                 5.19 MARGIN REGULATIONS. None of the transactions contemplated by this Loan Agreement or any of the other Documents, including the use of the proceeds of the Loan, shall violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X, and Borrower does not own or intend to carry or purchase any "margin security" within the meaning of such Regulation U or G.

                 5.20 OTHER INDEBTEDNESS. Upon the Closing there shall be no Indebtedness for Borrowed Money owed by Borrower to any Person, except (i) Borrower's Obligations, (ii) the Permitted Senior Indebtedness and (iii) Indebtedness evidenced by the Senior Subordinated Notes.

                 5.21 NO INVESTMENTS, ETC. Except as set forth on Exhibit "5.21", Borrower (i) has not committed to make any Investment not otherwise permitted hereunder; (ii) is not a party to any indenture, agreement, contract, instrument or lease or subject to any charter, by-law or other corporate restriction or any injunction, order, restriction or decree, which would materially and adversely affect the business, operations, properties or assets of Borrower; (iii) is not a party to any "take or pay" contract as to which it is the purchaser; and (iv) has no contingent or long-term liability or commitment, including management contracts (excluding the Employment Agreements, the Management Agreement and other employment contracts of full-time individual officers or employees previously disclosed to Lender in writing) which would materially adversely affect the business or financial condition of Borrower, in each case except those which have been disclosed to Lender in writing.

                 5.22 NO GUARANTEES. Borrower has not assumed, guaranteed or endorsed, or otherwise become directly or contingently liable in connection with any liability of any other Person, except (i) for the endorsement of checks and other negotiable instruments for collection in the ordinary course of business, and (ii) for the L/C Obligations.

                 5.23 NO MISREPRESENTATION. No representation or warranty made by Borrower contained herein or in the other Documents, and no certificate, information or report furnished or to be furnished by Borrower in connection with any of the Documents or any of the transactions contemplated hereby or thereby, contains or shall contain a misstatement of material fact, or omits or shall omit to state a material fact required to be stated in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made. There is no fact or condition known to Borrower, or reasonably foreseen by Borrower that shall (or, if it were to develop, would be likely to) materially adversely affect Borrower or the financial condition, operations, Property, business, prospects, profits or the ability of Borrower to consummate the transactions and perform its obligations pursuant to the Documents, other than facts which generally are known to the public, that has not expressly been disclosed to Lender in writing.

                 5.24 PLANS. Except as set forth on Exhibit "5.24" hereto, Borrower is not a member of any Multiemployer Plan. Each Plan maintained by Borrower is set forth on Exhibit "5.24" and is in material compliance with the applicable provisions of ERISA and the Code, and Borrower has filed all reports required to be filed by ERISA and the Code in respect of such Plan. Borrower and each of its Related Persons has met all requirements imposed by ERISA and the Code in respect of the funding of all Plans, including, without limitation, the making when due of all required installment contributions to such Plans. Except as set forth on Exhibit "5.24" hereto, there has not been, with respect to any Plan maintained by Borrower, any prohibited transaction, reportable event, or accumulated funding deficiency, as those terms are defined in ERISA.

                 5.25 EMPLOYEE MATTERS. Upon the Closing, none of the employees of Borrower shall be subject to any collective bargaining agreement other than those set forth in Exhibit "5.25" and there are no strikes, work stoppages or controversies pending or, to the best knowledge of Borrower, threatened against Borrower by any of its employees, other than employee grievances arising in the ordinary course of business which do not in the aggregate have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower.

                 5.26 PAYMENT OF DEBTS; BURDENSOME OBLIGATIONS. Borrower does not intend to incur debts beyond its ability to pay them as they mature, and the aggregate of Borrower's Property at a fair valuation is sufficient in amount to pay its debts. After giving effect to the transactions contemplated by the Documents, Borrower will not be a party to or be bound by any franchise, agreement, deed, lease, or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the reasonably foreseeable future, a material adverse effect on the Business of Borrower. Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules, or regulations will be so burdensome as to have a material adverse effect on the operation of the Business.

                 5.27 NO CONTEMPLATED BANKRUPTCY. Borrower does not contemplate the filing of a petition in bankruptcy or for a reorganization under the U.S. Bankruptcy Code (or other applicable laws), nor does Borrower have any knowledge of any threatened bankruptcy or insolvency proceeding against Borrower.

                 5.28 HINDERING CREDITORS. Borrower does not, by executing, delivering or performing this Loan Agreement, the other Loan Documents, or by consummating the Acquisition or the Contribution, or by the issuance of the Senior Subordinated Notes, or by taking any action with respect thereto, intend to hinder, delay or defraud either its present or future creditors.

                 5.29 INSOLVENCY. Immediately following each of (i) the funding of the Acquisition Advance under the Term Loan, (ii) the funding of the initial Advance under the Revolving Loan, (iii) the funding of the Indebtedness evidenced by the Senior Subordinated Notes and (iv) the completion of all of the transactions contemplated by Borrower at the time of the execution of this Loan Agreement, including without limitation the Acquisition and the Contribution, Borrower (A) will not be rendered "Insolvent" (for purposes of the foregoing, Insolvent means that the present fair saleable value (i.e., the amount that would be arrived at by a willing seller and a willing buyer under no compulsion to make a sale) of Borrower's assets is less than the amount that will be required to pay the probable liability on existing debts (including, without limitation, any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) as they become absolute and matured); and (B) will not be left with remaining Property that constitutes "unreasonably small capital" or Property the value of which was unreasonably small in relation to the Business.

                 5.30     INTELLECTUAL PROPERTY.

                          5.30.1   Borrower is the owner of all of the right,
title and interest in and to the Intellectual Property as described on Exhibit "5.30" hereto and in the licenses in which Borrower is licensor as used with respect to the products designated on Exhibit "5.30". Borrower knows of no third Person or Persons who claim to have any rights in or to any of the Intellectual Property in conflict with Borrower's rights with respect to such products. Exhibit "5.30" represents a true and accurate list of all material Intellectual Property in which Borrower asserts an interest.

                          5.30.2   Subject to applicable provisions of federal
and state law, Borrower has the exclusive right to use the Intellectual Property and the exclusive rights in the Licenses that are required to operate, or have been used in connection with or which relate to, the Business, without known or claimed infringement or conflict with the rights of other Persons. Borrower has not been charged, nor to the best of Borrower's knowledge, is it threatened to be charged, with infringement of, nor has it infringed, to its knowledge, any registered or unregistered trademark, trade name, service mark, patent, or other form of intellectual property of any other Person in connection with the operation of the Business.

                          5.30.3   All items of the Intellectual Property have
been registered with the United States Patent and Trademark Office and all such registrations are valid and subsisting as of the date hereof.

                          5.30.4   Borrower represents that it has continuously
used and is now continuously using each of the material Trademarks since the date of first use cited in the registration pertaining to such Trademarks in connection with each of the products cited in such registration, or since the date of acquisition by Borrower of the Trademarks (where the original registration thereof was issued to a third party and subsequently assigned to Borrower). To the best of Borrower's knowledge, such Trademarks (where the original registration was issued to a third party and subsequently assigned to Borrower) were, prior to the assignment to Borrower, continuously used by the prior owner thereof since the date of first use cited in the applicable registration pertaining to such Trademarks in connection with each of the products cited in such registration. True and correct copies of all such registrations have been delivered to Lender.

                          5.30.5   The consummation of the transaction
contemplated hereby will not alter or impair any right, title or interest of Borrower in any item of Intellectual Property or the Licenses, except for the granting of the Security Interests in favor of Lender.

                 5.31     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT OF
1990.

                          5.31.1   All portions of the Real Property are
presently used as administrative, manufacturing and distribution facilities and for other commercial purposes, and, to the best of Borrower's knowledge, no portions of the Real Property are used as or for a "public accommodation," as described and defined in ADA.

                          5.31.2   Borrower has made all material modifications
and/or provided all accommodations which may be required to be made or provided pursuant to the ADA in order to accommodate the needs and requirements of any disabled employees of Borrower.

                          5.31.3   Borrower's employment practices and
procedures are in compliance with the requirements of the ADA in all material respects.

                          5.31.4   Borrower has received no notice or complaint
regarding any noncompliance with the ADA of the Real Property or of Borrower's employment practices and, to the best of Borrower's knowledge, except as set forth on Exhibit "5.11" hereto, there has been no threatened litigation alleging any such noncompliance by Borrower or the Real Property.

                 5.32 VIOLATIONS OF LAWS. The (i) execution, delivery or performance of this Loan Agreement. the other Loan Documents, the Acquisition Documents, the Senior Subordinated Note Documents, and the consummation of the Acquisition and the Contribution, and (ii) performance of the other acts contemplated thereby, is not ultra vires as to Borrower, does not violate any applicable laws or the charter documents for Borrower and will not violate any provisions of, or result in a default or acceleration of, any obligation under, any agreement or instrument of any kind or any undertaking, order or decree or judgment to which Borrower is a party or by which it is bound.

                 5.33 USE OF LOAN PROCEEDS. The proceeds of the Loan will be used for proper corporate purposes in accordance with the provisions of this Loan Agreement and with applicable law.

                 5.34 GOOD CONSIDERATION. This Loan Agreement, the other Loan Documents, the Senior Subordinated Note Documents, the Acquisition Documents, and the Contribution Documents, and the consummation of the transactions contemplated thereby have been or will be executed, delivered and performed in good faith and in exchange for reasonably equivalent value.

                 5.35 RELIANCE BY LENDER; CUMULATIVE. Each warranty and representation contained in this Loan Agreement shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower shall now or hereafter give, or cause to be given, to Lender.

                 5.36 ACQUISITION. Borrower has, concurrently with the execution and delivery of this Loan Agreement and the consummation of the initial Advance and the Acquisition Advance, consummated the Acquisition pursuant to the Acquisition Agreement.


         ARTICLE 6.    AFFIRMATIVE COVENANTS

                 Until all of Borrower's Obligations are paid and performed in full, Borrower agrees that:

                 6.1 LEGAL EXISTENCE; GOOD STANDING. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure so to qualify would have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower.

                 6.2 INSPECTION. Borrower shall permit representatives of Lender at reasonable times upon reasonable notice to (i) visit its offices,
(ii) examine the books and records of Borrower and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss the Business and affairs of Borrower with the employees of Borrower, (v) examine and inspect the Property of Borrower, and (vi) meet and discuss the Business and affairs of Borrower with the Accountants.

                 6.3 FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower shall maintain a standard system of accounting in accordance with GAAP and furnish or cause to be furnished to Lender:

                          6.3.1   MONTHLY STATEMENTS.  (i) As soon as available
and in any event within fifteen (15) days after the end of each month, monthly agings of Borrower's accounts receivable and payable, an accounts receivable trial balance, a perpetual Inventory listing, and a reconciliation of Borrower's daily borrowing base certificates to its month end financial statements, and to its perpetual Inventory listing and accounts receivable aging report, and (ii) within thirty
(30) days after the end of each month (A) a statement of profit and loss of Borrower, (B) a balance sheet, and (C) a cash flow statement as of the end of such month, provided that, with respect to each set of monthly financial statements relating to the third month in any fiscal quarter of Borrower, Borrower shall also provide consolidating financial statements as of the end of such quarter, all of the financial statements described in this clause (ii) to be in a form acceptable to Lender, showing, in each case the operating results for such month and for the period from the beginning of Borrower's fiscal year through the end of such month on a comparative basis for the same period for the previous year, and certified as complete and correct in all material respects (subject to normal year end adjustments) by the Chief Financial Officer. In addition, with respect to each set of monthly financial statements which relates to the end of a fiscal quarter of Borrower, such statements shall include calculations of each of Operating Cash Flow, Contractual Senior Debt Service, Contractual Total Debt Service, and Excess Cash Flow for the period from the beginning of Borrower's fiscal year through the end of such quarter, which calculations shall be in reasonable detail, contain such information as Lender may require, and be certified as complete and correct in all material respects (subject to normal year end adjustments) by the Chief Financial Officer.

                          6.3.2   ANNUAL STATEMENTS.  As soon as available and
in any event within ninety (90) days after the close of each fiscal year of Borrower (i) a statement of profit and loss, a balance sheet, and a statement of cash flows of Borrower, as of the end of such fiscal year setting forth in each case in comparative form the corresponding figures for the preceding year, and (ii) statements of Operating Cash Flow, Contractual Senior Debt Service, Contractual Total Debt Service, and Excess Cash Flow for such year setting forth in each case in comparative form the corresponding figures for the preceding year. Such annual financial statements shall be accompanied by: (A) an opinion of the Accountants stating that (1) the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other procedures as were considered necessary under the circumstances, (2) such financial statements have been prepared in accordance with GAAP and in a manner consistent with prior periods, and (3) such financial statements fairly present in all material respects the financial position and results of operations of Borrower; (B) a letter from the Accountants stating that the statements of Operating Cash Flow, Contractual Senior Debt Service, Contractual Total Debt Service and Excess Cash Flow were computed in accordance with the requirements of this Loan Agreement; and (C) a certification by the Chief Financial Officer or the corporate Controller that the statements, reports and other information delivered pursuant to this Section 6.3.2 are complete and correct in all material respects.

                          6.3.3   OFFICER'S CERTIFICATES.  The financial
statements described in Sections 6.3.1 and 6.3.2 shall be accompanied by a certificate of the Chief Financial Officer in reasonable detail (i) certifying that no condition or event has occurred or exists which constitutes an Incipient Default or an Event of Default, or, if so, specifying in any such certificate such violations, conditions and events, and the nature and status thereof, and what actions Borrower proposes to take with respect thereto, and
(ii) showing all calculations necessary to demonstrate compliance with the provisions of Sections 6.9, 6.10 nd 7.13 of this Loan Agreement.
Simultaneously with the delivery of the annual financial statements pursuant to
Section 6.3.2, Borrower shall also deliver to Lender a certificate of its Chief Executive Officer certifying that Borrower is in compliance in all material respects with all applicable Environmental Laws and confirming the absence of matters which would require notice to Lender pursuant to the provisions of
Section 6.8.

                          6.3.4   ACCOUNTANTS' CERTIFICATE.  Simultaneously
with the delivery of the certified statements required by Section 6.3.2, copies of a certificate of the Accountants stating that (i) they have checked the computations delivered by Borrower in compliance with Section 6.3.3, (ii) in making the examination necessary for their audit of the financial statements of Borrower for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that Borrower was not in compliance with the terms, covenants, provisions, or conditions of any of the Loan Documents, or that there shall have occurred any Incipient Default or Event of Default, or, if so, specifying in such certificate all such instances of non- compliance and the nature and status thereof, and (iii) to the extent not previously covered by a separate letter from such accountants, they are aware that Lender is relying upon their certification of such financial statements and they authorize such reliance.

                          6.3.5   AUDIT REPORTS.  Promptly upon receipt
thereof, a copy of each report, other than the reports referred to in Section 6.3.2, including any so-called "Management Letter" or similar report, submitted to Borrower by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrower.

                          6.3.6   ANNUAL BUDGETS.  Not earlier than thirty (30)
days prior to the beginning of each fiscal year (and in no event later than thirty (30) days after the beginning of each such fiscal year) of Borrower, an annual budget prepared in a manner consistent with GAAP and in such further reasonable detail as Lender may request consisting of projected balance sheets, and income and cash flow statements, on a monthly basis for each of the twelve months during such fiscal year, together with such appropriate supporting details and statements of assumptions, all as Lender may request.

                          6.3.7   NOTICE OF CHANGE OF ACCOUNTANTS.  At least
ten (10) days prior to any change of Accountants, notice that such change is to occur together with the name of the new Accountants and an appropriate letter of the type described in Section 6.3.8 addressed to such new Accountants. Such new Accountants shall be an independent, national accounting firm whose professional reputation and capabilities are satisfactory to Lender.

                          6.3.8   OTHER FINANCIAL INFORMATION; ACCOUNTANTS'
COOPERATION. Such other information with respect to the financial condition of Borrower or any property of Borrower in which Lender may have a Security Interest as Lender may, from time to time, request. Borrower authorizes Lender to communicate directly with Borrower's officers and with its Accountants at reasonable times and on reasonable notice. Borrower authorizes its Accountants to disclose to Lender any and all financial statements, work papers and other information of any kind that they may have with respect to Borrower and its business and financial and other affairs. Lender shall treat information so obtained as confidential. Upon Lender's request, Borrower shall promptly deliver a letter addressed to its Accountants instructing them to comply with the provisions of this Section 6.3.8.

                          6.3.9   NOTICE OF DEFAULTS; LOSS.  Immediate written
notice if: (i) any Indebtedness of Borrower is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness of Borrower to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement of the Chief Financial Officer setting forth what action Borrower proposes to take in respect thereof, or (iv) any event shall have occurred causing loss or depreciation in the value of assets having a material adverse effect upon the financial condition, operations, business, prospects, profits or Property of Borrower, including the amount or the estimated amount of any such loss or depreciation or adverse effect.

                          6.3.10   NOTICE OF SUITS, ADVERSE EVENTS.  Prompt
written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower a party to any proceeding before any Governmental Body which may have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to Borrower by any Governmental Body or any other Person, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between or among Borrower and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) or (iii) above or in this clause (iv) may have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower.

                          6.3.11   REPORTS TO SECURITY HOLDERS, CREDITORS AND
GOVERNMENTAL BODIES.

                          (a)     Promptly upon becoming available, copies of
all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders, of all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements made available by Borrower generally to others concerning material developments in the business of Borrower.

                          (b)     Promptly upon becoming available, copies of
any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

                          (c)     Copies of all notices given to the holders of
any Permitted Subordinated Indebtedness, simultaneously with the giving of such notices.

                          6.3.12   ERISA NOTICES AND REQUESTS.

                          (a)     Immediate written notice in the event that
(i) Borrower shall fail to make any payments when due and payable under any Plan, (ii) Borrower shall receive notice from the Internal Revenue Service or the Department of Labor that Borrower shall have failed to meet the minimum funding requirements of any Plan, and include therewith a copy of such notice, or (iii) Borrower gives or is required to give notice to the PBGC of any "reportable event" (as defined in Title IV of ERISA) in respect of any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, or (iv) a notice of intent to terminate any Plan is filed with the PBGC, or (v) proceedings are instituted by the PBGC under Section 4042 of ERISA to terminate, or to appoint a trustee to administer, any Plan of Borrower, or (vi) any prohibited transaction occurs involving the assets of any Plan, or (vii) Borrower or any of their Related Persons fails to make a required installment or other payment to any Plan if such failure would result in the imposition of a Lien upon the Property of Borrower pursuant to Section 412(n) of the Code.

                          (b)     Copies of any request for a waiver of the
funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

                          6.3.13   COLLATERAL REPORTS.  Copies of Borrower's
sales reports and cash receipts reports shall be mailed by Borrower to Lender weekly, or, more frequently if requested by Lender. Original sales invoices evidencing daily sales shall be mailed by Borrower to each Account Debtor with a copy to Lender weekly if Lender so requests and, at Lender's direction at any time that an Incipient Default or Event of Default has occurred and is continuing, the invoices shall indicate on their face that the Account has been assigned to Lender and that all payments are to be made directly to Lender. Borrower shall deliver to Lender, as Lender may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrower as custodian for Lender.

                          6.3.14   SCHEDULES OF ACCOUNTS.  With such regularity
as Lender shall require, such other schedules describing all Accounts as Lender may request. Lender's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit Lender's Security Interest or other rights in and to the Accounts.

                          6.3.15   BORROWING BASE.  On the Thursday of each
week, a certificate in form satisfactory to Lender setting forth the Borrowing Base of Borrower as of the prior Saturday.

                          6.3.16   OTHER INFORMATION.   Immediate notice of any
change in the principal officers or key employees of Borrower, change of location of any Property of Borrower, any change in the name of Borrower, or any sale or purchase of Property outside the regular course of business or financial affairs of Borrower as Lender may request from time to time.

                          6.3.17   OTHER REPORTING REQUIREMENTS.  The reports,
notices and documents described in Sections 5.6.1, 5.6.2, 5.6.3 and 5.7.3.

                          6.3.18   WEEKLY CERTIFICATION OF INVENTORY.  On the
Thursday of each week, a certificate setting forth a schedule of inventory as of the prior Saturday.

                 6.4 TAX RETURNS. Borrower shall, upon request, furnish to Lender true, complete and correct copies of Borrower's income tax returns, including all schedules and attachments thereto, as filed with the Internal Revenue Service annually, within thirty (30) days following such filing. In the event such tax returns are filed after the date upon which such returns would otherwise be due, in light of Borrower's fiscal year end, absent the granting of any extension, Borrower shall provide Lender with a copy of Borrower's request for an extension of the time in which to file federal income tax returns.

                 6.5 REPORTS TO GOVERNMENTAL BODIES AND OTHER PERSONS. Borrower shall timely file all reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over Borrower, including, but not limited to, such of the Documents as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person.

                 6.6 MAINTENANCE OF LICENSES AND OTHER AGREEMENTS. Borrower shall maintain in force at all times, and apply in a timely manner for renewal of, all licenses, approvals, permits, franchises, Operating Agreements and other agreements (including, without limitation, the Tax Sharing Agreement) necessary for the continuation of the operation of the Business, the loss of which would have a material adverse effect upon Borrower or upon the Business or profits, prospects or the operation of Borrower. Borrower shall give Lender at least thirty (30) days prior written notice of the proposed amendment of any of such licenses, permits, franchises, Operating Agreements or other agreements.

                 6.7 INSURANCE. Parent and Borrower shall obtain and maintain, and deliver to Lender evidence of, and keep at all times and in full force and effect, such casualty, hazard, public liability, product liability, and other insurance as is required by Lender, written by insurers and in amounts and forms satisfactory to Lender. The net proceeds, after deducting all costs and expenses (including attorneys' fees) of collection shall be applied in the following manner. To the extent that any such insurance proceeds arise as a result of the loss of or any other casualty to Inventory, such proceeds shall be paid directly to Lender, for application against the Revolving Loan. As to proceeds of insurance not arising from a loss of Inventory, (a) if at the time such proceeds are realized there has occurred and is continuing any Event of Default or Incipient Default (exclusive of any Event of Default or Incipient Default arising solely from the casualty which gave rise to such insurance proceeds, but without excluding an Incipient Default or Event of Default arising from the failure to maintain sufficient insurance in compliance with this Section 6.7) or (b) if the damage caused by such casualty is not susceptible to repair or the items lost or destroyed are not susceptible to replacement, then the net proceeds of such insurance, at Lender's discretion, shall be applied either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or to the payment of Borrower's Obligations. In the event that neither of the preceding two sentences applies, then such insurance proceeds shall be made available to Borrower for purposes of replacing or restoring the Collateral subject to providing Lender with evidence reasonable satisfactory to Lender of the application of such proceeds toward the repair or replacement process. Without limiting Lender's right to impose other reasonable terms and conditions, Lender shall be entitled to require receipt of assurances adequate to Lender in its reasonable judgment that the proceeds remaining after disbursement will be sufficient, together with other amounts available from Borrower, to complete such repair and replacement. Regardless of whether Lender or Borrower controls the insurance proceeds during the repair and restoration process, the parties agree that any excess proceeds of insurance remaining after completion of the restoration or replacement process shall be delivered to Lender for application against Borrower's Obligations. Any proceeds applied to the payment of Borrower's Obligations shall be applied as provided by Section 2.11. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

                 6.8 ENVIRONMENTAL MATTERS. Borrower shall, promptly upon receipt thereof, provide Lender with a copy of (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against Borrower, the Real Property or any other real property used by Borrower alleging violations of any law, ordinance and/or regulation requiring Borrower to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, or (ii) any notice from any Governmental Body or any other Person alleging that Borrower is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from a release or transportation of Hazardous Materials. Borrower, at its sole cost and expense, shall comply in all respects as to which the failure to do so could have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower with the foregoing notices or diligently contest in good faith by appropriate proceedings any demands set forth in such notices and, in all events, shall at all times comply in all respects as to which the failure to do so could have a material adverse effect on the financial condition, operations, business, prospects, profits or Property of Borrower with, and be responsible for, all Environmental Laws applicable to Borrower's Property, the Real Property and any other real property used or leased by Borrower.

                 6.9      DEBT SERVICE COVERAGE.

                          6.9.1   SENIOR DEBT SERVICE COVERAGE.  Borrower shall
maintain the ratio of its Operating Cash Flow to Contractual Senior Debt Service for (i) the three months ending on June 30, 1995 at not less than 2.00:1.00, (ii) the six months ending on September 30, 1995 at not less than 1.85:1.00, (iii) the nine months ending on December 31, 1995 at not less than 1.50:1.00, and (iv) the twelve month period ending on March 31, 1996 and on the last day of each calendar quarter thereafter, at not less than 1.50:1.00.

                          6.9.2   TOTAL DEBT SERVICE COVERAGE.  Borrower shall
maintain the ratio of its Operating Cash Flow to Contractual Total Debt Service for (i) the three months ending on June 30, 1995 at not less than 1.40:1.00,
(ii) the six months ending on September 30, 1995 at not less than 1.20:1.00,
(iii) the nine months ending on December 31, 1995 at not less than 1.15:1.00, and (iv) the twelve month period ending on March 31, 1996 and on the last day of each calendar quarter thereafter, at not less than 1.15:1.00.

                 6.10 MINIMUM NET WORTH. Borrower shall maintain its Tangible Net Worth, determined at the end of each fiscal quarter, at not less than the sum of (i) $7,000,000 and (ii) the greater of (A) zero or (B) twenty-five percent (25%) of the Net Income of Borrower for the period beginning on the Closing Date and ending on the date of determination thereof.

                 6.11     ACCOUNTS SYSTEM.   Borrower shall maintain a system
of accounting for Accounts, reserves and loan availability which is in accordance with GAAP. Borrower shall not materially change its system of accounting from that which is in effect as of the Closing Date, which system Lender agrees is acceptable to Lender, without the prior consent of Lender, which consent shall not unreasonably be withheld. Lender hereby acknowledges that Borrower is modifying the method by which it accounts for its Inventory from "last-in, first-out" to "first-in, first-out".

                 6.12 COVENANTS CONCERNING INTELLECTUAL PROPERTY. So long as any of Borrower's Obligations remain outstanding, Borrower covenants that:

                          (i)     it will maintain a level of quality in all
products sold under the Trademarks or Borrower's subsequently adopted trademarks and trade names consistent with Borrower's practices as of the Closing Date;

                          (ii)    it will not aid any third party in attempting
to register any trademark or service mark which is the same or confusingly similar to the Trademarks, or to trademarks and trade names subsequently adopted by Borrower; provided, however, that nothing in the foregoing shall prevent Borrower from entering into agreements with third parties whereby Borrower licenses the right to use the Trademarks;

                          (iii)   it will provide such assistance as Lender may
reasonably require in relation to any application by Lender to register or maintain the registration of any Trademark;

                          (iv)    during the term of this Loan Agreement and at
its own expense, it will apply for registration with the U.S. Patent and Trademark Office and do all things necessary to obtain and maintain such registrations with respect to all Trademarks used in the United States which, in the reasonable exercise of Borrower's business judgment, are material to the Business;

                          (v)     it will notify Lender of any unauthorized use
by others of the Trademarks or Patents which may have a material adverse effect on the Business promptly as it comes to the attention of any executive officer of Borrower possessing familiarity with the Trademarks or Patents;

                          (vi)    in the event of unauthorized use of a
Trademark or Patent by a third party, it will diligently pursue all appropriate action, as determined by Borrower in the reasonable exercise of its business judgment, including, but not limited to, diligent efforts to persuade the alleged infringer or violator to desist, and/or the bringing and prosecuting of an appropriate suit or other proceeding against the infringer;

                          (vii)   during the term of this Loan Agreement, it
will not further encumber the Trademarks, the Patents, or the Licenses without the prior written consent of Lender; and

                          (viii)  it shall grant a first priority Security
Interest to Lender in all trademarks, trade names and service marks, and in the event any of the foreign registrations of trademarks, trade names or service marks become material to the Business, it shall, upon the request of Lender, take all steps necessary to allow Lender to perfect its Security Interest in such foreign registrations.

                 6.13 INTEREST RATE CAP AGREEMENTS. Maintain and pay and perform as and when due and payable or required to be performed, all amounts and obligations in respect of all Initial Interest Rate Cap Agreements and all interest rate cap agreements entered into by Borrower at the request of Lender subsequent to the expiration thereof.

                 6.14 COMPLIANCE WITH APPLICABLE LAWS. Borrower shall comply in all material respects with all applicable statutes and regulations of all Governmental Bodies, including, without limitation, the ADA as it applies to both the Real Property and Borrower's employment practices, a violation of which would have a material adverse effect on the financial condition, operations, business, profits or Property of Borrower, or the validity or enforceability of any of the Documents or any of the transactions contemplated thereby or the priority of the Security Interests. Borrower shall comply in all material respects with any judgment, order, writ, injunction, decree or decision or any Governmental Body applicable to it.

         ARTICLE 7.   NEGATIVE COVENANTS

                 Until all of Borrower's Obligations are paid and performed in full, Borrower shall not:

                 7.1 BORROWING. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations, (ii) Permitted Subordinated Indebtedness, (iii) Permitted Senior Indebtedness, (iv) the L/C Obligations, and (v) Indebtedness arising under the Repurchase Agreement; provided, however, that the Indebtedness of Borrower under the Repurchase Agreement, regardless of whether it is evidenced by a promissory note, may not be repaid (A) prior to the day after the currently scheduled Maturity Date (as the Maturity Date may be postponed as a result of an Insolvency Proceeding or a "work-out" of Borrower) or (B) if there is no such postponement of the Maturity Date, but if as at such date the Loan shall not have been repaid in full because of an Event of Default, then for so long as the Loan remains not fully repaid.

                 7.2 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

                 7.3 MERGER AND ACQUISITION. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock of any Person.

                 7.4 CONTINGENT LIABILITIES. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except
(i) liabilities arising from the endorsement of Negotiable Collateral for deposit or collection or similar transactions in the ordinary course of business, (ii) the L/C Obligations, and (iii) the Withdrawal Liability.

                 7.5 DIVIDENDS; DISTRIBUTIONS. Declare or pay any dividends or apply any of its Property to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except Borrower may pay cash dividends to J&L Holdings in an amount sufficient to enable CPT, as the consolidated taxpayer for itself, J&L Holdings and Borrower, if applicable, to pay taxes when due, provided that such dividends are used within 30 days of their receipt thereof and such dividends do not exceed the separate tax liability of Borrower if it were the taxpayer.

                 7.6 INVESTMENTS AND LOANS. Purchase or otherwise acquire, hold or invest in the capital stock of, or hold any other interest in, make any arrangement for the purpose of providing funds or credit to, or make any other Investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except (i) Investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) Investments in commercial or finance paper which is rated either "Aaa", "AAA" or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors,
(iii) any interests in any money market account maintained with a Qualified Depository, the Investments of which are restricted to the types specified in clause (i) above, (iv) Accounts arising from the sale of goods and services in the ordinary course of business of Borrower, and (v) noncash proceeds from any sale if such sale is otherwise permitted by this Agreement, and (vi) the Initial Interest Rate Cap Agreement and any renewal thereof entered into by Borrower at the request of Lender.

                 7.7 FUNDAMENTAL BUSINESS CHANGES. Engage in any business other than the Business or a business substantially related to the Business or materially change the nature of the Business.

                 7.8 SALE OR TRANSFER OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any Property except for disposition of (i) inventory in the ordinary course of business, (ii) Property which is not material to or necessary for the continued operation of the Business; provided, however, that the proceeds from such disposition shall remain subject to the Security Interests, or (iii) unusable items or Equipment which, in the ordinary course of Borrower's business (and subject to clause (ii) above), are replaced with new items or Equipment of like function and comparable value to the unusable items or Equipment when the same were new; provided, however, that such replacement items and Equipment shall become subject to the Security Interests.

                 7.9      PAYMENTS ON SUBORDINATED INDEBTEDNESS.

                          (a)     Make any payment on the Senior Subordinated
Notes, except as permitted by the Subordination and Intercreditor Agreement, and if, after giving effect to such payment, Borrower would have Excess Availability of at least $1,000,000 assuming the Maximum Amount equals $15,000,000, the standards of eligibility set forth in the definition of Eligible Accounts and Eligible Inventory have not been modified or revised, no reserves are deemed necessary by Lender as provided in the definition of Borrowing Base, and Lender has not reduced the advance rates pursuant to
Section 2.2.2.

                          (b)     Subject to the terms of the Management
Subordination Agreement, make any payment of management fees, except regularly scheduled periodic payments of the compensation due to CPT under the Management Agreement may be made to CPT in equal monthly installments in advance, provided
(i) no Event of Default or Incipient Default then exists under the Loan Documents, or would exist as a result of giving effect to each such payment,
(ii) such payments are made in accordance with the terms of the Management Agreement and in any event not more frequently than once each month, (iii) after giving effect to such payment Borrower would have Excess Availability of at least $1,500,000,

(iv) each such payment in any month would not exceed the sum of (A) $37,500 plus (B) the excess, if any, of $12,500 over the amount actually expended by Borrower during the immediately preceding month as Management Expenses (assuming estimated accounting fees for standard auditing procedures are paid on a monthly basis), and (v) after giving effect to each such payment, the aggregate amount of all such payments in any fiscal year would not exceed the sum of $600,000. In addition to the foregoing, Borrower shall be permitted to reimburse CPT for Management Expenses; provided, however, to the extent that the aggregate amount of all such Management Expenses exceed $12,500 in any month, such Management Expenses shall be itemized and a copy of such itemization, together with such bills, invoices or other documentation as Lender may reasonably request relating to such Management Expenses shall be delivered to Lender concurrently with the financial statements required to be delivered to Lender pursuant to Section 6.3.1(ii);

                          (c)     Subject to the terms of the State
Subordination Agreement(s) then in effect, make any payment of State Debt, except payments of principal and interest due on the State Debt may be made to the holder thereof provided (i) no Event of Default or Incipient Default then exists under the Loan Documents, or would exist as a result of giving effect to such payment, (ii) after giving effect to such payment Borrower would have Excess Availability of at least $1,500,000, and (iv) the ratio of Borrower's Operating Cash Flow to Contractual Total Debt Service for (i) the three months ending on June 30, 1995 is not less than 1.40:1.00, (ii) the six months ending on September 30, 1995 is not less than 1.20:1.00, (iii) the nine months ending on December 31, 1995 is not less than 1.15:1.00, and (iv) the twelve month period ending on March 31, 1996, and on the last day of each calendar quarter thereafter, is not less than 1.25:1.00.

                 7.10 AMENDMENT OF CHARTER AND BY-LAWS. Amend, modify or waive any term or provision of its corporate charter or by-laws, unless required by law.

                 7.11 ACQUISITION OF ADDITIONAL PROPERTIES. Acquire or engage in the acquisition of any Person engaged in the Business or in any business that related to the Business.

                 7.12 ISSUANCE OF STOCK. Issue or cause to be issued or sell any shares of capital stock or, except for the Warrants, any securities convertible into or exercisable for any shares of capital stock of Borrower resulting in a change of control of Borrower, or otherwise allow for any change in control of Borrower. Any shares of capital stock or securities convertible into or exercisable for any shares of capital stock of Borrower which may hereafter be issued by Borrower shall be pledged to Lender as security for the payment and performance of all of Borrower's Obligations, in form and substance substantially identical to the Stock Pledge Agreement.

                 7.13 CAPITAL EXPENDITURES. Make Capital Expenditures in any Loan Year in an amount exceeding $1,500,000 ("MAINTENANCE CAPITAL EXPENDITURES"); provided, however, that in addition to Maintenance Capital Expenditures, Borrower may make Capital Expenditures (i) during the period commencing on the Closing and ending on June 30, 1996, for discretionary projects, including the purchase and installation of a reheat furnace, in an aggregate amount not to exceed $8,000,000, and (ii) out of Excess Cash Flow for additional projects subject to Lender's prior consent. Other than with respect to Capital Expenditures financed to the extent of the Permitted Senior Indebtedness and the State Debt, all Capital Expenditures shall be made only out of internally generated funds, including Subsequent Advances under the Term Loan and Advances under the Revolving Loan.

                 7.14 TRANSACTIONS WITH AFFILIATES. Except as set forth on Exhibit "7.14" hereto and except for transactions otherwise specifically permitted by this Loan Agreement, sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate of Borrower, or lease Property, render or receive services or purchase assets from any such Affiliate, unless such transaction is on terms and at rates no more favorable to such Affiliate than those that would have been provided in an arms-length transaction between Borrower and an unrelated third party. Borrower shall not loan any monies to any shareholders, directors, officers or partners of Borrower or any Affiliate or partner of any such Person, other than for normal advances against salary in the ordinary course of the Business.

                 7.15 SUBSIDIARIES, JOINT VENTURES, MANAGEMENT CONTRACTS, CAPITAL STRUCTURE CHANGES. (i) Create any direct or indirect Subsidiary; (ii) divest itself of any material assets by transferring them to any existing Affiliate or any future Subsidiary or Affiliate or by entering into a partnership, joint venture, similar arrangement; (iii) make any material change in its capital structure; or (iv) except for the Management Agreement, enter into any management contract (not including an employment contract for the full time employment of an officer or employee entered into in the regular course of Borrower's Business) granting or transferring to a third party management rights in the nature of control over any material portion of Borrower's Business.

                 7.16 CORPORATE OFFICES, CORPORATE NAME, CORPORATE RECORDS. Transfer its executive offices or change its corporate name or maintain records (including computer printouts and programs) with respect to Accounts or keep Inventory or Equipment at any locations other than those at which the same are presently kept or maintained, except upon Lender's prior written consent and after the delivery to Lender of financing statements in form satisfactory to Lender.

                 7.17 SALES PRACTICES. Sell merchandise on the basis of any of the following: a sale on extended terms ("dating"), a bill-and-hold sale, a consignment sale, a sale and return, a "guaranteed sale" (i.e., one in which Borrower guarantees resale by vendee or agrees to accept return of the goods), or any other sale pursuant to which Borrower agrees to accept the return of the goods, or to exchange the same upon the happening of any event other than failure to conform with quality specifications.

                 7.18     FISCAL YEAR.  Change its fiscal year.

                 7.19 AMENDMENTS TO AGREEMENTS. Amend, or consent to any amendment to, the Acquisition Documents, the Contribution Documents, the Tax Sharing Agreement, the

CCC/Borrower Agreement, or, except to the extent provided in the Subordination and Intercreditor Agreement, the Senior Subordinated Note Documents.

                 7.20 COMPLIANCE WITH ERISA. Except as set forth on Exhibit "5.24" hereto, (i) terminate, or permit any member of a Controlled Group to terminate, or take any other action with respect to, any Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4068(f) of ERISA) which would result in any material liability of Borrower or any member of a Controlled Group, to the PBGC or to any Plan, or (ii) permit the occurrence of any "reportable event" (as defined in Title IV of ERISA), or any other event or condition, which presents a risk of such a termination by the PBGC of any Plan, or (iii) permit the present value of all benefit liabilities under all Plans to exceed the current value of the assets of such Plans allocable to such benefit liabilities, or (iv) permit any unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA allocable to Borrower or its Related Persons.

                 7.21 PROXY RECOGNITION. Recognize or give effect to any proxy given in violation of the Stock Pledge Agreement.


         ARTICLE 8.   DEFAULT AND REMEDIES

                 8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default under the Loan Documents:

                          8.1.1   DEFAULT IN PAYMENT.  If Borrower shall fail
to pay all or any portion of Borrower's Obligations when the same become due and payable.

                          8.1.2   BREACH OF COVENANTS.

                          (a)     If Borrower shall fail to observe or perform
any covenant or agreement made by 6.7, 6.9, 6.10, or in Article 7;

                          (b)     If Borrower shall fail to observe or perform
any covenant or agreement made by Borrower contained in Sections 5.6.2, 5.6.3, 5.7.2, 5.7.3, 5.7.4, 5.8.3, 6.1, 6.2, 6.3, 6.11 or 6.12, and failure shall continue for a period of five (5) days after notice of such failure is given by Lender;

                          (c)     If Borrower or any other Person shall fail to
observe or perform any covenant or agreement (other than those referred to in Section 8.1.2(a) or Section 8.1.2(b) above or in Section 8.1.8) made by such Person in any of the Loan Documents to which such Person is a party, and failure shall continue for a period of thirty (30) days after written notice of such failure is given by Lender.

                          8.1.3   BREACH OF WARRANTY.  If any representation or
warranty made by or on behalf of Borrower in or pursuant to any of the Documents (other than those provisions of Article 5 referred to in subsection 8.1.2(a) above) or in any instrument or document furnished in compliance with the Documents shall prove to be false or misleading in any material respect on the date as of which made.

                          8.1.4   DEFAULT UNDER ANY INDEBTEDNESS.  If Borrower
at any time shall be in default with respect to (i) the Permitted Subordinated Indebtedness, or (ii) any Indebtedness for Borrowed Money or Capitalized Lease (other than Borrower's Obligations), in each case (with resect to this clause
(ii)), beyond the grace period, if any, applicable thereto or thirty (30) Business Days, if shorter, and the aggregate amount of such Indebtedness) then in default shall exceed $75,000.

                          8.1.5   BANKRUPTCY, ETC.

                          (a)     If J&L Holdings or Borrower shall (i)
generally not be paying its respective debts as they become due, (ii) file, consent, by answer or otherwise, to the filing against such Person of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for such Person, or for any substantial part of the Property owned by such Person, (v) be adjudicated insolvent, or (vi) with respect to J&L Holdings or Borrower, take corporate action for the purpose of any of the foregoing.

                           (b)    If any Governmental Body of competent
jurisdiction shall enter an order appointing, without consent of J&L Holdings or Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to J&L Holdings or Borrower, or with respect to any substantial part of the Property belonging to J&L Holdings or Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of J&L Holdings or Borrower, or if any petition for any such relief shall be filed against J&L Holdings or Borrower and such petition shall not be dismissed or stayed within forty-five (45) days.

                          8.1.6   JUDGMENTS.  If there shall exist a final
judgment or award against Borrower which shall have been outstanding for a period of thirty (30) days or more from the date of the entry thereof and shall not have been discharged in full or stayed pending appeal, provided that the aggregate amount of all such judgments and awards exceeds $75,000.

                          8.1.7   IMPAIRMENT OF LICENSES; OTHER OPERATING
AGREEMENTS. If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any license, permit, approvals, including without limitation, any approvals required for the continued operation of the Business (the "APPROVALS"), or trademark or trade name of Borrower, the failure of which to continue would have a material adverse effect upon the financial condition, business, operations, profit, Property or prospects of Borrower; or (ii) there shall exist any violation or default in the performance of, or a failure to comply with, any lease, agreement or condition or term of any license, permit or other governmental approval or consent, which violation, default or failure would have a material adverse effect upon the financial condition, business, operations, profit, Property or prospects of Borrower, or any lease or any such agreement, license, permit, Approvals, or governmental approval or consent shall cease to be in full force and effect, or
(iii) any Operating Agreement or other agreement which is necessary to the operation of the Business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, such revocation or termination and non-replacement would have a material adverse effect upon the financial condition, business, operations, profit, Property or prospects of Borrower.

                          8.1.8   COLLATERAL.  If any material portion of the
Collateral shall be seized or taken by a Governmental Body; or Borrower shall fail to maintain the Security Interests and priority of the Loan Documents as against any Person; or the title and rights of Borrower to any material portion of the Collateral shall have become the subject matter of litigation which, might, in the opinion of Lender upon final determination result in an impairment or loss of the security provided by the Loan Documents.

                          8.1.9   MISREPRESENTATION. If any writing, document,
aging, certificate or other evidence of the Accounts or Inventory shall be materially incomplete, incorrect, or misleading at the time the same is furnished to Lender.

                          8.1.10  MATERIAL ADVERSE EFFECT.  If, in Lender's
reasonable opinion, the occurrence and continuance of any condition has a material adverse effect on the business, operations, prospects or financial condition of Borrower, taken as a whole.

                          8.1.11   INTEREST RATE CAP AGREEMENTS.  Borrower
shall fail (if requested by Lender in a written notice to Borrower delivered to Borrower not less than thirty (30) days prior to the expiration of the Initial Interest Rate Cap Agreement), concurrently with the expiration of the Initial Interest Rate Cap Agreement, to enter into an additional interest rate cap agreement for a period of not less than two (2) years on terms substantially similar to the Initial Interest Rate Cap Agreement and otherwise in form and substance satisfactory to Lender and with counterparties satisfactory to Lender.

            8.1.12    OWNERSHIP OF STOCK; BOARD OF DIRECTORS OF CPT.

                          (a)     (i) J&L Holdings shall at any time prior to
the exercise of the Warrants by the holders thereof, own, beneficially and of record, less than 100% in the aggregate of all of the issued and outstanding shares of capital stock of Borrower having ordinary voting rights for the election of directors.

                                  (ii) J&L Holdings shall at any time
subsequent to the exercise of the Warrants by the holders thereof, own, beneficially and of record, less than 80.1% in the aggregate of all of the issued and outstanding shares of capital stock of Borrower having ordinary voting rights for the election of directors.

                                  (iii) J&L Holdings and the holders of the
Warrants shall at any time subsequent to the exercise of the Warrants, own, beneficially and of record, less than 100% in the aggregate of all of the issued and outstanding shares of capital stock of Borrower having ordinary voting rights for the election of directors.

                          (b)     The Shareholders (or, in the event of the
death of any of them, his estate, legal representative or heirs) and CPT shall at any time own, beneficially and of record, less than 100% in the aggregate of all of the issued and outstanding shares of capital stock of J&L Holdings having ordinary voting rights for the election of directors.

                          (c)     CPT shall at any time own, beneficially and
of record, less than 80.1% in the aggregate of all of the issued and outstanding shares of capital stock of J&L Holdings having ordinary voting rights for the election of directors.

                          (d)     William L. Remley and Richard Kramer (or
their designees) shall at any time constitute less than two-thirds of the Board of Directors of CPT.

                 8.2 ACCELERATION OF BORROWER'S OBLIGATIONS. Upon the occurrence of:

                          (i)     any Event of Default described in Section
8.1.5, all of Borrower's Obligations at that time outstanding automatically shall mature and become due, and

                          (ii)    any other Event of Default, Lender, at any
time, (unless such Event of Default shall have been waived in writing or remedied) at its option, without further notice or demand, may declare all of Borrower's Obligations due and payable, whereupon, in either such case, Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice, all of which hereby are waived.

                 8.3 REMEDIES ON DEFAULT. If any of Borrower's Obligations have been accelerated pursuant to Section 8.2, Lender, at its option, may:

                          8.3.1  ENFORCEMENT OF SECURITY INTERESTS. Enforce its
rights and remedies under the Loan Documents in accordance with their respective terms, and do any one or more of the following, all of which are authorized by Borrower:

                          (i)     cease advancing money or extending credit to
or for the benefit of Borrower under this Loan Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                          (ii)    terminate this Loan Agreement and any of the
other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and Security Interest in the Collateral and without affecting Borrower's Obligations and Borrower shall continue to assign Accounts and consign Inventory to Lender and continue to turn over collections to it;

                          (iii)   settle or adjust disputes and claims directly
with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                          (iv)    cause Borrower to hold all returned Inventory
in trust for Lender, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label such returned Inventory as the property of Lender;

                          (v)     without notice to or demand upon Borrower,
make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                          (vi)    without notice to Borrower (such notice being
expressly waived), set off and apply to Borrower's Obligations any and all (A) balances and deposits of Borrower held by Lender, or (B) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                          (vii)   ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, and the goodwill associated with any of the foregoing, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                          (viii)  assume any and all of the obligations of
Borrower under any of the Assigned Contracts and to perform any and all acts that Borrower is required or entitled to perform thereunder, including, without limitation, enforcement of Borrower's rights pursuant to the terms thereof;

                          (ix)    sell the Collateral at either  a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                          (x)     Lender shall give notice of the disposition
of the Collateral as follows:

                                  (A)      Lender shall give Borrower and each
holder of a security interest in the Collateral who has filed with Lender a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                  (B)      the notice shall be personally
delivered or mailed, postage prepaid, to Borrower as provided in Section 11.1, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Lender;

                                  (C)      if the sale is to be a public sale,
Lender also shall give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                          (xi)    Lender may credit bid and purchase at any
public sale; and

                          (xii)   any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, by Lender to Borrower.

                          8.3.2   OTHER REMEDIES.  Enforce any of the rights or
remedies granted to Lender under any other Loan Document and any other rights or remedies accorded to Lender at equity or law, by virtue of statute or otherwise.

                 8.4 APPLICATION OF FUNDS. Any funds received by Lender after an Event of Default pursuant to the exercise of any rights accorded to Lender pursuant to, or by the operation of any of the terms of, any of the Loan Documents, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral, shall be applied by Lender in the following order of priority:

                          8.4.1  EXPENSES.  First, to the payment of (i) all
fees and expenses, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Lender in exercising any rights accorded to Lender pursuant to the Loan Documents or by applicable law, including, without limitation, attorneys' fees, and (ii) all Liens superior to the Liens of

Lender except such superior Liens subject to which any sale of the Collateral may have been made.

                          8.4.2   BORROWER'S OBLIGATIONS.  Next, to the payment
of the remaining portion of Borrower's Obligations, in such order as Lender may determine.

                          8.4.3   SURPLUS.  Any surplus, to the Person or
Persons entitled thereto.

                 8.5 PAYMENTS BY LENDER ON BEHALF OF BORROWER. In the event that Borrower at any time fails to do or perform any act, or pay any amount, or take any action, when such performance, payment or action is required hereunder (and, if applicable, following the lapse of any grace or compliance period in which such payment, performance or action may be taken by Borrower hereunder), then Lender may make such payment or cause such performance or action to be taken, and all amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith, shall be immediately due and payable by Borrower to Lender, the payment and performance of which shall be an Obligation hereunder, and shall be secured by the Collateral. All such amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith, shall bear interest at the Default Rate from the date incurred by Lender until paid.

                 8.6 WAIVER OF NOTICE, SURETIES, DAMAGES. Except as may be otherwise specifically provided herein or in any other agreement between Lender and Borrower which may be applicable, Borrower waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to (i) any action or prejudgment remedy or proceeding by Lender to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Loan Agreement, any other Loan Document or by applicable law, and (ii) of the time, place or terms of sale in connection with the exercise of Lender's rights hereunder. Borrower also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by Lender of Property subject to Lender's Lien. Borrower also waives any damages (direct, indirect, consequential or otherwise) occasioned by the enforcement of Lender's rights under this Loan Agreement including the taking of possession of any Collateral or the giving of notice to any account debtor or the collection of any Account, all to the extent that such waiver is permitted by law. Borrower also consents that Lender may enter upon any premises owned by or leased to Borrower without obligation to pay rent or other compensation or for use and occupancy, through self help, without judicial process and without having first given notice to Borrower or obtained an order of any court. These waivers and all other waivers provided for in this Loan Agreement, the other Loan Documents and any other agreements or instruments executed in connection herewith have been negotiated by the parties and Borrower acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

                 8.7 NO OBLIGATION TO OTHER CREDITORS. Borrower agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to proceed if against any Collateral or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person.

                 8.8 REMEDIES REGARDING INTEREST RATE CAP AGREEMENT. Upon the occurrence of an Event of Default, Lender shall have the right to terminate its obligations under the Initial Interest Rate Cap Agreement (or any subsequent interest rate cap agreement) including without limitation, any and all obligations to make payments to Borrower thereunder. In addition to the foregoing, upon the occurrence of an Event of Default, and without regard to whether any of Borrower's Obligations have been accelerated pursuant to Section
8.2 hereof, Lender, at its option, may set-off and apply any and all payments due from Lender to Borrower pursuant to the Initial Interest Rate Cap Agreement (or any subsequent interest rate cap agreement) against any and all indebtedness due to or to become due, now existing or hereafter arising, of Borrower to Lender pursuant to any of the Loan Documents. Following the occurrence of an Incipient Default, Lender may suspend payment of any and all amounts due from Lender to Borrower until the Incipient Default is cured, and if such Incipient Default is not cured within the grace period provided, Lender shall be entitled to set-off in accordance herewith all amount dues to Borrower.


         ARTICLE 9.     CLOSING

                 The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by Lender. The Closing shall take place at the office of Winston & Strawn, 175 Water Street, New York, New York 10038, or such other place as the parties hereto shall agree.


         ARTICLE 10.   EXPENSES AND INDEMNITY

                 10.1 ATTORNEYS' FEES AND OTHER FEES AND EXPENSES. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrower agrees to pay to Lender on demand all expenses incurred by Lender in connection with the transactions contemplated hereby (including, without limitation, any appraisal fees, title insurance premiums and recording charges) and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Documents, including, without limitation:

                          10.1.1   FEES AND EXPENSES FOR PREPARATION OF LOAN
DOCUMENTS. All expenses, disbursements and reasonable attorneys' fees (including, without limitation, charges for required lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) of special counsel and other counsel retained by Lender in connection with the preparation and negotiation of any of the Loan Documents or any amendments, modifications or waivers hereto or thereto (whether or not the same become effective).

                          10.1.2   FEES AND EXPENSES IN ENFORCEMENT OF RIGHTS
OR DEFENSE OF LOAN DOCUMENTS. Any expenses or other costs, including reasonable attorneys' fees and expert witness fees, incurred by Lender in connection with the enforcement or collection against Borrower of any provision of any of the Loan Documents, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Documents, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower of any provision of any of the Loan Documents in any state or federal bankruptcy or reorganization proceeding.

                 10.2 INDEMNITY. Borrower agrees to indemnify and save Lender harmless of and from the following:

                          10.2.1   BROKERAGE FEES.  The fees, if any, of
brokers and finders.

                          10.2.2   SECURITIES VIOLATIONS, MATTERS RELATING TO
BANKRUPTCY. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees) incurred by Lender in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any creditors of Borrower or investigation under any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by the Documents, except that nothing herein shall require Borrower to indemnify and save Lender harmless from liability for losses, costs, damages or expenses, the sole and proximate cause of which is
(i) Lender's own gross negligence or willful misconduct or (ii) Lender's violation of its corporate charter or by-laws or other laws or regulations applicable to Lender.

                          10.2.3   OPERATION OF COLLATERAL; JOINT VENTURERS.
Any loss, cost, liability, damage or expense (including reasonable attorneys' fees) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Lender and Borrower as having the relationship of joint venturers or partners or the determination that Lender or Borrower has acted as agent for the other.

                          10.2.4   ENVIRONMENTAL INDEMNITY.  Any and all
claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Real Property, and/or the failure of Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including reasonable attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Lender when incurred by Lender. The foregoing indemnity shall not extend to any claims, losses, damages, response costs, clean-up costs, or expenses which relate to or arise from contamination or other environmental matters to the extent that any such contamination or matter was created solely by the actions of Lender or its representatives, without in any manner limiting the scope of such indemnity as it relates to environmental matters which may develop without having been caused by Lender or its representatives, whether or not such matters were caused by Borrower or its representatives.

                          10.2.5  AMERICANS WITH DISABILITIES ACT.  Without
limiting the generality of any other provision of this Loan Agreement, Borrower shall indemnify, defend and hold harmless Lender, its successors and assigns, and the directors, officers, employees, agents and servants of the foregoing, from any and all losses, costs, expenses (including court costs and reasonable attorneys' fees), damages, demands, claims, suits, proceedings, orders and judgments, penalties, fines and other sanctions arising from any claim that the Real Property or Borrower's employment practices are not in compliance with the requirements of the ADA or that Borrower has otherwise discriminated against any disabled person in violation of the ADA.

                          10.2.6  ADDITIONAL MONIES.  Borrower, concurrently
with Parent's acceptance of the Proposal, deposited the sum of One Hundred Thousand Dollars ($100,000) with Lender as the Deposit for application by Lender to Lender's costs, fees and expenses incurred in connection with the documentation, due diligence and the closing of the Loan. Borrower shall be responsible for all such costs, fees and expenses as more fully set forth in
Section 10.1.1 hereof.


         ARTICLE 11.    MISCELLANEOUS

                 11.1 NOTICES. All notices, communications and waivers under this Loan Agreement shall be in writing and shall be (i) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or
(ii) delivered by overnight express carrier, addressed in each case as follows:

                 If to Borrower:  J&L Structural, Inc.
                                  c/o CPT Holdings, Inc.
                                  1430 Broadway, 13th floor
                                  New York, New York  10018-3308
                                  Attention:    William L. Remley
                 with a copy to:  Kelley, McCann & Livingstone
                                  BP America Building, 35th floor
                                  200 Public Square
                                  Cleveland, Ohio  44114-2302
                                  Attention:    Michael D. Schenker, Esq.

                 If to Lender:    FINOVA Capital Corporation
                                  1850 North Central Avenue
                                  Phoenix, Arizona  85002-2209
                                  Attention:  Vice President - Law
                                              Vice President - Asset Management

                 with a copy to:  FINOVA Capital Corporation
                                  1060 First Avenue
                                  King Prussia, Pennsylvania  19406
                                  Attention:    Jeffrey D. Weiss
                                                Portfolio Manager

                 and a copy to:   Winston & Strawn
                                  175 Water Street
                                  New York, New York  10038
                                  Attention:    Jonathan Goldstein, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 11.1 shall be deemed received (i) if sent by overnight express carrier, on the next Business Day immediately following the day sent, or (ii) if sent by registered or certified mail, on the third Business Day following the day sent.

                 11.2 SURVIVAL OF TERM LOAN AGREEMENT; INDEMNITIES. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Term Note, the Revolving Note and of all other Loan Documents and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Documents and the termination of Lender's obligation to provide Subsequent Advances under the Term Loan and/or Advances under the Revolving Loan, the cancellation of the Term Note and the Revolving Note and the release and/or cancellation of any and all of the Loan Documents or the foreclosure of any Liens on the Collateral, the obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 10.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Lender have run.

                 11.3 FURTHER ASSURANCE. From time to time, Borrower shall execute and deliver to Lender such additional documents as Lender may require to carry out the purposes of the Loan Documents and to protect Lender's rights thereunder.

                 11.4 TAXES AND FEES. Should any tax (other than taxes based upon the net income of Lender), recording or filing fees become payable in respect of any of the Loan Documents, or any amendment, modification or supplement thereof, Borrower agrees to pay the same to Lender on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting Lender's demand, and agrees to hold Lender harmless with respect thereto.

                 11.5 SEVERABILITY. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court or other Governmental Body, as applicable, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

                 11.6 WAIVER. No delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

                 11.7 MODIFICATION OF LOAN DOCUMENTS. No modification or waiver of any provision of any of the Loan Documents shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                 11.8 CAPTIONS. The headings in this Loan Agreement are for purposes of reference only and shall not limit otherwise affect the meaning hereof.

                 11.9 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither this Loan Agreement nor any rights or obligations hereunder shall be assignable by Borrower without the prior express written consent of Lender, and any purported assignment made in contravention hereof shall be void. No standard of reasonableness shall attach to Lender's discretion in consenting or not consenting to any assignment.

                 11.10 REMEDIES CUMULATIVE. All rights and remedies of Lender pursuant to this Loan Agreement, any other Loan Documents or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower before proceeding to enforce or resort to any security, liens, collateral or other rights of Lender.

                 11.11 ENTIRE AGREEMENT; CONFLICT. This Loan Agreement and the other Loan Documents executed prior or pursuant hereto constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Document, the terms and conditions set forth herein shall govern.

                 11.12 ASSIGNMENT; PARTICIPATION. Lender shall have the right without the consent of or notice to Borrower to assign to one or more entities all or a portion of its rights and obligations under this Loan Agreement or to grant participating interests in the Loan. In the event Lender assigns or grants a participating interest in the Loan, payment to the assignee or participant of such assignee's or participant's proportionate share of payments due from Borrower with respect to the Loan shall be made by Lender upon its collection of such amounts from Borrower.

                 11.13 APPLICABLE LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SECTION 11.13, THE LOAN DOCUMENTS SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

                 11.14 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SECTION 11.1. BORROWER WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS

SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 11.14 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

                 11.15 WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Initials:            Borrower _______              Lender _______


                     11.16 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWER OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                     11.17 COUNTERPARTS. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

                     11.18 DESTRUCTION OF DOCUMENTS. All documents, schedules, invoices, agings, or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender four (4) months after they are delivered to or received by Lender, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

                           [SIGNATURE PAGE TO FOLLOW]

             IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on March 31, 1995, effective April __, 1995.


                                       FINOVA CAPITAL CORPORATION,
                                          A DELAWARE CORPORATION


                                       BY _____________________________________
                                                   ADOLPH G. LETKE
                                                   VICE PRESIDENT


                                       ___    CHECK HERE TO CONFIRM THAT SECTION
                                              11.15 HAS BEEN INITIALED.


BORROWER'S TAXPAYER                    J&L STRUCTURAL, INC., A DELAWARE
  IDENTIFICATION NO.:                  CORPORATION

__________________
                                      BY _______________________________________
                                                     WILLIAM L. REMLEY
                                                     PRESIDENT

                                       ___    CHECK HERE TO CONFIRM THAT SECTION
                                              11.15 HAS BEEN INITIALED.

                            BORROWER ACKNOWLEDGEMENT


STATE OF NEW YORK  )
                    ) SS.:
COUNTY OF NEW YORK )

         I, __________________________, a Notary Public in and for said County, in the State aforesaid, hereby certify that William L. Remley, personally known to me to be President of J&L Structural, Inc., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as President of said corporation, as his free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this ____ day of __________, 1995.


                                       ___________________________________
                                                   NOTARY PUBLIC

                                       MY COMMISSION EXPIRES:_____________


                             LENDER ACKNOWLEDGEMENT


STATE OF NEW YORK  )
                    ) SS.:
COUNTY OF NEW YORK )


         I, ___________________________, a Notary Public in and for said
County, in the State aforesaid, hereby certify that ________________________, personally known to me to be [_____________] of FINOVA Capital Corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she/he signed and delivered said instrument as ______________] of said corporation, as her/his free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this ____ day of __________, 1995.


                                       ___________________________________
                                                   NOTARY PUBLIC

                                       MY COMMISSION EXPIRES:_____________

                                 EXHIBITS TO
                         LOAN AND SECURITY AGREEMENT
                                BY AND BETWEEN
                           J&L STRUCTURAL, INC. AND
                          FINOVA CAPITAL CORPORATION
                          --------------------------


EXHIBITS
- - --------

1.1A     List of Borrower's Facilities and Warehouses

1.1B     Borrowing Base Certificate

1.1C     Legal Descriptions of Real Property

1.1D     Disbursement Instructions

1.1E     Environmental Reports

2.5.1    Principal Amortization of Acquisition Advance

5.3.1    Capitalization of Borrower; Liens on Borrower Stock

5.3.2    Agreements with respect to Borrower Stock

5.4.3    Operation and Maintenance of Equipment

5.5      Liens

5.6.1    Locations of Records Related to Accounts

5.7.2    Locations of Inventory

5.8.1    Locations of Equipment

5.11     Litigation

5.15     Franchises, Permits, Licenses and Approvals

5.21     Investments

5.24     Plans

5.25     Collective Bargaining Agreements

5.30     Intellectual Propery

7.14     Transactions with Affiliates

                 ALL EXHIBITS HAVE BEEN INTENTIONALLY OMITTED

                                    TERM NOTE

$25,000,000                                                     Phoenix, Arizona
                                                                April 6, 1995

         FOR VALUE RECEIVED, the undersigned, J&L STRUCTURAL, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of FINOVA CAPITAL CORPORATION, a Delaware corporation (the "LENDER"), in such coin or currency of the United States as shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of TWENTY-FIVE MILLION ($25,000,000) DOLLARS, or such lesser amount as shall equal the Acquisition Advance and all Subsequent Advances outstanding on the Capital Expenditure Line Borrowing Termination Date under the Loan and Security Agreement dated March 31, 1995 by and between the Borrower and the Lender (hereinafter, as it may from time to time be amended, modified and/or supplemented, referred to as the "LOAN AGREEMENT") together with interest on the unpaid principal amount hereof from that date the Acquisition Advance and each Subsequent Advance is made, at the rates per annum set forth in or established by, and as calculated by Lender pursuant to, and for the periods set forth in or established by, the Loan Agreement. All capitalized terms used herein that are defined in the Loan Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         The principal sum hereof shall be payable as follows:

         (i) The principal balance of the Acquisition Advance shall be paid in sixty-nine (69) consecutive monthly installments on the first Business Day of each month commencing on the first Business Day of the fourth calendar month following the Closing. The first sixty-eight (68) installments shall be in the amounts set forth on Exhibit A hereto. Any remaining principal and any other sums due and owing pursuant to the Loan Documents in respect of the Acquisition Advance, plus accrued and unpaid interest thereon shall be due and payable, together with the sixty-ninth (69th) installment on the first Business Day of the seventy-second (72nd) month following the Closing (the "MATURITY DATE").

         (ii) The Borrower shall pay to Lender the principal amount of all Subsequent Advances made by Lender outstanding on the Capital Expenditure Line Borrowing Termination Date in consecutive monthly installments commencing on the first Business Day of the first month following the Capital Expenditure Line Borrowing Termination Date and continuing on the first Business Day of each month thereafter, with the amount of each such installment to equal 1/36th of the principal amount of all Subsequent Advances outstanding on the Capital Expenditure Line Borrowing Termination Date. Any remaining principal and any other sums due and owing pursuant to the Loan Documents in respect of the Subsequent Advances, plus accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

         All indebtedness outstanding under this Note, including, to the extent permitted by applicable law, interest, shall bear interest (computed in the same manner as interest on this Note prior to the relevant due date) at the applicable Default Rate for all periods when an Event of Default has occurred and is continuing, commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Lender, and all of such interest shall be payable on demand.

         Notwithstanding any provision to the contrary contained herein, the Lender shall not collect a rate of interest on any obligation or liability due and owing by the Borrower to the Lender in excess of the maximum contract rate of interest permitted by applicable law. The Lender and the Borrower have agreed that the interest laws of the State of Arizona shall govern the relationship between them, but in the event of a final adjudication to the contrary, the Borrower shall be obligated to pay, nunc pro tunc, to the Lender only such interest as then shall be permitted by the laws of the state found to govern the contract relationship between the Lender and the Borrower. All interest found in excess of that rate of interest allowed and collected by the Lender shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

         Unless the Lender notifies the Borrower to the contrary, Lender shall make payment of all amounts owed by the Borrower hereunder in the manner described by Section 2.13.8 of the Loan Agreement. All payments to be made by the Borrower hereunder, not made in the manner described by Section 2.13.8 of the Loan Agreement, shall be made by wire transfer to the account of the Lender at Chemical Bank, New York, New York, ABA No. 021000128, for the account of FINOVA Capital Corporation, Account No. 808011812, reference: J&L Structural, Inc., Attention: Patrick Cornell, or to such other account as the Lender shall notify the Borrower. Payment shall not be deemed to have been received by the Lender until the Lender is in receipt of Good Funds.

         This Note is the Term Note referred to in the Loan Agreement, is secured in the manner provided in the Loan Agreement, is subject to prepayment upon the terms and conditions thereof (including, without limitation, Section
2.9 thereof) and is entitled to the benefits thereof.

         Upon the occurrence of any Event of Default, the principal amount of and all accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement and the other Loan Documents.

         The Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, or any other exemption or insolvency laws, and consents that the Lender may release, surrender, exchange or substitute any real property or personal property, or both, or other collateral security now held or that may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         The Borrower shall pay costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

         This Note has been executed and delivered by the Borrower by a duly authorized officer of the Borrower on the date first set forth above.

                                      J&L STRUCTURAL, INC.

                                      BY____________________________________
                                            WILLIAM L. REMLEY, PRESIDENT

                              MULTIPLE ADVANCE NOTE

$15,000,000                                                     Phoenix, Arizona
                                                                April 6, 1995

         FOR VALUE RECEIVED, the undersigned, J&L STRUCTURAL, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of FINOVA CAPITAL CORPORATION, a Delaware corporation (the "LENDER") on the Renewal Date (as defined in the hereinafter defined Loan Agreement), in such coin or currency of the United States as shall be legal tender in payment of all debts and dues, public and private, at the time of payment the principal sum of FIFTEEN MILLION ($15,000,000) DOLLARS or such lesser amount as shall equal the aggregate amount of the Revolving Loan under and as defined in the Loan and Security Agreement dated March 31, 1995 by and between the Borrower and the Lender (hereinafter, as it may from time to time be amended, modified and/or supplemented, referred to as the "LOAN AGREEMENT") outstanding on such date, and to pay interest on the unpaid principal amount of each Advance from the date each such Advance is made at the rates per annum, and on the dates, set forth in, or established by, the Loan Agreement, and calculated as provided therein.

         All indebtedness outstanding under this Note, including, to the extent permitted by applicable law, interest, shall bear interest (computed in the same manner as interest on this Note prior to the relevant due date) at the applicable Default Rate for all periods when an Event of Default has occurred and is continuing, commencing on the occurrence of such Event of Default until such Event of Default has been cured or waived as acknowledged in writing by the Lender, and all of such interest shall be payable on demand.

         Notwithstanding any provision to the contrary contained herein, the Lender shall not collect a rate of interest on any obligation or liability due and owing by the Borrower to the Lender in excess of the maximum contract rate of interest permitted by applicable law. The Lender and the Borrower have agreed that the interest laws of the State of Arizona shall govern the relationship between them, but in the event of a final adjudication to the contrary, the Borrower shall be obligated to pay, nunc pro tunc, to the Lender only such interest as then shall be permitted by the laws of the state found to govern the contract relationship between the Lender and the Borrower. All interest found in excess of that rate of interest allowed and collected by the Lender shall be applied to the principal balance in such manner as to prevent the payment and collection of interest in excess of the rate permitted by applicable law.

         Unless the Lender notifies the Borrower to the contrary, the Lender shall make payment of all amounts owed by the Borrower hereunder in the manner described by Section 2.13.8 of the Loan Agreement. All payments to be made by the Borrower hereunder, not made in the manner described by Section 2.13.8 of the Loan Agreement, shall be made by wire transfer to the account of the Lender at Chemical Bank, New York, New York, ABA No. 021000128, for the account of FINOVA Capital Corporation, Account No. 808011812, reference: J&L Structural, Inc., Attention: Patrick Cornell, or to such other account as the Lender shall notify the Borrower. Payment shall not be deemed to have been received by the

Lender until the Lender is in receipt of Good Funds.

         This Note is the Revolving Note referred to in the Loan Agreement, is secured in the manner provided in the Loan Agreement, is subject to early termination upon the terms and conditions thereof (including, without limitation, Section 2.10 thereof) and is entitled to the benefits thereof. All capitalized terms used herein that are defined in the Loan Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         The Lender is hereby authorized by the Borrower to record on the schedule to this Note (or on a supplemental schedule thereto) the amount of each Advance made by the Lender to the Borrower and the amount of each payment or prepayment of principal of such Advances received by the Lender, it being understood, however, that failure to make any such notation shall not affect the rights of the Lender or the obligations of the Borrower hereunder in respect of this Note. The Lender may, at its option, record such matters in its internal records rather than on such schedule.

         Upon the occurrence of any Event of Default, the principal amount of and all accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement and the other Loan Documents.

         The Borrower, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, or any other exemption or insolvency laws, and consents that the Lender may release, surrender, exchange or substitute any real property or personal property, or both, or other collateral security now held or that may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

         The Borrower shall pay costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

         This Note has been executed and delivered by the Borrower by duly authorized officers thereof on the date first set forth above.

                                                      J&L STRUCTURAL, INC.

                                           BY___________________________________
                                                WILLIAM L. REMLEY, PRESIDENT

                                   SCHEDULE TO
                              MULTIPLE ADVANCE NOTE

         This Note evidences Advances made under the within described Loan Agreement, in the principal amounts, and on the dates set forth below, subject to the payments or prepayments of principal set forth below:


               PRINCIPAL         PRINCIPAL
               AMOUNT OF        AMOUNT PAID      BALANCE
DATE MADE         LOAN           OR PREPAID    OUTSTANDING       INITIALS
- - ---------      ---------        -----------    -----------       --------

                                OPEN-END MORTGAGE
                                     BETWEEN
                           FINOVA CAPITAL CORPORATION
                                       AND
                              J&L STRUCTURAL, INC.
                        --------------------------------

                      THIS MORTGAGE IS AN OPEN-END MORTGAGE
                      THIS MORTGAGE SECURES FUTURE ADVANCES

         MORTGAGE made this 31st day of March, 1995, effective April 6, 1995 by and between J&L STRUCTURAL, INC., a Delaware corporation, having an office c/o CPT Holdings, Inc., 1430 Broadway, 13th Floor, New York, New York 10018-3308 (the "MORTGAGOR"), and FINOVA CAPITAL CORPORATION, a Delaware corporation, having an office at 1850 North Central Avenue, Phoenix, Arizona 85002 (the "MORTGAGEE"),

                              W I T N E S S E T H :

WHEREAS:

         (A) The Mortgagor has entered into a certain Loan and Security Agreement dated March 31, 1995, effective April 6, 1995 (hereinafter, as it may from time to time be amended, modified and/or supplemented, referred to as the "LOAN AGREEMENT") with the Mortgagee pursuant to which the Mortgagee has agreed to make (i) a term loan to the Mortgagor in the original principal amount of Twenty-Five Million ($25,000,000) Dollars (the "TERM LOAN"), and (ii) a revolving loan to the Mortgagor in the aggregate principal amount of up to Fifteen Million ($15,000,000) Dollars (the "REVOLVING LOAN"), all upon and subject to the terms and conditions of the Loan Agreement (the Term Loan and the Revolving Loan, together with interest thereon at the rate(s) set forth in the Loan Agreement, is hereinafter sometimes collectively referred to and described as the "DEBT");

         (B) The Term Loan is evidenced by a certain Term Note of even date herewith made by the Mortgagor payable to the Mortgagee and the Revolving Loan is evidenced by a certain Revolving Note of even date herewith made by the Mortgagor payable to the Mortgagee (such notes, as each may be amended, renewed, extended and/or replaced, are hereinafter sometimes referred to together as the "NOTES");

         (C) It is a condition precedent to the obligation of the Mortgagee to make the Term Loan and the Revolving Loan that the Mortgagor shall execute and deliver this Mortgage; and

         (D) All capitalized terms used herein without definition, shall have the respective meanings ascribed thereto in the Loan Agreement.

         NOW THIS INDENTURE WITNESSETH that for better securing the payment of the Debt, and the performance by the Mortgagor of the terms, covenants and conditions contained herein, in the Notes and in any other documents and agreements given to secure payment of the Notes according to the true intent and meaning thereof, and also for and in consideration of one dollar to the Mortgagor in hand paid by the Mortgagee at or before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, the Mortgagor has mortgaged, granted, bargained, sold, aliened, released, conveyed and confirmed, and by these presents does mortgage, grant, bargain, sell, alien, release, convey and confirm unto the Mortgagee, forever, and grants the Mortgagee a security interest in:

                               MORTGAGED PROPERTY

         A. All the land located in the County of Beaver, Commonwealth of Pennsylvania described in Schedule A annexed hereto and made a part hereof (collectively, the "FEE PREMISES").

         B. All of the right, title, interest and leasehold estate of the Mortgagor under the lease described in Schedule B annexed hereto and made a part hereof (together with any and all modifications, extensions and renewals thereof, the "LEASE") of all the land located in Ambridge, County of Beaver, Commonwealth of Pennsylvania described in Schedule B annexed hereto and made a part hereof (the "LEASEHOLD INTEREST", and together with the Fee Premises, the "LAND").

         C. All of the right, title and interest of the Mortgagor, in all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (collectively, the "IMPROVEMENTS").

         D. All fixtures, machinery, appliances, materials, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by the Mortgagor or in which the Mortgagor shall have an interest and located in or on, or attached to, or used or intended to be used in connection with or with the operation of, or with construction on, the Land or the Improvements, including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made by the Mortgagor or on its behalf with regard thereto (the "PERSONAL PROPERTY").

         E. All right, title and interest of the Mortgagor, if any, in and to the land in the bed of the streets or highways abutting the Land to the center line thereof; all easements, rights of way, strips and gores of land, streets, ways, sidewalks, curbs, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, remainders, reversions and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or the Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor (the "APPURTENANCES").

         F. All leases, licenses (including, without limitation, the cash and securities deposited thereunder), rents, issues and profits of the property described in Paragraphs (A), (B), (C), (D) and (E) (the "RENTS") and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to, and all proceeds of any sales or other dispositions of, the property described in Paragraphs (A), (B), (C), (D) and (E) above and this Paragraph (F).

         G. All proceeds of and any unearned premiums on any insurance policies covering the Improvements or the Personal Property or the Rents including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof.

         H. All awards ("AWARDS"), heretofore made and hereafter to be made by any municipal, state or federal authorities to the Mortgagor and all subsequent owners of the property described above in Paragraphs (A) through (F) including any awards for any changes of grade of streets affecting the property described above in Paragraphs (A) through (F) as the result of the exercise of the power of eminent domain (a "TAKING").

         I. All the other estate, right, title, interest, use, possession, property, claim and demand whatsoever, contract rights, general intangibles, actions and rights in action, relating to the property described above in Paragraphs (A) through (H) and proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing.

All the property, interests and rights referred to in Paragraphs (A) through (I) above and any additional property, interests or rights hereafter acquired by the Mortgagor and subject to the lien of the Mortgage or intended to be so are referred to in the Mortgage as the "MORTGAGED PROPERTY".

         TO HAVE AND TO HOLD the Mortgaged Property to the Mortgagee, its successors and assigns, forever.

         The Mortgagor hereby grants to the Mortgagee a security interest in all rights and property described above in Paragraphs (A) through Paragraph (I). The Mortgage is a self-operative Security Agreement with respect to such rights and property in Paragraphs (A) through Paragraph (I), but the Mortgagor agrees to execute and deliver on demand such other instruments as the Mortgagee may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such rights and property. The Mortgagee shall have all the rights and remedies or under any applicable law or agreements with the Mortgagor of a Secured Party under the Uniform Commercial Code in addition to those specified herein.

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

         Subject to Paragraph 32 below, the Mortgagor covenants, represents and warrants with the Mortgagee that:

         1.      The Mortgagor will pay the Debt as provided in the Notes.

         2. The Mortgagor shall: maintain the Improvements in good repair and in a rentable and tenantable condition; comply with the requirements of any governmental department claiming jurisdiction of the Mortgaged Property within three (3) months after an order making such requirement has been issued by said department and comply with all statutes, orders, requirements or decrees relating to the Mortgaged Property by any federal, state or municipal authority.

         3. Except as permitted under the Loan Agreement, none of the Improvements or any part or portion thereof shall be removed, altered or demolished without the prior written consent of the Mortgagee in each instance which consent shall not be unreasonably withheld.

         4. The Mortgagor will pay when due all liens of any kind, taxes of any kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions relating to the Mortgaged Property or any part thereof, or upon the rents, revenues, income or profits of the Mortgaged Property, or arising in respect of the occupancy, use or possession of the whole or any part thereof, and, upon request, the Mortgagor will promptly deliver official receipts therefor to the Mortgagee. If the Mortgagor shall fail to pay any of the foregoing items, the Mortgagee shall have the right, but not the obligation, to make any such payments. Any such sum paid by the Mortgagee shall be paid by the Mortgagor to the Mortgagee, upon demand, together with the interest, computed from the date of payment thereof by the Mortgagee, at the Default Rate referred to in the Loan Agreement.

         Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of the Mortgage, and shall be deemed to be evidenced by the Term Note and secured by the Mortgage.

         5. The Mortgagor will not claim any deduction from the taxable value of the Mortgaged Property by reason of the Mortgage and the Mortgagor shall not claim or be entitled to any credit against the principal and interest due and owing under the Notes and the Mortgage for any taxes, assessments, water rates or other governmental or municipal charges, bonds or impositions paid by the Mortgagor relating to the Mortgaged Property.

         6. In the event of the passage after the date of the Mortgage of any law of the state wherein the Mortgaged Property is located deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes, or the manner of the collection of any such taxes so as to affect the Mortgage, the Mortgagee or the Debt, the Mortgagee shall have the right to give sixty (60) days written notice to the owner of the Mortgaged Property requiring the payment of the Debt (subject to the rights of the Mortgagor in the immediately following sentence), and if such notice be given, the Debt shall become due, payable and collectible at the expiration of said sixty (60) days. Unless prohibited by applicable law, any notice given pursuant to this Paragraph requiring the payment of the Debt shall provide an option to the Mortgagor, in lieu of such acceleration, to either pay to the Mortgagee an amount or amounts equal to any and all sums payable by the Mortgagee as taxes or otherwise by reason of such laws including taxes, if any, payable on the amounts so paid to the Mortgagee or, in the alternative, pay in full the Debt. If the notice as provided above be given, the payment of said sums described in the preceding sentence or the Debt, as may be the case, shall become due, payable and collectible at the expiration of the sixty (60) day period referred to above.

         7. If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require (i) revenue or other stamps to be affixed to either of the Notes or the Mortgage, or (ii) the payment of any taxes or fees on the Mortgage, or the Notes or in connection with the recording of the Mortgage or any amendment, extension or modification hereof, the Mortgagor will pay the same, with interest and penalties thereon, if any. The Mortgagee shall have the right, but not the obligation, to make any such payments. Any such sum paid by the Mortgagee shall be paid by the Mortgagor to the Mortgagee, upon demand, together with the interest, computed from the date of payment thereof by the Mortgagee, at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of the Mortgage, and shall be deemed to be evidenced by the Term Note and secured by the Mortgage.

         8. The Mortgagor represents and warrants that it is (a) the fee simple owner of the Fee Premises constituting a part of the Mortgaged Property, and (b) the owner of the Leasehold Interest constituting a part of the Mortgaged Property, free of defects, liens, and encumbrances of any nature, except as permitted by Section 7.2 of the Loan Agreement or as are listed as exceptions to title or exclusions from coverage in the title policy being issued by Lawyer's Title Insurance Corporation to the Mortgagee concurrently with the recording of this Mortgage (collectively, the "PERMITTED EXCEPTIONS"). The Mortgagor warrants the title to the Mortgaged Property (including, without limitation, the leasehold estate in the Mortgaged Property), warrants that the Mortgage is and will be maintained as a valid first lien on the Mortgagor's interest in the Lease and the Mortgaged Property, subject only to the Permitted Exceptions, and will defend the same against the claims of all persons whomsoever. At the Mortgagor's sole cost and expense, the Mortgagor forthwith upon the execution and delivery of the Mortgage, and thereafter from time to time, will cause the Mortgage, and any security instrument creating or evidencing the lien or security interest hereof upon the Mortgaged Property and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law to publish notice of and fully to protect the lien hereof upon, and the lien of the Mortgagee in, the Mortgaged Property.

      9. (a) The Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its sole discretion, believes should be brought to protect its interest in or the title to the Mortgaged Property. The Mortgagee may take such action by attorneys selected by the Mortgagee.

         (b) If any action or proceeding be commenced, whether adversary or not (including an action to foreclose the Mortgage or exercise of the power of sale or to collect the Debt), to which action or proceeding the Mortgagee is made a party, or in which it becomes necessary to defend, uphold or enforce the lien of the Mortgage, the Mortgagee may prosecute, defend or participate in such action or proceeding by attorneys selected by the Mortgagee.

         (c) All sums paid by the Mortgagee for the expense of any action or proceeding described in this Paragraph (including reasonable counsel fees and expenses) shall be paid by the Mortgagor to the Mortgagee, upon demand, together with the interest thereon, computed from the date of payment thereof by the Mortgagee, at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of the Mortgage, and shall be deemed to be secured by the Mortgage and evidenced by the Term Note.

         (d) In any action or proceeding to foreclose the Mortgage, or exercise of the power of sale, or to recover or collect the Debt, the Mortgagee may recover reasonable attorneys' fees and disbursements and the provisions of law respecting the recovery of costs, disbursements and allowances shall also be applicable.

     10. (a) The Mortgagor shall, until the Debt secured by the Mortgage shall be fully paid and satisfied, keep the Improvements insured against loss or damage by reason of the following: fire, including full extended coverage endorsements, and such other hazards, casualties and contingencies as may be required by the Mortgagee, in an amount to be approved by the Mortgagee not exceeding in the aggregate one hundred per centum of their full insurable value so that the Mortgagor will not be deemed a co-insurer under any such policy. All such insurance shall be with a company or companies and in a form or forms to be approved by the Mortgagee, which approval shall not be unreasonably withheld or delayed.

         (b) At the time of the execution of the Mortgage and at least twenty
(20) days prior to the expiration of each policy required to be provided by the Mortgagor pursuant to the provisions of this Paragraph, the Mortgagor shall deliver to the Mortgagee a policy or policies or a renewal policy or policies, as the case may be, with appropriate evidence of the payment of the premium therefor.

         (c) All such insurance policies required to be procured pursuant to the Mortgage shall (i) contain a standard non-contributory form of mortgagee clause satisfactory to the

Mortgagee, which clause shall name the Mortgagee, its successors or assigns as a loss payable party; and (ii) provide, to the extent obtainable, that such policies may not be cancelled or amended without at least thirty (30) days' prior written notice to the Mortgagee.

         (d) The Mortgagor will also provide and keep in force with respect to the Improvements:

                  (i) If the Mortgaged Property is now located in an area having special flood hazards or if such area hereafter shall be designated by the United States Government, or any agency thereof, as having special flood hazards, a policy insuring against floods in an amount equal to the lesser of (A) the principal amount secured by the Mortgage or (B) the maximum amount available pursuant to federal law; and

                 (ii) Liability insurance as required by the Mortgagee in an amount required by the Mortgagee as specified in the Loan Agreement; and

                (iii) Insurance against such other hazards as may be reasonably required by the Mortgagee from time to time and as are customarily insured against with respect to like properties.

                  (e) The Mortgagor, at its expense, will furnish to the Mortgagee, within ninety (90) days after demand (but not more frequently than once in each consecutive period of twenty-four (24) calendar months) proof of the then full insurable value of the Improvements and the Personal Property, such proof to be by appraisals satisfactory in form and substance to the Mortgagee and prepared by an appraiser (who may be an appraiser for the insurance company insuring such property) designated and paid for by the Mortgagor and approved by the Mortgagee.

                 (f) In the event that all or any part of the Improvements shall be damaged or destroyed, in whole or in part, by fire or other casualty, the Mortgagor shall promptly restore, replace, rebuild or alter the damaged or destroyed Improvements as nearly as possible to the condition the Improvements were in prior to such damage or destruction, without regard to the adequacy of insurance proceeds and further subject to the Mortgagee making available and paying over to the Mortgagor for such purpose all insurance proceeds, if any, received by the Mortgagee as described in subparagraph 10(h) below. If the damage be of such nature as to require the Mortgagor to construct a replacement for, or to alter the damaged or destroyed items in any material or substantial way, the Mortgagor shall, before commencing any such work, submit to the Mortgagee for the Mortgagee's approval, which shall not be unreasonably withheld or delayed, copies of the plans and specifications therefor to be prepared by an architect or engineer selected by the Mortgagor, subject to the approval of the Mortgagee, who shall then be licensed by the state in which the Mortgaged Property is located, and who shall have been placed in charge of the restoration.

                 (g) Until the full payment of the Debt, the Mortgagee shall have and hold the insurance policy or policies described in this Paragraph as collateral and further security for the payment of the Debt. In default of the Mortgagor's compliance with this Paragraph, the Mortgagee or its successors or assigns may, but shall have no obligation to, place such insurance as described above, from time to time, in an amount in the aggregate not exceeding one hundred per centum of the full insurable value of the Improvements and the Personal Property for the purpose aforesaid, and pay the premium or premiums therefor. In the event of such payment, the Mortgagor will pay to the Mortgagee, its successors or assigns, such premium or premiums so paid by the Mortgagee, upon demand, together with the interest thereon computed from the date of payment thereof by the Mortgagee, at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, title or interest in, to or on or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of the Mortgage and shall be deemed to be secured by the Mortgage and evidenced by the Term Note.

                 (h) Should the Mortgagee by reason of any insurance described in this Paragraph, receive any sum or sums of money for damage to the Improvements, such amount may be retained and applied by the Mortgagee toward payment of the Debt, or such amount may be paid over either wholly or in part to the Mortgagor or to the successors or assigns of the Mortgagor for the repair of the Improvements or for the erection of new Improvements, or for any other purpose or object satisfactory to the Mortgagee, and, if the Mortgagee shall receive and retain insurance money for such damage to the Mortgaged Property, the lien of the Mortgage shall be affected only by a reduction of the amount of said lien by the amount of such insurance money received and retained by the Mortgagee and applied toward payment of the obligations secured hereby.

                 (i) The insurance required pursuant to this Paragraph may be effected by a policy or policies of blanket insurance which may cover property in addition to the Mortgaged Property, provided that the coverage shall be the same as if the Mortgaged Property were the sole property insured and the Mortgagor shall deliver to the Mortgagee a duplicate original copy or copies thereof or original insurance certificates therefor.

         11. (a) The Mortgagor shall give the Mortgagee prompt notice of any damage or destruction by fire or casualty occurring on the Mortgaged Property, as well as of any condemnation or eminent domain proceedings affecting the same.

                 (b) The Mortgagor will not enter into any agreement for a Taking of the Mortgaged Property, or any part thereof, without the prior written consent of the Mortgagee.

         12. In the event the whole or any part of the Mortgaged Property shall be the subject of a Taking, or shall be voluntarily conveyed in lieu thereof prior to the payment in full of the Debt, the Mortgagor shall pay to the Mortgagee, during the period from the date of a Taking or conveyance in lieu thereof, until the payment in full of the Debt, the deficiency, if any, between the interest payable thereon at the rate stipulated in the Notes in respect of the Debt and the interest actually paid to the Mortgagor by the entity exercising the power of eminent domain or to whom the Mortgaged Property was conveyed in lieu of the exercise of such power.

         13. (a) All Awards are hereby assigned to the Mortgagee. The Mortgagee and its legal representatives, successors and assigns (at its or their option) are hereby irrevocably authorized and empowered to collect and receive the Awards from the authorities making the same, to give proper receipts and acquittances therefor in any of their names or in the name of the Mortgagor, and to apply the same toward the payment of the Debt, the Notes or the Mortgage, in such priority and proportions as the Mortgagee in its discretion shall deem proper, although the Debt secured by the Mortgage then may not be due and payable. If the Mortgaged Property is sold, through foreclosure or exercise of the power of sale or otherwise, prior to the receipt by the Mortgagee of any Awards, the Mortgagee shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive any Awards, or a portion thereof sufficient to pay the Debt, whichever is less.

                 (b) Notwithstanding any Taking, the Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Notes and in the Mortgage and the Debt shall not be reduced until any Awards shall have been actually received and applied by the Mortgagee to the discharge of the Debt. The Mortgagor shall file and prosecute its claim or claims for any Awards in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee. The Mortgagor, further, hereby irrevocably appoints the Mortgagee and its officers and employees the attorney-in-fact of the Mortgagor, coupled with an interest, to file, prosecute, settle, and compromise its claims for any Awards, to receive any Awards and to endorse any instruments with respect thereto. The Mortgagor further agrees that although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand, of the Mortgagee, make, execute and deliver to it any and all assignments and other instruments sufficient for the purpose of assigning any Awards to the Mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever, subject only to the Permitted Exceptions.

         14.     [Intentionally Omitted].

         15.     [Intentionally Omitted].

         16. The Mortgagor shall not, without the consent in writing of the Mortgagee, sell, transfer, or convey its interest in the Mortgaged Property or any part thereof in or by any one or series of transactions or permit the Mortgaged Property or any part thereof or any beneficial therein to be sold, transferred, or conveyed. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to further or successive transactions.

        17. Except as otherwise permitted by the Loan Agreement, the Mortgagor shall not, without first obtaining the prior written consent of the Mortgagee in each such instance:

              (a) mortgage, convey or grant a lien subordinate to the Mortgage on the Mortgaged Property, or on any or all of the Land, Improvements, Personal Property or Appurtenances of which it is comprised; or

              (b) grant a security interest subordinate to the lien and security interest of the Mortgage on the Mortgaged Property or any part thereof; or

              (c) assign the Rents, if any, of the Mortgaged Property. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.

         18.  [Intentionally Omitted].

         19. The Mortgagor shall not execute or file for record any instrument which imposes a restriction upon the sale or occupancy of the Mortgaged Property on the basis of race, sex, religion, national origin, color or creed. Upon any violation of this undertaking, the Mortgagee may, at its option, declare the unpaid balance of the Debt to be immediately due and payable.

         20.  [Intentionally Omitted].

         21.  [Intentionally Omitted].

         22. In addition to the Notes, the Mortgage is intended to secure and provide for the payment and performance of any and all obligations now due and owing or which may hereafter be or become due or owing by the Mortgagor to the Mortgagee, however the maximum amount secured by the Mortgage at execution or which under any contingency may be secured hereby at any time in the future shall not exceed in the aggregate (i) the stated principal amount of the Mortgage, (ii) interest, and (iii) all other amounts advanced by the Mortgagee and secured by the Mortgage in accordance with the terms hereof for the protection of the Mortgaged Property or the preservation of the lien of the Mortgage or both.

         23. Neither the Mortgagor nor any tenant or subtenant of the Mortgaged Property, if any, or the Improvements or any part of either shall have the right or power, as against the Mortgagee without its consent, to cancel, abridge or otherwise modify tenancies, subtenancies, leases or subleases now or hereafter in effect in respect of all or any part of the Mortgaged Property or the Improvements or to accept or make, as the case may be, prepayments of installments of rent to become due thereunder. The

Rents of the Mortgaged Property are hereby transferred and assigned to the Mortgagee as further security for the payment of the Debt, and the Mortgagee shall have the right to enter upon the Mortgaged Property for the purpose of collecting the same and to let and operate the Mortgaged Property or any part thereof and to apply the Rents, issues and profits, either in whole or in part, as the Mortgagee elects, to the payment of all charges and expenses of the Mortgaged Property or in reduction of any part of the Debt or other sums due or to become due under the Notes or the Mortgage. This assignment and grant shall continue in effect until the Debt and all other obligations secured by the Mortgage are paid. The Mortgagee hereby waives the right to enter upon the Mortgaged Property for the purpose of collecting the Rents and the Mortgagor shall have a license to collect and receive the Rents until default hereunder, but such license of the Mortgagor may be revoked by the Mortgagee upon any such default. The Mortgagee may apply all Rents or any part thereof so received hereunder, after the payment of all of its expenses including costs and attorneys' fees, to the Debt in such manner as it elects or at its option the entire amount or any part thereof so received may be released to the Mortgagor.

         24. Nothing herein contained shall be construed as depriving the Mortgagee of any right or advantage available under Section 254 or 271 of the Real Property Law of the State of New York or any other similar, applicable law of the state in which the Mortgaged Property is located, but all covenants herein differing therefrom shall be construed as conferring additional and not substitute rights and advantages, except that the provisions of the Mortgage shall supersede the provisions of subdivision 4 of said Section 254.

         25. The Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at all reasonable times upon reasonable notice.

         26. The Mortgage may not be changed or modified orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. THE MORTGAGOR ACKNOWLEDGES DELIVERY TO IT, WITHOUT CHARGE THEREFOR, OF A COPY HEREOF AND OF THE NOTES.

         27. The Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

         28. If any term, covenant or condition of the Mortgage shall be held to be invalid, illegal or unenforceable in any respect, the Mortgage shall be construed without such provision.

         29. The relative words herein of single or plural number, or masculine or feminine or neuter gender shall be read as if written in the single or plural, or in the male, neuter or female gender, as the context and as the case may be.

         30. The covenants, agreements and options herein contained shall bind and inure to the benefit of the successors and assigns of the parties hereto but the foregoing provisions of this paragraph shall not constitute a waiver of the provisions of paragraphs 16 and 17 above.

         31. If the Mortgagor shall well and truly pay to the Mortgagee the Debt at the time and in the manner provided in the Notes and the Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth in the Mortgage and in the Notes, then these presents and the estate hereby granted shall cease, determine and be void and in connection therewith, the Mortgagee shall deliver to the Mortgagor such mortgage satisfactions and releases as may be requested by the Mortgagor in accordance with Section 3.9 of the Loan Agreement.

                                    DEFAULTS

         32. This Mortgage is governed by and made pursuant to the Loan Agreement, and all the terms, covenants and conditions of the Loan Agreement are incorporated herein by reference as if set forth at length herein, including the terms thereof enabling the Mortgagee to declare a default under this Mortgage upon the occurrence of an Event of Default as defined or specified in the Loan Agreement. The occurrence of an Event of Default as defined or specified in the Loan Agreement shall constitute a default under this Mortgage, and the Debt shall become due and payable at the option of the Mortgagee. In the event of any inconsistency between the terms, representations, warranties, covenants and conditions of this Mortgage and the Loan Agreement, the Loan Agreement shall control.

         33. The Debt shall become due, at the option of the Mortgagee, upon the occurrence of any of the following events (subject to any applicable notice or grace periods otherwise provided in the Loan Agreement):

            (a) after default in the payment of any installment of principal or interest as provided in the Notes, or

            (b) after default in payment and reimbursement of the Mortgagee, after demand, for any costs, expenses, and fees advanced or incurred by the Mortgagee, with interest as herein provided, in curing any default or failure of the Mortgagor under the Mortgage, or

            (c) upon the actual or threatened alteration, demolition or removal of any of the Improvements erected or to be erected upon the Mortgaged Property without the prior written consent of the Mortgagee, or

            (d) if the Mortgagor does or permits to be done anything that may in any way impair the lien of the Mortgage; or impair the value of the Mortgaged Property or any of the Improvements; or

            (e) upon the failure of the Mortgagor to perform or comply with any other covenant, agreement or condition of the Mortgage, in accordance with the terms hereof.

        34. The Debt shall also become due, at the option of the Mortgagee, upon the occurrence of any of the following events:

            (a) after default, for thirty (30) days after notice and demand, in the payment of any taxes of any kind and nature, assessments, water and sewer charges, rents and rates, and other governmental or municipal charges, fines or impositions relating to the Mortgaged Property or any part thereof,

            (b) after failure for thirty (30) days after notice and demand to exhibit to the Mortgagee receipted bills for any tax, water rate or assessment herein referred to, or

            (c) if the Mortgagee shall give the written notice specified above in paragraph 6.

         35.  [Intentionally Omitted].

         36. Any check, draft, money order or other instrument given in payment of all or any portion of the Notes or pursuant to the Mortgage may be accepted by the Mortgagee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Mortgagee, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Mortgagee and applied as the case may be to the Debt in the manner provided in the Notes or to the sum due under the Mortgage.

                                    REMEDIES

         If an Event of Default as defined or specified in the Loan Agreement occurs or if the Mortgagor defaults in the performance of any of the terms, covenants or conditions herein contained, then and in any such event:

         37. (a) The Mortgagee, in any action to foreclose this Mortgage, shall be entitled, without regard to the solvency or insolvency of any person or entity obligated for the payment of the Debt or the adequacy of any security for the Debt and without notice, to the appointment of a receiver and notice of such appointment is hereby expressly waived. The Mortgagee or any receiver shall be entitled to take possession of the Mortgaged Property from the owner, tenants and/or occupants of the whole or any part thereof and to collect and receive the Rents and the value of the use and occupation of the Mortgaged Property, or any part thereof, from the then owner, tenants and/or occupants thereof for the benefit of the Mortgagee. The Mortgagor will pay monthly in advance to the Mortgagee or to any receiver appointed to collect the Rents the fair and reasonable rental value for the use and occupation of the Mortgaged Property, or of such part thereof as may be in the possession of the Mortgagor, and upon default in any such payment the Mortgagor will vacate and surrender the possession of the Mortgaged Property to the Mortgagee or such receiver.

              (b) THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST THE MORTGAGOR. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS

JUDGMENT AGAINST THE MORTGAGOR, THE MORTGAGOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF SEPARATE COUNSEL OF THE MORTGAGOR, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MORTGAGOR HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA:

                 FOR THE PURPOSE OF OBTAINING POSSESSION OF THE MORTGAGED PROPERTY IN THE EVENT OF ANY DEFAULT HEREUNDER OR UNDER THE NOTES, THE MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR THE MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH THE MORTGAGOR TO APPEAR FOR AND CONFESS JUDGMENT IN EJECTMENT FOR POSSESSION OF THE MORTGAGED PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH THE MORTGAGOR, IN FAVOR OF THE MORTGAGEE, FOR RECOVERY BY THE MORTGAGEE OF POSSESSION THEREOF, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION.

         38. In case of a sale in foreclosure, or exercise of the power of sale, the Mortgaged Property, or so much thereof as may be affected by the Mortgage, may be sold in one or more parcels or interests and in such order as the Mortgagee shall determine. The Mortgagor waives and releases any right to have the Mortgaged Property marshalled.

         39. In the event of a foreclosure of the Mortgage, or the succession by the Mortgagee to the interests of the Mortgagor hereunder, the purchaser of the Mortgaged Property or such successor shall succeed to all rights of the Mortgagor, including any right to proceeds of insurance and to unearned premiums, and in and to all policies or certificates of insurance assigned and delivered to the Mortgagee pursuant to the Mortgage.

         40. If the Mortgagor shall fail to perform or comply (after any applicable notice or grace period) with any covenant, representation, warranty, agreement or condition of the Mortgage, the Mortgagee shall have the right, but not the obligation, to perform and comply with any such covenant, representation, warranty, agreement or condition. The cost thereof paid by the Mortgagee together with all costs, expenses and disbursements shall be paid by the Mortgagor to the Mortgagee, upon demand, together with the interest thereon computed from the date of payment thereof by the Mortgagee, at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to or on the Mortgaged Property attaching or accruing subsequent to the lien of the Mortgage, and shall be deemed to be secured by the Mortgage and evidenced by the Term Note.

         41. The Mortgagee may be the purchaser of the whole or any part of the Mortgaged Property or of any interest therein at any sale of the Mortgaged Property whether pursuant to foreclosure or otherwise hereunder and may apply upon the purchase price any sum which is secured by the Mortgage. The Mortgagee, upon any such purchase, shall acquire good title to the properties so purchased free of the lien of the Mortgage and free of all equities and rights of redemption in the Mortgagor.

         42. The obligation of the Mortgage and of the Notes shall continue until the Debt is paid in full notwithstanding any action or actions or partial foreclosure which may be brought to recover any amount or amounts for installments of principal, interest, taxes, assessments, water rates or insurance premiums or other sums or charges due and payable under the provisions of the Mortgage.

         43. The Mortgagor hereby waives the right to a trial by jury in any action or proceeding in which the Mortgagor and the Mortgagee are parties brought by the Mortgagee to enforce its rights hereunder.

         44. Any assignee of the Mortgage and the Notes shall take the same free and clear of all offsets and counterclaims of any nature whatsoever which the Mortgagor may have against any assignor of the Mortgage and the Notes and no such offset or counterclaim (other than compulsory counterclaims) shall be interposed or asserted by the Mortgagor in any action or proceeding brought by any such assignee upon the Mortgage and/or the Notes and any such right to interpose or assert any such offset or counterclaim in any such action or proceeding is hereby expressly waived by the Mortgagor.

         45. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, the Mortgagee may release any person at any time liable for the payment of the Debt or any portion thereof or any individual or entity guaranteeing the payment of the Notes and/or of the Mortgage or any part of the security held for the Debt or with respect to any guarantee, and may extend the time of payment or otherwise modify the terms of the Notes and/or the Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Notes, without in any manner impairing or affecting the Mortgage or the lien thereof or the priority of the Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title and interest. The Mortgagee may resort for the payment of the Debt to any other security or guarantee held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity.

         46. The Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right to the Mortgagee thereafter to bring an action of foreclosure, or exercise of the power of sale, or any other action, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

         47. All remedies provided in the Mortgage are distinct from and cumulative to any other right or remedy under the Mortgage, the Notes, any guarantee of the payment of the Notes and/or of the Mortgage or any other agreement between, among others, if any, the Mortgagor and the Mortgagee executed simultaneously or in connection herewith, or afforded by law or equity, and may be exercised concurrently, independently or successively. Wherever in the Mortgage the prior consent of the Mortgagee is required, the consent of the Mortgagee given as to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions. Any such consents shall be in writing.

         48. Any forbearance by the Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by the Mortgagee or other corrective or security protecting measures by the Mortgagee shall not be a waiver of the Mortgagee's right to accelerate the maturity of the Debt.

                               SPECIAL PROVISIONS

         49. The Mortgagor will, at the request of the Mortgagee and at the cost and expense of the Mortgagor (a) promptly correct any defect, error or omission which may be discovered in the contents of the Mortgage, or in the execution, acknowledgment or recordation hereof, or (b) promptly do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, amendments, supplements, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Mortgagee may reasonably require from time to time in order to (i) effectuate the purposes of the Mortgage, (ii) subject to the lien and security interest hereby created any of the Mortgagor's properties, rights or interests covered or now or hereafter intended to be covered hereby, (iii) perfect and maintain such lien and security interest, or (iv) convey, grant, assign, transfer and confirm unto the Mortgagee the rights granted or now or hereafter intended to be granted to the Mortgagee hereunder or under any other instrument executed in connection with the Mortgage or which the Mortgagor may be or become bound to convey, mortgage or assign to the Mortgagee in order to carry out the intention or facilitate the performance of the provisions of the Mortgage.

         50.     [Intentionally Omitted.]

         51.     ENVIRONMENTAL MATTERS.

                 (a) (i) For purposes of the Mortgage, the following terms shall have the following meanings:

                 "GOVERNMENTAL AUTHORITIES" - shall mean any federal, state, or local government, governing body, agency, court, tribunal, authority, subdivision, bureau or other recognized body having jurisdiction to enact, promulgate, interpret, enforce, review or repeal any Environmental Law.

                 "ENVIRONMENTAL COMPLAINT" - shall mean any judgment, order, complaint, notice, citation, action, proceeding or investigation pending before any Governmental Authority, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting the Mortgagor or relating to its business, assets, property or facilities or the Mortgaged Property, in connection with any Hazardous Material or any Hazardous Discharge or any Environmental Law.

                 "HAZARDOUS DISCHARGE" - shall mean any release of a Hazardous Material caused by the seeping, spilling, leaking, pumping, pouring, emitting, using, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any Hazardous Material into the air, water, earth or environment, and any liability for the costs of any cleanup or other remedial action.

                       (ii) In the event of any inconsistencies between the terms, representations, warranties, covenants and conditions of this Paragraph 51 and the Environmental Certificate with Covenants, Representations and Warranties (the "CERTIFICATE"), the Certificate shall control.


                 (b)      The Mortgagor covenants, represents and warrants that:

                        (i) Except as otherwise set forth in the Loan Agreement, the best of the Mortgagor's knowledge, none of the real property owned or occupied by the Mortgagor and located in the state in which the Mortgaged Property is situated, including, but not limited to the Mortgaged Property, has ever been used by previous owners, operators or occupants or the Mortgagor to use, generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Material.

                       (ii) The Mortgagor has duly complied, and will continue to comply (should compliance be appropriate), with the provisions of the Environmental Laws governing it, its business, assets, property, and facilities and the Mortgaged Property. The Mortgagor shall not, and shall not permit any of its officers, partners, employees, agents, contractors, licensees, tenants, occupants or others to, generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Material on the Mortgaged Property.

                     (iii) Mortgagor has, and will continue to have, all necessary licenses, certificates and permits under the Environmental Laws relating to Mortgagor and its facilities, property, assets, and business, and the Mortgaged Property and the foregoing are in compliance with all Environmental Laws.

                 (c) Without limitation of the Mortgagee's rights under the Mortgage or applicable law, the Mortgagee shall have the right, but not the obligation, to exercise any of its rights to cure as provided in the Mortgage or to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to correct, contain, cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Material, Hazardous Discharge or Environmental Complaint upon its receipt of any notice from any person or entity or Governmental Authority, informing Mortgagee of such Hazardous Material, Hazardous Discharge or Environmental Complaint, which if true, could adversely affect the Mortgagor or any part of the Mortgaged Property or which, in the reasonable opinion of the Mortgagee, could adversely affect its collateral security under the Mortgage. All reasonable costs and expenses incurred and paid by the Mortgagee in the exercise of any such rights shall be paid by the Mortgagor to the Mortgagee upon demand together with the interest thereon at the Default Rate of interest. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to, on or upon the Mortgaged Property attaching or accruing subsequent to the lien of the Mortgage, and shall be deemed to be secured by the Mortgage and evidenced by the Term Note.

                 (d) Upon reasonable notice to Mortgagor, Mortgagee, its officers, employees, agents and contractors may enter the Mortgaged Property to inspect it and to conduct, complete and take such tests, samples, analyses and other processes as Mortgagee shall reasonably require to determine Mortgagor's compliance with this Paragraph and the Environmental Laws. The costs, expenses and fees of Mortgagee of such entry, inspection, tests, samples, analyses and processes shall be paid and reimbursed by Mortgagor upon demand by Mortgagee, together with the interest thereon computed from the date of payment thereof by the Mortgagee, at the Default Rate. Any such sum paid by the Mortgagee and the interest thereon shall be a lien on the Mortgaged Property prior to any claim, lien, right, title or interest in, to on or upon the Mortgaged Property attaching or accruing subsequent to the lien of the Mortgage, and shall be deemed to be secured by the Mortgage and evidenced by the Term Note.


                 (e) In addition to those events of default previously specified in the Mortgage, the occurrence of any of the following events shall constitute a default under the Mortgage, entitling the Mortgagee to all rights and remedies provided therefor:

                          (i)     If any Governmental Authority asserts or
creates a lien upon any or all of the Mortgaged Property by reason of the presence of Hazardous Materials or the occurrence of a Hazardous Discharge or Environmental Complaint or otherwise, or

                         (ii)     If any Governmental Authority asserts a claim
against the Mortgagor, the Mortgaged Property or the Mortgagee for damages or cleanup or remedial costs related to any Hazardous Materials or any Hazardous Discharge or any Environmental Complaint; provided, however, such claim shall not constitute a default if, within thirty (30) business days of the Mortgagor's receipt of notice of same:

                                  (A) The Mortgagor can prove to the Mortgagee's
satisfaction that the Mortgagor has commenced and is diligently pursuing either:
(i) a cure, remedy or correction of the event which constitutes the basis for the claim, and is continuing diligently to pursue such cure or correction to completion, in strict compliance with the Environmental Laws or Environmental Complaint, as applicable, or (ii) proceedings for injunction, a restraining order or other appropriate emergency relief prevent such Governmental Authority from asserting such claim, which relief is granted within thirty (30) days of the occurrence giving rise to the claim and the injunction, order or emergency relief is not thereafter dissolved or reversed on appeal; and

                                  (B) The Mortgagor shall (i) post a bond or any
other security reasonably required by and satisfactory to such Governmental Authority to secure the payment for and performance of all of the work, labor and services required to effect a proper and complete cure or correction of the condition which constitutes the basis for the claim or (ii) at the Mortgagee's request, if no such bond or security has been posted, shall post a bond issued by a surety satisfactory to the Mortgagee, or any other security reasonably satisfactory to the Mortgagee, in form, substance and amount, satisfactory to the Mortgagee, to secure the payment for all of the work, labor and services required in effect a proper and complete cure or correction of the condition which constitutes the basis for the claim.

                 (f) The Mortgagor covenants and agrees, at its sole cost and expense, to indemnify, protect, and save Mortgagee harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee and arising from or out of:

                         (i) The Mortgagor's failure to perform and comply with
this Paragraph, or

                         (ii) Any Hazardous Material, any Hazardous Discharge,
any Environmental Complaint, or any Environmental Law applicable to the Mortgagor, its operations, business, assets, property or facilities, or the Mortgaged Property, or

                        (iii) Any action against Mortgagor under this indemnity.


         52.     With respect to the Leasehold Interest:

                 (a) The Mortgagor hereby represents, covenants and warrants that:

                     (i) The Lease is in full force and effect and unmodified.

                     (ii) All rents due or payable under the Lease have been paid to the extent they were payable prior to the date hereof.

                     (iii) The Mortgagor shall maintain the quiet and peaceful possession of the Leasehold Interest and shall defend the leasehold estate created under the Lease for the entire remainder of the term set forth therein subject to the Mortgagor's right to terminate the Lease as set forth in the Lease, including all renewal options thereunder, against all and every person or persons lawfully claiming, or who may claim the same or any part thereof, and to the performance and observance of all of the terms, covenants, conditions and warrants thereof.

                     (iv) There is no existing default under the provisions of the Lease or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of the lessee to be observed and performed.

                     (v) The Mortgagor has not sublet the leased premises or assigned the Lease.

                 (b) The Mortgagor shall pay or cause to be paid all rents, additional rents, taxes, assessments, water rates, sewer rents, impositions, and other charges mentioned in and made payable by the Lease, for which provision has not been made hereinbefore, when and as the same shall become due and payable, and shall cause the lessor of such premises, to the extent required by the Lease, to pay any portion of said taxes, assessments, rates, charges and impositions to be borne by the lessor that might become liens on the Leasehold Interest prior to or on the date when they become due, and the Mortgagor shall in every case take, or cause to be taken, a proper receipt for any such item so paid by Mortgagor and shall deliver, or cause to be delivered to the Mortgagee upon its request after any such payment, the original receipts for any such payments by Mortgagor.

                 (c) The Mortgagor shall at all times promptly and fully observe, keep and perform, or cause to be observed, kept and performed, all agreements, terms, covenants and conditions contained in the Lease by the lessee therein to be kept and performed in all respects. Mortgagor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will impair or tend to impair the security of this Mortgage or will be a default under the Lease. If Mortgagor shall fail at all times to fully observe, perform and comply with all agreements, covenants, terms and conditions under the Lease, or do or permit anything to be done, the doing of which or refrain from doing, the omission of which will impair the security of this Mortgage or will be a default under the Lease, then, upon the happening of any such event, at the option of Mortgagee, either:

                     (i) An event of default shall occur under this Mortgage and the Debt shall immediately become due and payable; or

                     (ii) Without limiting the generality of any other provision of the Mortgage or any remedy of the Mortgagee hereunder and without waiving or releasing the Mortgagor from any of its obligations hereunder, Mortgagee may (but shall not be obligated to) take any action Mortgagee deems necessary or desirable to prevent or to cure any default by Mortgagor in the performance of or compliance with any of Mortgagor's covenants or obligations under the Lease. Upon receipt by Mortgagee from the lessor under the Lease of any written notice of default by lessee thereunder, Mortgagee may rely thereon and take any action, as aforesaid, to cure such default even though the existence of such default or the nature thereof be questioned or denied by Mortgagor or by any party on behalf of Mortgagor.

                    (iii) Mortgagor hereby expressly grants to Mortgagee, and agrees that Mortgagee shall have the absolute and immediate right to enter in and upon the Mortgaged Property or any part thereof to such extent and as often as Mortgagee, in its reasonable discretion, deems necessary or desirable, in order to prevent or to cure any such default by Mortgagor. Mortgagee may pay and expend such sums of money as Mortgagee, in its sole discretion, deems necessary for such purpose, and Mortgagor hereby agrees to pay to Mortgagee, immediately and without demand, all such sums so paid and expended by Mortgagee, together with interest thereon from the date of such expenditure to the date of repayment at the Default Rate. All sums so paid and expended by Mortgagee, and the interest thereon shall be added to and be secured by the lien of this Mortgage.

                 (d) The Mortgagor shall not in any way materially alter the terms of the Lease, or except in accordance with the terms of the Lease, cancel or surrender the Lease, or waive, excuse, condone or in any way release or discharge the lessor thereunder of or from the obligations, covenants, conditions and agreements by said lessor to be done and performed; and Mortgagor does by these presents expressly release, relinquish and surrender unto the Mortgagee all its right, power and authority to cancel, surrender, amend, or materially alter in any way the terms and provisions of the Lease, except in accordance with the terms thereof and any attempt on the part of the Mortgagor to exercise any such right without the prior written consent of the Mortgagee shall constitute a default under the terms hereof.

                 (e) The Mortgagor will: provide the Mortgagee an exact copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Lease of the Mortgaged Property which may concern or affect the estate of the lessor or the lessee in or under the Lease or in the real estate thereby demised in any material way; give the Mortgagee immediate notice of any receipt by it of any notice of default from the lessor thereunder; furnish to the Mortgagee within 15 days any and all information which it may request concerning the performance by the Mortgagor of the agreements, terms, conditions and covenants of the Lease or of the Mortgage;

and permit the Mortgagee or its agents or representatives at all reasonable times to investigate or examine Mortgagor concerning such performance.

                 (f) So long as any of the Debt secured by this Mortgage shall remain unpaid, unless the Mortgagee shall otherwise in writing consent, the fee title and the leasehold estate in the Mortgaged Property hereinbefore described, shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in the lessor or in the lessee, or in a third party, by purchase or otherwise; and the Mortgagor further covenants and agrees that, in case it shall acquire the fee title, or any other estate, title or interest in the Mortgaged Property covered by the Lease, including, without limitation, pursuant to the purchase option or right of first refusal, if any, set forth in the Lease, this Mortgage shall attach to or cover and be a lien upon such other estate so acquired, and such other estate so acquired by the Mortgagor shall be considered as mortgaged, assigned or conveyed to the Mortgagee and the lien hereof spread to cover such estate with the same force and effect as though specifically herein mortgaged, assigned or conveyed, and spread.

         53. (a) (i) This Mortgage is an Open-End Mortgage as defined in Section 8143(f) of Title 42 of the Pennsylvania Consolidated Statutes (the "ACT") and, as such, is entitled to the benefits of the Act. Mortgagor intends that, in addition to any other debt or obligations secured hereby, this Mortgage shall secure unpaid balances of loan advances made after this Mortgage is left for record with the Recorder's Office of Beaver County, Pennsylvania, whether such advances are made pursuant to an obligation of Mortgagee or otherwise. The maximum amount of unpaid loan indebtedness (which shall consist of unpaid balances of loan advances made either before or after, or both before and after, this Mortgage is left for record), which may be outstanding at any time is Forty Million Dollars ($40,000,000), plus accrued and unpaid interest thereon. In addition to the obligations of Mortgagor secured hereby, this Mortgage secures unpaid balances of advances made, with respect to the Mortgaged Property, for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage, expenses, including but not limited to costs and attorneys' fees, incurred by Mortgagee by reason of default by Mortgagor under this Mortgagor or any of the other Loan Documents.

                          (ii)    Delivery to Mortgagee of any notice provided
for in Section 8143(b) of the Act shall relieve Mortgagee of any obligation to make any further advance of loan proceeds to Mortgagor until such time as Mortgagee notifies Mortgagor in writing of Mortgagee's willingness to make further loan advances. All notices given by Mortgagor to Mortgagee pursuant to the Act shall be given to Mortgagee personally or by registered or certified mail to Mortgagee at 1850 North Central Avenue, Phoenix, Arizona 85002 and such notice must be signed by all parties necessary to bind Mortgagor in accordance with applicable documents of formation of Mortgagor and all applicable laws.

                 (b) The amount of the Debt secured by this Mortgage shall not
- - -be reduced by reason of payments made from time to time by the Mortgagor or amounts received by Mortgagee in respect of the Debt except to the extent that such payment from the Mortgagor or amounts received reduce the outstanding principal sum of the Debt to less than the stated principal amount hereof and in such event the amount secured by this Mortgage shall be the amount outstanding on the Debt. If, subsequently, advances, loans or extensions of credit are made from time to time to the Mortgagor under the Loan Agreement, then the amount secured by this Mortgage shall be increased as the amount outstanding on the Debt is increased, but, as hereinabove described, the principal amount of the Debt secured by this Mortgage shall not exceed the stated principal amount hereof plus interest thereon and other amounts secured hereby. The Mortgagor shall be liable for mortgage, deed of trust documentary, intangible, recording or other taxes, fees, or charges, if any, payable by reason of any such subsequent advances, loans or extensions of credit.

         54. This Mortgage shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Mortgage has been duly executed by the Mortgagor on the day and year first above written.

WITNESS                                    J&L STRUCTURAL, INC.

__________________                         BY: _______________________
                                                                 TITLE

                            CERTIFICATE OF RESIDENCE

         I hereby certify that the precise residence of mortgagee is at 1850 North Central Avenue, Phoenix, Arizona 85002.

                                                 FINOVA CAPITAL CORPORATION

                                                 BY:___________________________
                                                                          TITLE

WITNESS MY HAND THIS
____ DAY OF _________, 1995


___________________________

STATE OF NEW YORK  )
                   )  SS:.

COUNTY OF NEW YORK )

         On the ____ day of April, 1995, before me personally came ___________________ to me known, who, by me duly sworn, did depose and say that deponent resides at ________________________________, ___________________, that deponent is the _____________________ of J&L STRUCTURAL, INC., the corporation described in, and which executed the foregoing instrument; and that deponent signed deponent's name as such officer by order of the board of directors of said corporation.

                 GIVEN under my hand and notarial seal this ____ day of April, 1995.

                                            -----------------------------------
                                                     Notary Public

                                            My Commission Expires:_____________

=========================================
                                            COUNTY:  BEAVER

            J&L STRUCTURAL, INC.

                   TO

         FINOVA CAPITAL CORPORATION

=========================================

           OPEN-END MORTGAGE

=========================================




                            RETURN BY MAIL TO:
                             WINSTON & STRAWN
                             175 WATER STREET

                            NEW YORK, NEW YORK 10038
                        ATTN: RICHARD S. TALESNICK, ESQ.

                        SCHEDULES AND EXHIBITS HAVE BEEN
                             INTENTIONALLY OMITTED

- - -

                 MISSING INTENTIONALLY OMITTED SCHEDULE SHEET

                                PLEDGE AGREEMENT


         AGREEMENT, made this 31st day of March, 1995, effective April 6, 1995, by and between:

         J&L HOLDINGS CORP., a Delaware corporation, having an office at c/o CPT Holdings, Inc., 1430 Broadway, 13th Floor, New York, NY 10018-3308 (hereinafter referred to as the "PLEDGOR"); and

         FINOVA CAPITAL CORPORATION, a Delaware corporation, having an office at 1850 North Central Avenue, Phoenix, Arizona 85002- 2209 (hereinafter referred to as the "LENDER"),


                            PRELIMINARY STATEMENTS:

         A. J&L STRUCTURAL, INC., a Delaware corporation (the "BORROWER") has entered into a certain Loan and Security Agreement dated March 31, 1995 (hereinafter, together with all exhibits and schedules thereto, as it may from time to time be amended, modified and/or supplemented, referred to as the "LOAN AGREEMENT") with the Lender pursuant to which the Lender has agreed to lend to the Borrower the aggregate principal sum set forth therein and to make certain other financial accommodations available to the Borrower, upon and subject to the terms and conditions of the Loan Agreement;

         B. The Pledgor is the sole shareholder of the Borrower and by virtue thereof, and otherwise, will derive benefits as a result of the loans to be made by the Lender to the Borrower pursuant to the Loan Agreement;

         C. In order to induce the Lender to execute and deliver the Loan Agreement, the Pledgor has agreed to pledge all of the issued and outstanding shares of capital stock of the Borrower owned by it as collateral security for the performance of all of the Borrower's Indebtedness, liabilities and obligations to the Lender, including, without limitation, those arising under the Loan Agreement and any and all promissory notes from time to time issued pursuant to the Loan Agreement (collectively, the "NOTE");

         D. It is a condition precedent to the obligations of the Lender under the Loan Agreement that the Pledgor shall execute and deliver this Pledge Agreement; and

         E. All capitalized terms that are used herein that are defined in the Loan Agreement shall have the respective meanings provided therefor in the Loan Agreement, unless otherwise defined herein or unless the context otherwise requires;

         ACCORDINGLY, in consideration of the foregoing, the Pledgor hereby agrees with the Lender as follows:

         1. The term "PLEDGED STOCK" as used herein shall mean and include all of the issued and outstanding shares, whether now owned or hereafter acquired by the Pledgor, of the capital stock of the Borrower, including, without limitation, all of the issued and outstanding stock of the Borrower listed on Schedule A hereto, and, also, any shares, stock certificates, options or rights issued by the Borrower as an addition to, in substitution of, or in exchange for any such shares, and any and all proceeds thereof, now or hereafter owned or acquired by the Pledgor.

         2.      (a)      As collateral security for the due payment and
performance of all Indebtedness and other liabilities and obligations of the Borrower and the Pledgor to the Lender, whether now existing or hereafter arising, and whether or not currently contemplated, including, without limitation, all Indebtedness, liabilities and obligations under, arising out of, or in any way connected with the Loan Agreement and the Note and all agreements, instruments and documents executed, issued and delivered pursuant thereto, including, without limitation, this Pledge Agreement, and to secure any other obligations of the Borrower and the Pledgor to the Lender (all of the foregoing Indebtedness, liabilities and obligations are hereinafter referred to collectively as the "OBLIGATIONS"), the Pledgor hereby pledges, assigns, hypothecates, delivers and sets over to the Lender, all the Pledged Stock, and hereby grants to the Lender a first security interest in all the Pledged Stock and in any and all proceeds thereof and substitutions therefor.

                 (b) If the Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital), option or rights, whether as an addition to, in substitution of, or in exchange for any shares of the Pledged Stock, or otherwise, the Pledgor shall accept any such instruments as the Lender's agent, shall hold them in trust for the Lender, and shall deliver them forthwith to the Lender in the exact form received, with the Pledgor's endorsement when necessary and/or appropriate stock powers duly executed in blank, to be held by the Lender, subject to the terms hereof, as further collateral security for the Obligations.

                 (c) Any or all shares of the Pledged Stock held by the Lender hereunder may, at the option of the Lender or its nominee, be registered in the name of the Lender or its nominee. The Lender or its nominee may thereafter, without notice, and after the occurrence of any Event of Default, exercise all voting and corporate rights at any meeting of any corporation issuing any of the shares included in the Pledged Stock and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof, including, without limitation, the right to receive dividends payable thereon, and the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such shares or upon the exercise by any such issuer of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                 (d) In the event of the occurrence of any Event of Default, the Lender shall have the right to require that all cash dividends payable with respect to any part of the Pledged Stock be paid to the Lender to be held by the Lender as additional security hereunder until applied to the Obligations.

                 (e) In the event of the occurrence of any Event of Default, the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are, to the extent permitted by law, hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Stock, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Lender's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Stock shall be required to purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Lender or any purchaser upon any such sale or sales, whether public or private, to purchase the whole or any part of the Pledged Stock so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

                 (f) The proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid, shall be applied as follows:

                          (i)     First, to the costs and expenses of every
kind incurred in connection therewith or incidental to the care, safekeeping or otherwise of any and all of the Pledged Stock or in any way relating to the rights of the Lender hereunder, including reasonable attorneys' fees and legal expenses;

                          (ii)    Second, to the satisfaction of the
Obligations;

                          (iii)   Third, to the payment of any other amounts
required by applicable law (including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code);

                          (iv)    Fourth, to the Subordinated Lenders, or as
required by law, to the extent of the surplus proceeds, if any; and

                          (v)     Fifth, to the Pledgor, or as required by law,
to the extent of the surplus proceeds, if any.

                 (g) The Lender need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and such notice shall be deemed to be reasonable notification of such matters.

                 (h) In the event that the proceeds of any collection, recovery, receipt, appropriation, realization, or sale as aforesaid are insufficient to pay all amounts to which the Lender is legally entitled, the Pledgor will be liable for the deficiency, together with interest thereon, at the Post-Default Rate, and the reasonable fees of any attorneys employed by the Lender to collect such deficiency, pursuant to the Loan Agreement.

         3.      The Pledgor represents and warrants that:

                 (a) The Pledged Stock is owned directly and beneficially and of record by the Pledgor in the amount set forth on Schedule A hereto;

                 (b) The shares of the Pledged Stock constitute 100% of all of the issued and outstanding shares of capital stock of the Borrower;

                 (c) All of the shares of the Pledged Stock have been duly and validly issued, are fully paid and non-assessable and are owned by the Pledgor free and clear of any pledge, mortgage, hypothecation, Lien, charge, encumbrance or any security interest in such shares or the proceeds thereof except for the security interest granted to the Lender hereunder and, subject to the terms of the Subordination and Intercreditor Agreement, to the Subordinated Lenders pursuant to the Senior Subordinated Note Documents; and

                 (d) Upon delivery of the Pledged Stock to the Lender or an agent for the Lender, this Pledge Agreement creates and grants a valid first Lien on and perfected security interest in the shares of the Pledged Stock and the proceeds thereof, subject to no prior security interest, Lien, charge or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor that would include the Pledged Stock.

         4.      (a)      The Pledgor hereby covenants that so long as the
Obligations shall be outstanding and unpaid, in whole or in part, the Pledgor will not:

                          (i)     sell, convey or otherwise dispose of any
shares of the Pledged Stock or any interest therein, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, Lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Stock or the proceeds thereof other than that created hereby and, subject to the terms of the Subordination and Intercreditor Agreement, in favor of the Subordinated Lenders pursuant to the Senior Subordinated Note Documents; or

                          (ii)    consent to or approve the issuance of any
additional shares of any class of the issuer of the Pledged Stock except, in connection with the exercise of the Warrants.

                 (b) The Pledgor warrants and will defend the Lender's right, title, special property and security interest in and to the Pledged Stock against the claims of any Person, firm, corporation or other entity.

         5.      (a)      If the Lender shall determine to exercise its right
to sell all or any part of the Pledged Stock, and if in the opinion of counsel for the Lender it is necessary to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of l933, as amended (the "SECURITIES ACT"), the Pledgor will use its best efforts to cause each issuer of shares included in the Pledged Stock contemplated to be sold to execute and deliver, and cause the directors and officers of each such issuer to execute and deliver, all at the Pledgor's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof so to be sold, and to make all amendments thereto and/or to the related prospectus that, in the opinion of the Lender or its counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; to cause each such issuer to comply with the provisions of the "Blue Sky" law of any jurisdiction that the Lender shall designate; and to cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement (that need not be audited) covering a period of twelve months, but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act.

                 (b) The Pledgor acknowledges that a breach of any of the covenants contained in subparagraph 5(a) above will cause irreparable injury to the Lender, that the Lender shall have no adequate remedy at law in respect of such breach and, as a consequence, the covenants of the Pledgor contained in subparagraph 5(a) above shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives, and shall not assert, any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred.

                 (c) Notwithstanding the foregoing, the Pledgor recognizes that the Lender may be unable to effect a public sale of all or a part of the Pledged Stock, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at places and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Lender has no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.

         6. The Pledgor shall at any time and from time to time upon the written request of the Lender, execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to effect the purposes of this Pledge Agreement, including, without limitation, delivering to the Lender on the date hereof or at any time hereafter irrevocable proxies in respect of the Pledged Stock in the form of Exhibit A hereto.

         7. (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, the Lender shall have no duty or liability to preserve rights pertaining thereto, and shall, subject to the Subordination and Intercreditor Agreement, be relieved of all responsibility for the Pledged Stock upon surrendering it to the Pledgor or in accordance with the Pledgor's instructions.

                 (b) No course of dealing between the Pledgor and the Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under the Loan Agreement or the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                 (c) The rights and remedies herein provided, and provided in the Loan Agreement and the Note and in all other agreements, instruments and documents delivered pursuant to the Loan Agreement, are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

                 (d) The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Pledge Agreement in any jurisdiction.

         8. The parties hereto acknowledge and agree that the execution and delivery of this

Pledge Agreement shall not constitute a transfer of control of the Pledgor or the Borrower.

         9. All notices and other communications pursuant to this Pledge Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by registered or certified mail, return receipt requested) or telegram or telecopy, addressed as follows:

                 (a)      If to the Pledgor:

                          J&L Holdings Corp.
                          c/o CPT Holdings, Inc.
                          1430 Broadway, 13th Floor
                          New York, NY 10018-3308
                          Attention: William L. Remley
                          Telecopier No.:  (212) 391-1393

                          with a copy to:

                          Kelley, McCann & Livingstone
                          BP America Building, 35th Floor
                          200 Public Square
                          Cleveland, Ohio  44114-2302
                          Attention:  Michael D. Schenker, Esq.
                          Telecopier No.:  (216) 241-3707

                 (b)      If to Lender:

                          FINOVA Capital Corporation
                          1850 North Central Avenue
                          Phoenix, Arizona  85002-2209
                          Attention:  Vice President - Law
                                      Vice-President - Asset Management
                          Telecopier No.:  (602) 207-6833

                          with a copy to:

                          FINOVA Capital Corporation
                          1060 First Avenue
                          King of Prussia, Pennsylvania  19406
                          Attention:  Jeffrey D. Weiss
                                      Portfolio Manager
                          Telecopier No.:  (610) 354-8482
                          and a copy to:

                          Winston & Strawn
                          175 Water Street
                          New York, New York  10038
                          Attention:  Jonathan Goldstein, Esq.
                          Telecopier No.:  (212) 952-1474


Any notice, request, demand or other communication hereunder shall be deemed to have been given: (x) on the day on which it is telecopied to such party at its telecopier number specified above (provided such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand or such commercial messenger service to such party at its address specified above, or (y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail, or (z) on the day it is delivered to the telegraph company, addressed as aforesaid, if sent by telegraph. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         10. This Pledge Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

         11. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and delivered on March 31, 1995, effective April __, 1995.

                                        J&L HOLDINGS CORP.


                                        BY
                                          -----------------------------------
                                                                        TITLE


                                        FINOVA CAPITAL CORPORATION


                                        BY
                                          -----------------------------------
                                                                        TITLE

                                   EXHIBIT A
                                       TO
                                PLEDGE AGREEMENT


                               IRREVOCABLE PROXY


         KNOW ALL MEN BY THESE PRESENTS THAT, the undersigned does hereby make, constitute and appoint FINOVA CAPITAL CORPORATION (the "LENDER") and each of the Lender's officers and employees, its true and lawful attorneys, for it and in its name, place and stead, to act as its proxy in respect of all of the shares of capital stock of J&L STRUCTURAL, INC., a Delaware corporation (hereinafter referred to as the "CORPORATION"), that it now or hereafter may own or hold, including, without limitation, the right, on its behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of its Certificate of Incorporation or By-Laws and as permitted by law of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to its said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof.

         This Proxy is given to the Lender and to its officers and employees in consideration of the loans to be made by the Lender to the Corporation and in order to carry out the covenant of the undersigned contained in a certain Pledge Agreement dated March 31, 1995 between it and the Lender, and this Proxy shall not be revocable or revoked by the undersigned, shall be binding upon the undersigned and its successors and assigns until the payment in full of all of the Obligations (as defined in the aforesaid Pledge Agreement) and may be exercised only after an Event of Default under the Loan Agreement (as such terms are defined in the aforesaid Pledge Agreement).

         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this 31st day of March, 1995 effective April __, 1995.


                                        J&L HOLDINGS CORP.


                                        BY
                                          -----------------------------------
                                                                        TITLE

                                   SCHEDULE A
                              TO PLEDGE AGREEMENT


                                PLEDGED STOCK OF
                              J&L STRUCTURAL, INC.



  NUMBER OF SHARES                   NUMBER OF SHARES           NUMBER OF SHARES     CERTIFICATE
     AUTHORIZED                   ISSUED AND OUTSTANDING        OWNED BY PLEDGOR       NUMBER
- - --------------------              ----------------------        ----------------     ----------
         1500                           847                              847             2

                               IRREVOCABLE PROXY



         KNOW ALL MEN BY THESE PRESENTS THAT, the undersigned does hereby make, constitute and appoint FINOVA CAPITAL CORPORATION (the "LENDER") and each of the Lender's officers and employees, its true and lawful attorneys, for it and in its name, place and stead, to act as its proxy in respect of all of the shares of capital stock of J&L STRUCTURAL, INC., a Delaware corporation (hereinafter referred to as the "CORPORATION"), that it now or hereafter may own or hold, including, without limitation, the right, on its behalf, to demand the call by any proper officer of the Corporation pursuant to the provisions of its Certificate of Incorporation or By-Laws and as permitted by law of a meeting of its shareholders and at any such meeting of shareholders, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Corporation and/or the liquidation and dissolution of the Corporation; giving and granting to its said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof.

         This Proxy is given to the Lender and to its officers and employees in consideration of the loans to be made by the Lender to the Corporation and in order to carry out the covenant of the undersigned contained in a certain Pledge Agreement dated March 31, 1995 between it and the Lender, and this Proxy shall not be revocable or revoked by the undersigned, shall be binding upon the undersigned and its successors and assigns until the payment in full of all of the Obligations (as defined in the aforesaid Pledge Agreement) and may be exercised only after an Event of Default under the Loan Agreement (as such terms are defined in the aforesaid Pledge Agreement).

         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this 31st day of March, 1995 effective April __, 1995.


                                        J&L HOLDINGS CORP.


                                        BY
                                          -----------------------------------
                                                                        TITLE

                            COLLATERAL ASSIGNMENT OF
                       TRADEMARKS AND SECURITY AGREEMENT


         COLLATERAL ASSIGNMENT OF TRADEMARKS AND SECURITY AGREEMENT, made this 31st day of March 1995, effective April 6, 1995, by and between:

         J&L STRUCTURAL, INC., a Delaware corporation (the "BORROWER"), having an office at 1430 Broadway, 13th Floor, New York, NY 10018-3308; and

         FINOVA CAPITAL CORPORATION, a Delaware corporation (the "SECURED PARTY") with a place of business located at 1850 North Central Avenue, Phoenix, Arizona 85002-2209;


                         W  I  T  N  E  S  S  E  T  H:


         WHEREAS:

         (A) The Borrower and the Secured Party have entered into a certain Loan and Security Agreement of even date herewith (hereinafter, as it may from time to time be amended, modified and/or supplemented, referred to as the "LOAN AGREEMENT") pursuant to which the Secured Party has agreed to lend to the Borrower up to the aggregate principal amount set forth therein, upon and subject to the terms and conditions of the Loan Agreement;

         (B) All of the indebtedness, liabilities and obligations of the Borrower to the Secured Party, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and obligations of the Borrower to the Secured Party under the Loan Agreement and all other instruments and documents executed and delivered in connection with any of the foregoing are hereinafter referred to collectively as the "DEBT";

         (C) The Borrower has adopted, has used and is using the trademarks and service marks described on Schedule A hereto, and is the owner of the U.S. Trademark Registrations listed on Schedule A attached hereto (the "TRADEMARKS") along with the goodwill of the business associated therewith;

         (D) All of the Debt is secured by the grant by the Borrower to the Secured Party of liens on and security interests in certain of the properties and assets of the Borrower, including, without limitation, the Trademarks pursuant to the Loan Agreement;

         (E) The Loan Agreement requires that the Borrower shall execute and deliver this Collateral Assignment of Trademarks and Security Agreement; and

         (G) All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Loan Agreement;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the terms and conditions set forth in the Loan Agreement, the parties hereto hereby agree as follows:

         1. The Borrower hereby assigns, conveys and transfers unto the Secured Party on the terms and conditions contained in the Loan Agreement, which are incorporated herein and made a part hereof, and as additional security for the Debt, a first Lien upon all of the Borrower's right, title and interest in, to and under (i) the Trademarks and under the goodwill of the business symbolized by the Trademarks, and (ii) in, to, and under all assets deriving from and relating to the Trademarks, including, without limitation, license fees and other payments due thereon or in connection therewith.

         2. The Borrower shall take all action, under both statutory and common law, which in its reasonable business judgment, may be necessary or useful to perfect title to the Trademarks and to maintain and/or defend the Trademarks including, without limitation, the defense of the Trademarks, surveillance of marks owned and/or used by third parties which may be related to the Trademarks, bringing institution of said actions against infringing marks and uses, and bringing cancellation or opposition proceedings in order to enforce rights in the Trademarks.

         3. This Collateral Assignment of Trademarks and Security Agreement shall terminate upon written notice from the Secured Party to the Borrower that all of the obligations secured hereby have been fully paid and performed and, upon such termination, the Secured Party shall promptly execute and deliver to the Borrower such release documents or instruments as the Borrower may reasonably request in furtherance and in evidence of such termination.

         4. This Collateral Assignment of Trademarks and Security Agreement shall be binding upon the Borrower, its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns.

         5. This Collateral Assignment of Trademarks and Security Agreement may not be amended or modified except with the written consent of the Secured Party.

         6. The Borrower will provide any additional documentation to support or confirm the security interest created under this Collateral Assignment of Trademarks and Security Agreement as the Secured Party may request.

         IN WITNESS WHEREOF, the Borrower and the Secured Party have caused this Collateral Assignment of Trademarks and Security Agreement to be executed by their officers thereunto duly authorized on March 31, 1995, effective April
  , 1995.
- - --

                                    J&L STRUCTURAL, INC.


                                    BY
                                      ------------------------------------------
                                                                           TITLE


                                    FINOVA CAPITAL CORPORATION


                                    BY
                                      ------------------------------------------
                                                                           TITLE

                                 SCHEDULE A TO
                      COLLATERAL ASSIGNMENT OF TRADEMARKS
                             AND SECURITY AGREEMENT
                                    BETWEEN
                              J&L STRUCTURAL, INC.
                                      AND
                           FINOVA CAPITAL CORPORATION



TRADEMARK                 REGISTRATION NO.                  REGISTRATION DATE
- - ---------                 ----------------                  -----------------
JUNIOR w/Design               510,211                           May 31, 1949

                      J&L STRUCTURAL, INC. ACKNOWLEDGEMENT



STATE OF NEW YORK  )
                   :  SS.:
COUNTY OF NEW YORK )


         I,                       , a Notary Public in and for said County, in
            ----------------------
the State aforesaid, DO HEREBY CERTIFY that                    , personally
                                            -------------------
known to me to be                        of Structural, Inc., and personally
                  ----------------------
known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that (s)he
signed and delivered said instrument as                  of said corporation,
                                        ----------------
as his(her) free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this    day of March, 1995.
                                                    --


                                        -----------------------------------
                                                             NOTARY PUBLIC


                                        My Commission Expires:
                                                              -------------

                            FINOVA  ACKNOWLEDGEMENT


STATE OF NEW YORK  )
                   :  SS.:
COUNTY OF NEW YORK )


         I,                    , a Notary Public in and for said County, in the
            -------------------
State aforesaid, DO HEREBY CERTIFY that                     , personally known
                                        --------------------
to me to be a Vice President of FINOVA Capital Corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he
signed and delivered said instrument as a                   of said
                                          -----------------
corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this    day of March, 1995.
                                                    --


                                        -----------------------------------
                                                 NOTARY PUBLIC


                                        My Commission Expires:
                                                               -------------

                SUBORDINATION AND INTERCREDITOR AGREEMENT
                -----------------------------------------

         AGREEMENT (this "AGREEMENT"), made this 6th day of April, 1995, by and among:

         J&L STRUCTURAL, INC., a Delaware corporation (hereinafter referred to as the "BORROWER"), having an office c/o Mentmore Holdings Corporation, 1430 Broadway, New York, New York 10018;

         FINOVA CAPITAL CORPORATION, a Delaware corporation (hereinafter referred to as "FINOVA"), having an office at 1850 North Central Avenue, Phoenix, Arizona 85002-2209; and

         THE PAUL REVERE LIFE INSURANCE COMPANY, THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY and THE PAUL REVERE PROTECTIVE LIFE INSURANCE COMPANY (collectively, the "PAUL REVERE GROUP") and RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, as trustee for The Textron Collective Investment Trust (hereinafter referred to as "RHODE ISLAND"; the Paul Revere Group and Rhode Island are hereinafter referred to together as the "SUBORDINATED LENDER"), each having an office at 18 Chestnut Street, Worcester, Massachusetts 01608;

                         PRELIMINARY STATEMENTS:

         A. The Borrower and FINOVA have entered into a Loan and Security Agreement dated March 31, 1994, effective on the date hereof (such agreement, including all exhibits and schedules thereto, as it may hereafter be amended, modified, supplemented and/or restated, is hereinafter referred to as the "FINOVA LOAN AGREEMENT"), pursuant to which FINOVA has agreed to make loans to the Borrower in the aggregate principal amount of up to $40,000,000 (collectively, the "FINOVA LOAN");

         B. The FINOVA Loan is to be (i) evidenced by two promissory notes (together, the "FINOVA NOTE") in the aggregate principal amount of $40,000,000, and (ii) secured by a first lien on and security interest in (the "SENIOR SECURITY INTEREST") (A) all existing and after-acquired Property (hereinafter defined), and (B) the J&L Capital Stock (hereinafter defined) (the property described in each of clauses (A) and (B) hereof is hereinafter referred to collectively as the "FINOVA COLLATERAL");

         C. Concurrently with the execution and delivery hereof, the Borrower and the Subordinated Lender are entering into a certain Note and Warrant Purchase Agreement dated the date hereof (the "SUBORDINATED AGREEMENT"), pursuant to which, among other things, (i) the Borrower shall offer to sell, and the Subordinated Lender shall purchase, the Borrower's 13% Senior Subordinated Secured Notes due June 30, 2005 (collectively, the "SUBORDINATED NOTE") in the original aggregate principal amount of $23,000,000, and certain Common Stock Purchase Warrants (the "WARRANTS") entitling the holders thereof to purchase in the aggregate

153 shares of the Borrower's Common Stock (as adjusted), and (ii) the Subordinated Lender shall, in order to secure the due payment of the Subordinated Note, be granted a subordinated lien on and security interest in (the "SUBORDINATED SECURITY INTEREST") (A) all existing and after acquired Property other than Accounts and Inventory, and (B) the J&L Capital Stock (the property described in each of clauses (A) and (B) hereof is hereinafter referred to collectively as the "COLLATERAL"); and

         D. As an inducement to and a condition precedent to the making by FINOVA of the FINOVA Loan, FINOVA has required the subordination of (i) payments on and performance of the terms of the Subordinated Debt (hereinafter defined) except as permitted otherwise in Paragraph 4 hereof, to the payments on and performance of the terms of the Senior Debt (hereinafter defined) and (ii) the Subordinated Security Interest to the Senior Security Interest.

         ACCORDINGLY, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used herein that are defined in the FINOVA Loan Agreement (as originally executed or with such amendments, modifications and/or such supplements to such definitions as are approved by the Subordinated Lender) and that are not otherwise defined herein shall have the respective meanings ascribed thereto therein. When used herein, the following terms shall have the following meanings (such meanings shall be applicable equally both to the singular and plural terms defined):

            AFFILIATE: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes hereof, any Person which owns or controls, directly or indirectly, five percent (5%) or more of the securities, whether voting or nonvoting, of any other Person shall be deemed to "control" such Person.

            AGREEMENT: as defined in the heading of this Agreement.

            APPRAISED VALUE: the average of two appraisals of the fair market value of certain Collateral that is the subject of any proposed sale based on the value of such Collateral sold in an orderly manner as at the date of such appraisals, determined as if such Collateral is not subject to any Indebtedness for Borrowed Money and assuming, for purposes of such appraisals, that neither the seller nor the buyer is under any compulsion to sell or to buy, as applicable, such Collateral and that both the seller and the buyer have the same level of full and adequate knowledge and information relating to the Collateral and the proposed sale. Each such appraisal shall be determined by an independent appraiser of nationally recognized standing having not less than 5 years of experience in the business of the ownership and operation of the Borrower's Business and recognized in such industry as a qualified and reputable appraiser, one of which appraisers shall be selected by the Senior Lender, and the other of which shall be selected by the Subordinated Lender.

            BORROWER: as defined in the heading of this Agreement.

            BORROWER'S OBLIGATIONS: all loans, advances (including the Acquisition Advance, Subsequent Advances and Advances under the Revolving Loan), L/C Obligations, debts, principal, interest, premiums (including the Prepayment Premium), liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing the Senior Lender to charge Borrower's loan account), obligations (including the performance of the covenants of Borrower contained in the Loan Documents), fees (including the Revolving Loan Termination Fee, the Loan Fee, the Renewal Fee, the Unused Line Fee, the Examination Fee and the Loan Maintenance Fee), of any kind and description, all pursuant to, arising out of, or evidenced by the Loan Agreement and/or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether or not currently contemplated, including (but only to the extent allowed hereunder as part of a Permitted Increase) the amount paid by the Senior Lender in connection with its acquiring any debt, liability, or obligation owing from the Borrower to others that the Senior Lender may have obtained by purchase and/or assignment from the holder(s) thereof under the Loan Documents or otherwise (collectively, "PURCHASED DEBT"), and further including all Lender Expenses that the Borrower is required to pay or reimburse pursuant to the Loan Documents or by law (but only if such Lender Expenses arise out of, are contemplated by, or provided for under, the Loan Documents).

            BUSINESS: the business conducted by the Borrower of the production of lightweight structural steel shapes, piercer points, value-added finishing services relating thereto and all other activities ancillary or related thereto.

            BUSINESS DAY: any day other than a Saturday, Sunday or other day on which commercial banks in Phoenix, Arizona, Los Angeles, California, Pittsburgh, Pennsylvania or New York, New York are authorized or required to remain closed to the general public under the laws of such States.

            COLLATERAL: as defined in Preliminary Statement C of this Agreement.

            COVENANT DEFAULT: any Senior Default other than a Payment Default.

            CPT: CPT Holdings, Inc., a Delaware corporation and the owner of all of the issued and outstanding capital stock of J&L Holdings.

            CURRENT PORTION: as at each Payment Date, the amount of interest and/or scheduled payments of principal that are payable in cash on the Subordinated Debt in respect of the quarterly period ending on such Payment Date.

            DEBT: any of the Senior Debt or the Subordinated Debt.

            DEFAULT: any Senior Default or any Subordinated Default.

            DOCUMENTS: any of the Senior Debt Documents or the Subordinated Debt Documents.

            ENFORCEMENT ACTION: any action under Article 9 of the Uniform Commercial Code with respect to personal property (including any action in the nature of a self-help remedy permitted under the Uniform Commercial Code) or under the provisions of any state laws with respect to foreclosure upon real estate, in each case, to enforce, foreclose upon, take possession of or sell any of the Collateral, or any other judicial or non-judicial action with respect to the Collateral, including, without limitation, any action seeking to collect against or realize upon any of the Collateral whether in connection with or as a result of a Subordinated Lender Action, or otherwise or any action seeking to terminate any agreement to which the Borrower and any party (other than the Subordinated Lender) is a party, including without limitation the Management Agreement.

            FINOVA: as defined in the heading of this Agreement.

            FINOVA COLLATERAL: as defined in Preliminary Statement B of this Agreement.

            FINOVA LOAN AGREEMENT: as defined in Preliminary Statement A of this Agreement.

            FINOVA LOAN: as defined in Preliminary Statement A of this Agreement.

            FINOVA NOTE: as defined in Preliminary Statement B of this Agreement.

            GOVERNMENTAL BODY: any foreign, federal, state, municipal or other government, any department, commission, board, bureau, agency, public authority instrumentality thereof or any court or arbitrator.

            INCIPIENT DEFAULT: an event or condition which, with the giving of notice or lapse of time, or both, would become a Senior Default.

            INITIAL STAND-BY PERIOD: as defined in subparagraph 10(a)(iii) of this Agreement.

            J&L HOLDINGS: J&L Holdings Corp., a Delaware corporation.

            J&L CAPITAL STOCK: all of the issued and outstanding shares of capital stock of the Borrower.

            LENDERS: together, the Senior Lender and the Subordinated Lender.

            LIEN: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, or other title retention agreement.

            LOAN AGREEMENT: any agreement entered into between the Borrower and the holder of any Senior Debt permitted to be outstanding hereunder including, without limitation, the FINOVA Loan Agreement, together with any supplements, amendments or modifications thereof or substitutions therefor, which supplements, amendments or modifications thereof or substitutions therefor are entered into or otherwise would be permitted pursuant to the consummation of a Permitted Senior Substitution, whether or not any such Permitted Senior Substitution actually occurs.

            NEW SENIOR LENDER: any financial institution substituted for a Senior Lender pursuant to a Permitted Senior Substitution.

            PAUL REVERE GROUP: as defined in the heading of this Agreement.

            PAYMENT DATE: the last Business Day of each calendar quarter, beginning with the quarter ending June 30, 1995.

            PAYMENT DEFAULT: any Senior Default consisting of a default in the payment of the principal of and/or interest on the Senior Debt beyond any grace period applicable thereto, including any payment due by reason of acceleration.

            PERMITTED INCREASE: any increase in the principal amount of the Senior Debt effected by a Senior Lender (including as a result of the acquisition or incurrence of Purchased Debt), provided that the aggregate amount of all such increases to all Senior Lenders shall not exceed $2,500,000.

            PERMITTED SENIOR SUBSTITUTION: The substitution of a New Senior Lender for a Senior Lender, provided that, as a result of each substitution, the Borrower has not entered into any documents or instruments which:

            (i) provide for an increase in the (A) principal balance of the Senior Debt, including, without limitation, the FINOVA Loan, (B) amount of the installment payment of principal on the Senior Note, or (C) rate of interest on the Senior Note; except that the Senior Note may be amended or new promissory notes may be issued to a Senior Lender to evidence and provide for the repayment of any Permitted Increase;

            (ii) shorten the term or accelerate the date of payment of any scheduled installment of principal of or interest on the Senior Note;

            (iii) change the form or method of payment of the Senior Note, if such change would have a material adverse effect on the business, operations, prospects or profits of the Borrower; or

            (iv) otherwise include, add to or modify terms or conditions, including definitions, financial covenants and events of default if the effect of such addition or modification would be to create (A) terms and conditions in the Senior Debt Documents which, whether directly or indirectly, are materially more onerous with respect to the Borrower or the Subordinated Lender than the terms and conditions of the Senior Debt Documents, including, without limitation, this Agreement, which are in effect immediately prior to the consummation of any such Permitted Senior Substitution, or (B) additional Senior Defaults or additional obligations, the failure with which to comply would create additional Senior Defaults.

            PERSON: any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, limited liability company, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

            PROCEEDING: any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, or any other judicial proceeding or non-judicial action for the liquidation, dissolution or other winding up of the Borrower or of all or any portion of the Property of the Borrower.

            PURCHASED DEBT: as defined in the definition of Borrower's Obligations in this Section 1.

            REPURCHASE AGREEMENT: that certain Repurchase Agreement dated as of the date hereof by and among Borrower, CPT and certain holders listed therein, as in effect on the date hereof.

            RHODE ISLAND: as defined in the heading of this Agreement.

            SECOND STAND-BY PERIOD: as defined in subparagraph 10(a)(iii) of this Agreement.

            SENIOR ACCELERATION NOTICE: a notice delivered to the Subordinated Lender from the Senior Lender (or an agent for the Senior Lenders if more than one exists) pursuant to which the Senior Lender notifies the Subordinated Lender of the acceleration by the Senior Lender of the Senior Debt.

            SENIOR DEBT: without duplication, all of the following:

            (i) so long as the FINOVA Loan (as originally constituted) or any refinancing, refunding, reborrowing or replacement thereof which constitutes a Permitted Senior Substitution by FINOVA shall be outstanding, the Borrower's Obligations (as defined herein) that are outstanding as of the date of any calculation of Senior Debt;

            (ii) the amount of Indebtedness for Borrowed Money incurred by the Borrower pursuant to a Loan Agreement as part of a Permitted Senior Substitution;

            (iii) at any time after the release of the Senior Security Interest, the amount of Senior Debt that is paid by one Senior Lender to another Senior Lender pursuant to a Permitted Senior Substitution in order to repay, in full, the amount owed by the Borrower to the Senior Lender that is being repaid; provided that such amount shall not exceed the amount of Senior Debt that is permitted to be outstanding hereunder as of the time of any such payment;

            (iv) subject to the last sentence of this definition, interest accrued after the commencement of any Proceeding relative to the Borrower on such Senior Debt and any other interest that would have accrued thereon but for the commencement of such Proceeding; and

            (v) indebtedness which is a Permitted Increase.

            For purposes of this Agreement, (A) the portion of any prepayment premium, including, without limitation, the Prepayment Premium, that is payable to the Senior Lender as a result of the exercise by the Senior Lender of any remedy available to it subsequent to the occurrence of a Senior Default and the acceleration of the Borrower's Obligations, and (B) the difference between the amount of interest accrued after the commencement of any Proceeding relative to the Borrower on the Borrower's Obligations at (I) any default rate (including the Default Rate), and (II) the interest rate or rates in effect prior to a Senior Default (including the Interest Rate), shall not be deemed "Senior Debt". It is hereby understood and agreed by the parties hereto that the Loan Maintenance Fee and any other fees that are earned at Closing and that are scheduled to be paid throughout the term of the Senior Loan are "Senior Debt" hereunder, including any portion of such Loan Maintenance Fee or other fees, the payment of which is accelerated in connection with a prepayment of the Senior Loan or an acceleration of the Borrower's Obligations.

            SENIOR DEBT DOCUMENTS: each Loan Agreement, the Senior Note, the Pledge Agreement pursuant to which the J&L Capital Stock is pledged to the Senior Lender, the Collateral Assignment of Trademarks and the Mortgage referred to in the FINOVA Loan Agreement and all other instruments and documents executed and delivered in connection therewith, together with any supplements. amendments or modifications thereof or substitutions therefor, which supplements, amendments or modifications thereof or substitutions therefor are entered into or otherwise would be permitted pursuant to the consummation of a Permitted Senior Substitution, whether or not any such Permitted Senior Substitution occurs.

            SENIOR DEFAULT: an "Event of Default" (or its equivalent) as defined in a Loan Agreement after the expiration of any grace period applicable thereto.

            SENIOR DEFAULT NOTICE: a written notice delivered to the Subordinated Lender from the Senior Lender, (i) pursuant to which the Subordinated Lender is informed by the Senior Lender of the existence of a Senior Default and (ii) which states the provision(s) of the applicable Senior Debt Documents that have been breached.

            SENIOR LENDER: (i) FINOVA, until the time period described in clause
(i) of the definition of the term "Senior Debt" expires, and (ii) from and after such expiration, any holder of the Senior Debt which is permitted to be outstanding hereunder (or, if more than one such holder, an agent for all such holders).

            SENIOR NOTE: collectively, the FINOVA Note and any other notes issued pursuant to a Loan Agreement for Senior Debt.

            SENIOR SECURITY INTEREST: as defined in Preliminary Statement B of this Agreement.

            SENIOR WAIVER NOTICE: a written notice from the Senior Lender to the Subordinated Lender that the Senior Defaults described in a Senior Default Notice have been cured or waived.

            STAND-BY PERIOD: any of the periods of time described in Paragraph 10 of this Agreement during which the Subordinated Lender is required to refrain from taking a Subordinated Lender Action or receiving Subordinated Lender Payments, or both.

            SUBORDINATED AGREEMENT: as defined in Preliminary Statement C of this Agreement.

            SUBORDINATED DEBT: all of the indebtedness now or hereafter owing by the Borrower to the Subordinated Lender evidenced by the Subordinated Note, and any of the other Subordinated Debt Documents (as they relate to the Subordinated
Debt), including any principal or interest to be paid on the Subordinated Note.

            SUBORDINATED DEBT DOCUMENTS: the Subordinated Agreement, the Subordinated Note, and all other instruments and documents executed and delivered to the Subordinated Lender by the Borrower or J&L Holdings.

            SUBORDINATED DEFAULT: a default under the Subordinated Debt
Documents.

            SUBORDINATED DEFAULT NOTICE: a written notice from the Subordinated Lender to the Borrower (unless prohibited by stay or applicable law) and the Senior Lender, (i) pursuant to which the Subordinated Lender shall notify each of such Persons of the existence of one or more Subordinated Defaults and (ii) which states the provision(s) in the applicable Subordinated Debt Documents that have been breached.

            SUBORDINATED LENDER: as defined in the heading of this Agreement.

            SUBORDINATED LENDER ACTION: any of the following: (i) acceleration of the Subordinated Debt or (ii) suit for the payment of, or initiation or participation with others in any suit, action or Proceeding against the Borrower seeking a judgment for the payment of the whole or any part of the Subordinated Debt.

            SUBORDINATED LENDER PAYMENT: the making by the Borrower and the acceptance, receipt and retention by the Subordinated Lender of a payment on the Subordinated Debt in any form, directly or indirectly, of any kind or character, whether in cash, property or securities.

            SUBORDINATED NOTE: as defined in Preliminary Statement C of this Agreement.

            SUBORDINATED SECURITY INTEREST: as defined in Preliminary Statement C of this Agreement.

         2. REPRESENTATIONS; COVENANTS.

            (a) REPRESENTATIONS.

                (i) ALL LENDERS. Each of the Senior Lender and the Subordinated Lender represents and warrants to the other as follows:

                    (A) POWER AND AUTHORITY. Such Person has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein. No consent or approval of, or other action by any Person, which has not already been obtained, is required in connection with the execution, delivery or performance of this Agreement, or is required as a condition to the validity or enforceability thereof.

                    (B) ENFORCEABILITY. This Agreement, when executed and delivered by such Person, will constitute the legal and validly binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (whether or not any action to enforce this Agreement is brought at law or in equity).

         (ii) OWNER OF SUBORDINATED DEBT; SENIOR LENDER IN RESPECT OF SENIOR
DEBT.

                    (A) The Subordinated Lender hereby represents and warrants to the Senior Lender that, as of the date hereof, it is the exclusive owner of the Subordinated Debt set forth in the Subordinated Agreement.

                    (B) FINOVA hereby represents and warrants to the Subordinated Lender that, as of the date hereof, it is the only Senior Lender.

            (b) (i) COVENANT OF THE SUBORDINATED LENDER. The Subordinated Lender hereby covenants with the Senior Lender that, notwithstanding the provisions of
Section 8.10 of the Subordinated Agreement, if the Senior Lender shall consent to the sale by the Borrower and/or J&L Holdings, as applicable, of any of the Collateral at a time when no Proceeding with respect to Borrower is then pending
(A) the consent of the Subordinated Lender shall also be deemed to have been given to such sale, and (B) within 20 days after written request delivered by the Senior Lender to the Subordinated Lender, the Subordinated Lender shall at Borrower's expense execute and deliver to the Senior Lender such release and termination instruments, satisfactory in form and substance to the Senior Lender as may be necessary to release and terminate in full the Subordinated Security Interest in order to permit the consummation of such sale (such instruments shall include Uniform Commercial Code termination statements, real estate mortgage satisfactions and assignments separate from certificates with respect to the J&L Capital Stock, providing for the complete release and termination of the Subordinated Security Interest). Notwithstanding clause (A) above, the Subordinated Lender shall not be deemed to have consented to such sale unless (I) such sale is consummated in a commercially reasonable manner for not less than (x) if a Senior Default then exists, 90%, and (y) if a Senior Default does not then exist, 95%, in each case of the Appraised Value of such Collateral (as determined in compliance with subparagraph (b)(ii) below) to a Person who is not an Affiliate of the Borrower or the Senior Lender, (II) such sale is for cash, (III) the proceeds of such sale (less direct, out-of-pocket costs incurred by the Borrower in connection with the consummation of any such sale), are, substantially concurrently with the consummation thereof, applied to the payment of Senior Debt which then is outstanding and the excess, if any, is remitted to the Subordinated Lender for payment of the Subordinated Debt and
(IV) after giving effect to any such sale, the aggregate Appraised Value of the Collateral which is the subject of all such sales in any period of twelve (12) consecutive months would not exceed $7,500,000;

                (ii) DETERMINATION OF APPRAISED VALUE. The Senior Lender shall advise the Subordinated Lender in writing that it proposes to consent to a sale and that it has selected an appraiser. Not later than 10 days from the date of receipt of such written notice, the Subordinated Lender shall have an option to appoint its appraiser whereupon both the Senior Lender and the Subordinated Lender shall instruct their respective appraisers to determine the Appraised Value within 20 days of such date. If the Subordinated Lender does not appoint an appraiser, the determination of the Senior Lender's appraiser shall be final and binding. The Appraised Value shall be determined not less than 30 days prior to them execution and delivery by the Borrower and the proposed purchaser of the acquisition agreement pursuant to which the sale is proposed to be consummated. Upon completion of each appraiser's computation of the Appraised Value, each of the Lenders shall direct their respective appraisers to deliver simultaneously their respective appraisals to the other Lender. The computation made by the appraisers shall be final and binding as to the Appraised Value. All fees and expenses related to the appraisals shall be borne by the Borrower; provided, however, that in the event that the Borrower is unable to bear such fees and expenses, the fees and expenses of the Senior Lender's appraiser shall be borne by the Senior Lender and fees and expenses of the Subordinated Lender's appraiser shall be borne by the Subordinated Lender.

         3. SUBORDINATION.

            (a) SUBORDINATED DEBT TO SENIOR DEBT. The payment of the Subordinated Debt is hereby expressly subordinated to the prior payment in full in cash of the Senior Debt, in the manner and to the extent set forth herein.

            (b) SUBORDINATED SECURITY INTEREST TO SENIOR SECURITY INTEREST. Notwithstanding any (i) priority in time of creation, attachment or perfection of any security interest in any portion of the Collateral or (ii) provision of, or any filing or recording or failure to file or record under, any applicable statute, rule or regulation of any governmental body, including, without limitation, the Uniform Commercial Code, the Subordinated Security Interest is hereby expressly subordinated to the Senior Security Interest, in the manner and to the extent set forth herein.

         4. PERMITTED PAYMENTS. Subject to Paragraph 5 of this Agreement, the Borrower may pay and the Subordinated Lender may receive payments on the Subordinated Debt at the time and in accordance with the terms of the applicable Subordinated Debt Documents, including, without limitation, payments that were due during any Stand-by Period, except that, for so long as any Senior Debt shall be outstanding, the right of the Borrower to make any Subordinated Lender Payment on any portion of the Subordinated Debt shall be subject to the following restrictions:

            For so long as a Stand-by Period is not in effect, interest payments and regularly scheduled payments of principal may be made on the Subordinated Debt, but only as follows:

            (a) Each Current Portion may be paid on the Payment Date on which it is due under the terms of the Subordinated Debt Documents, together with any Current Portion which became due and owing on any preceding Payment Date (including amounts which were not permitted to be paid in full pursuant to the provisions of this paragraph or by virtue of the existence of a Stand-by Period), only if and to the extent that, after giving effect to such payment, the Borrower would have Excess Availability of not less than $1,000,000, assuming for purposes of this subsection 4(a) that the Maximum Amount equals $15,000,000, the standards of eligibility set forth in the definition of Eligible Accounts and Eligible Inventory have not been modified or revised, no reserves are deemed necessary by the Senior Lender as provided in the definition of Borrowing Base, and the Senior Lender has not reduced the advance rates pursuant to Section 2.2.2 of the FINOVA Loan Agreement; and

            (b) Notwithstanding subsection 4(a) above, in no event shall any such payment be made if, as a result of giving effect to such payment, there would exist a new Senior Default or new Incipient Default under the Loan Agreement, assuming for purposes of this subsection 4(b) that the financial covenants under any Loan Agreement to which this subsection 4(b) applies are not more onerous to the Borrower than those in effect on the date hereof under the FINOVA Loan Agreement.

         5. INSOLVENCY. In the event any Proceeding is continuing:

           (a) PRIORITY OF PAYMENTS. All Senior Debt shall be paid in full in cash before any payment or distribution shall be made in respect of any portion of the Subordinated Debt.

           (b) INCORRECT DISTRIBUTIONS. Any payment or distribution that, but for the terms hereof, would be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to the Senior Lender for application to the payment of the Senior Debt until the Senior Debt is paid in full in cash, and the Subordinated Lender irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and each of such Persons also irrevocably authorizes and empowers the Senior Lender to demand, sue for, collect and receive every such payment or distribution described herein.

           (c) ACTIONS BY SUBORDINATED LENDER FOR THE BENEFIT OF THE SENIOR LENDER. The Subordinated Lender shall immediately turn over to the Senior Lender in precisely the form received, any payment of any kind or character on account of the Subordinated Debt for application to the payment of the Senior Debt. The Senior Lender shall not be entitled to exercise any voting rights in respect of the Subordinated Debt unless both the Senior Lender and the Subordinated Lender are members of the same class of secured creditors, in which case the Senior Lender shall have the right to cast the Subordinated Lender's vote in such class of secured creditors (but not in any other class) in any such Proceedings.

           (d) FURTHER ASSURANCES. The Subordinated Lender or any other holder of the Subordinated Debt shall execute and deliver to the Senior Lender or its representative all such further instruments confirming the authorization referred to in the foregoing subparagraphs (b) and (c), and any powers of attorney specifically confirming the rights of the Senior Lender arising hereunder, and shall take all such other actions as may be reasonably requested by the Senior Lender or its representative in order to enable it, as contemplated by this Agreement, to enforce its rights under this Agreement; provided, however, that the Senior Lender agrees to deliver promptly to the Subordinated Lender any amount received pursuant to the provisions of the forgoing paragraphs (b) and (c) which is in excess of Senior Debt.

         6. NO PREPAYMENT; INTEREST RATE ON SUBORDINATED DEBT. Until the Senior Debt is paid in full in cash (i) there shall be no Subordinated Lender Payment which constitutes a payment of any such indebtedness in advance of the date when such payment is scheduled to be due, and (ii) the annual rate of interest on the Subordinated Debt reflected by the amount of each Current Portion shall in no event exceed 13% (except overdue interest).

         7. LEGENDS ON CERTAIN DOCUMENTS. Simultaneously with the execution of this Agreement the Subordinated Lender shall cause the following legend to be placed at the top of the first page of each Subordinated Note delivered to the Subordinated Lender by the Borrower, and upon the closing of the FINOVA Loan, the Subordinated Lender shall deliver to FINOVA a photocopy of the original of such note with such legend:

         "This instrument and the obligations evidenced hereby are subordinated, in the manner and to the extent set forth in a Subordination and Intercreditor Agreement (the "Agreement") dated April 6, 1995 by the Maker of this instrument (the "Debtor"), FINOVA Capital Corporation, and [the payee of this instrument and the payees of certain instruments of like tenor], to certain other obligations of the Debtor to FINOVA, and each holder of this instrument, by its acceptance hereof, agrees
         (i) to be bound by the terms of the Agreement, and (ii) in the event that any conflict exists between the terms of this instrument, any document executed in connection with the delivery of this instrument and the terms of the Agreement, the terms of the Agreement shall govern and be controlling."

         8. TRANSFER OF INDEBTEDNESS. In the event of any proposed sale, assignment, disposition or other transfer of all or any portion of any Debt, the Lender that proposes to consummate any such transfer shall, prior to the consummation thereof, cause the transferee of such portion of the Debt to execute and deliver to the other Lender an agreement substantially identical with this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt and of the Subordinated Security Interest to the Senior Security Interest as provided herein and for the continued effectiveness of all of the rights of each Lender arising under this Agreement. Notwithstanding the failure to execute and/or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of any Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Lender, as further described in subparagraph 16(b) below.

         9. AMENDMENT OF SUBORDINATED DEBT DOCUMENTS. Prior to the payment in full in cash of the Senior Debt and notwithstanding anything contained in the Subordinated Debt Documents to the contrary, the Subordinated Lender shall not agree to any amendment, modification or supplement to any of the Subordinated Debt Documents if the effect of such amendment, modification or supplement would be to (i) increase the principal, the amount of any installment of principal, or the rate of interest on the Subordinated Note, (ii) shorten the term or increase the frequency of the date of payment of the Subordinated Note, (iii) change the form or method of payment on the Subordinated Note, if such change could have a material, adverse effect on the business, operations, prospects or profits of the Borrower or the ability of the Borrower to pay the Senior Debt, or (iv) add to or modify any of the other terms of any of the Subordinated Debt Documents, the effect of which addition or modification, as applicable, would be to create additional Subordinated Defaults thereunder or additional obligations, the failure to comply with which would create additional Subordinated Defaults thereunder. Notwithstanding the foregoing, the Subordinated Debt Documents may be amended in order to increase the Subordinated Debt by up to $2,500,000, provided (x) such increased borrowing is made in connection with a "workout", or "restructuring" of the Subordinated Debt or a Proceeding concerning the Borrower, (y) such increased borrowing is subject to this Agreement, and (z) the terms of such increased borrowing are no more onerous to the Borrower than those applicable to the Subordinated Note as in effect on the date hereof.

         10. DEFAULTS; RESTRICTIONS, PERMITTED ACTIONS.

            Prior to the payment in full in cash of the Senior Debt and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Subordinated Lender shall not take an Enforcement Action and, if prohibited as provided below, shall not take a Subordinated Lender Action.

            (a) SENIOR DEFAULT NOTICE, RESTRICTIONS ON SUBORDIN-
                ATED LENDER PAYMENT, SUBORDINATED LENDER ACTION.



                (i) NOTICES, RESTRICTIONS. If the Senior Lender delivers a Senior Default Notice and if the Senior Default described in such Senior Default Notice is a:

                    (A) Payment Default, then, unless and until (I) the Subordinated Lender shall have received a Senior Waiver Notice, there shall be no Subordinated Lender Payment, and (II) the earlier to occur of (1) 180 days after the receipt by the Subordinated Lender of such Senior Default Notice, or
(2) receipt by the Subordinated Lender of a Senior Waiver Notice, there shall be no Subordinated Lender Action; or

                    (B) Covenant Default, then, unless and until the earlier to occur of (I) 120 days after the receipt by the Subordinated Lender of such Senior Default Notice, or (II) receipt by the Subordinated Lender of a Senior Waiver Notice, there shall be no Subordinated Lender Action and no Subordinated Lender Payment.

                (ii) RESTRICTIONS APPLY ONLY WITHOUT ACCELERATION. The restrictions on Subordinated Lender Action and Subordinated Lender Payment set forth in clause (i) above shall apply only if the Senior Lender has not accelerated the Senior Debt. The Senior Lender shall use its best efforts to deliver to the Subordinated Lender a Senior Acceleration Notice concurrently with its notification to the Borrower of the acceleration of the Senior Debt. If the Senior Lender delivers a Senior Acceleration Notice, the provisions of clause (iv) below shall be applicable with respect to any restrictions on Subordinated Lender Action and/or Subordinated Lender Payment which are in effect as of the date of receipt of any such Senior Acceleration Notice.

                (iii) LIMITATION ON STAND-BY PERIODS. If a Stand-by Period has become effective pursuant to the terms of clause (i), a subsequent Stand-by Period may not become effective (A) until 100 days have elapsed since the expiration of the immediately preceding Stand-by Period and (B) with respect to either (x) the specific event or the specific set of circumstances which entitled the Senior Lender to deliver the Senior Default Notice pursuant to which such initial Stand-by Period was commenced or (y) any Senior Default of which the Senior Lender had actual knowledge as of the date of the delivery of the Senior Default Notice pursuant to which such initial Stand-by Period was commenced; provided, however, that successive breaches of financial covenants by the Borrower shall be deemed separate Senior Defaults.

                (iv) DELIVERY OF SENIOR WAIVER NOTICE, SENIOR ACCELERATION
NOTICE.

                    If:

                    (A) any Senior Defaults described in a Senior Default Notice have been cured or waived, the Senior Lender shall promptly deliver a Senior Waiver Notice, or

                    (B) the Senior Lender delivers a Senior Acceleration Notice then (I) any Stand-by Period with respect to a Subordinated Lender Action which is in effect on the date of receipt by the Subordinated Lender of such Senior Acceleration Notice shall automatically be deemed to be terminated, and (II) the Subordinated Lender may take a Subordinated Lender Action.

                (b) SUBORDINATED DEFAULTS.

                    (i) DELIVERY OF NOTICE. If a Subordinated Default shall occur and if the Subordinated Lender intends to commence or, pursuant to subclause (B)(II) below is commencing, a Subordinated Lender Action with respect to such Subordinated Default, the Subordinated Lender shall send to the Senior Lender a Subordinated Default Notice, which Subordinated Default Notice shall
(A) describe in general terms the Subordinated Lender Action which the Subordinated Lender proposes to take with respect to the Subordinated Default described in such Subordinated Default Notice, and (B) be delivered no later than (I) 15 days prior to the date upon which the Subordinated Lender proposes to commence such Subordinated Lender Action, if no Stand-by Period is in effect as of the date of the delivery of any such Subordinated Default Notice, or (II) if subclause (I) is not applicable, simultaneously with the commencement of the Subordinated Lender Action described in such Subordinated Default Notice. The Senior Lender hereby acknowledges that, after receipt of any Subordinated Default Notice and commencement of the Subordinated Lender Action(s) described in such Subordinated Default Notice, the provisions of this clause (i) shall not require the Subordinated Lender continually to deliver Subordinated Default Notices to the Senior Lender during the course of conduct described in such initial Subordinated Default Notice; provided, however, that the Subordinated Lender shall send an additional Subordinated Default Notice if the Subordinated Lender intends to take any action which is inconsistent with the actions described in such initial Subordinated Default Notice.

                    (ii) DELIVERY OF SENIOR DEFAULT NOTICE. If the Senior Lender receives a Default Notice described in subclause (B)(I) of clause (i) above, and if, as the result of the receipt thereof:

                         (A) the Senior Lender is entitled pursuant to the terms
of this Agreement to send a Senior Default Notice, and if the Senior Lender elects to send such a Senior Default Notice, the Subordinated Lender shall be subject to the same restrictions with respect to Subordinated Lender Payments and Subordinated Lender Action as those set forth in clause (B) of clause (a)(i) above (as qualified by the provisions set forth in clause (a)(iii) above), or

                         (B) No Senior Default Notice is delivered by the Senior
Lender within the time period described in subclause (B)(I) of clause (i) above as a result of the Subordinated Default described in such Subordinated Default Notice, the Subordinated Lender shall be permitted to take the Subordinated Lender Action described in such Subordinated Default Notice.

                (c) PERMITTED ACTION IN A PROCEEDING. If any Proceeding shall have been commenced by or against the Borrower, then, whether or not a Stand-by Period shall then be in effect:

                    (i) RIGHTS AND OBLIGATIONS OF LENDERS. Notwithstanding the terms of this Paragraph 10 to the contrary, the Subordinated Lender shall:

                          (A) be entitled to accelerate the Subordinated Debt
and file evidence and otherwise protect their respective interests in the Subordinated Debt, except that, in any Proceeding, the Senior Lender may file a proof of claim on behalf of the Subordinated Lender with respect to the unpaid portion of the Subordinated Debt due and payable, or becoming due and payable to such Subordinated Lender, if Subordinated Lender fails to file a proof of its claim prior to 20 days before the expiration of the time period during which such claims must be submitted, and the Senior Lender then shall be permitted to accept and receive any payment or distribution which may be payable or deliverable in such Proceeding at any time with respect to the Subordinated Debt in an amount which, together with amounts previously collected with respect to the Senior Debt, is not in excess of the Senior Debt; provided, however, that
(I) the provisions of this clause (A) shall not be deemed to create any liability of the Senior Lender to prove any portion of the Subordinated Debt or any liability for the failure of the Senior Lender to exercise any rights with respect thereto, including, without limitation, any failure to collect any sums payable with respect to such Subordinated Debt or failure to take any affirmative action in connection with such Subordinated Debt, and (II) the Senior Lender shall deliver to the Subordinated Lender promptly any amount collected by the Senior Lender pursuant to the provisions of this clause (A) or otherwise in excess of the Senior Debt, and

                          (B) provide to the Senior Lender all information and
documents necessary to present claims described above.

         11. THE COLLATERAL.

            (a) POWERS AND RIGHTS OF THE SENIOR LENDER WITH RESPECT TO COLLATERAL. Subject to the other provisions of this subparagraph 11(a), if either Lender shall, at any time, have possession or control of any of the Collateral, it shall hold or control such Collateral for the benefit of it and the other, as their respective interests may appear. So long as any of the Senior Debt shall remain unpaid to the Senior Lender, the Senior Lender may at all times, in its sole discretion, exercise any and all powers and rights, including, without limitation, the right to foreclose or otherwise realize upon the Collateral, that the Senior Lender now has or hereafter may acquire with respect to any of the Collateral, whether or not in its possession, all without the necessity of obtaining any consent or approval of the Subordinated Lender and without any accountability (except as provided by applicable law or as set forth herein) to the Subordinated Lender, nor shall it have any liability to the Subordinated Lender for any action taken or failure to act with respect to any of such Collateral in its possession beyond the exercise of good faith and reasonable care to assure the safe custody thereof. Upon payment in full in cash of the Senior Debt, the Senior Lender shall assign and deliver to the Subordinated Lender all of the Collateral then in the Senior Lender's possession, but without recourse and without any representation or warranty whatsoever (except as to the absence of Liens in favor of, or of persons claiming by, through or under, the Senior Lender) and the Borrower hereby consents to such assignment and delivery. Subject to the foregoing, the Senior Lender acknowledges that it (i) is holding the J&L Capital Stock (and any other Collateral in its possession which requires possession in order for a security interest to be perfected) for itself, and as bailee for the Subordinated Lender, subject to the terms and conditions hereof, and (ii) has notice of the Stock Pledge Agreement and the other Loan Documents (as defined in the Subordinated Agreement) to which the Subordinated Lender is a party. The Subordinated Lender agrees that the foregoing acknowledgement is given solely for the purpose of providing the Subordinated Lender with a perfected security interest in the portion of the Collateral in the possession of the Senior Lender which requires possession for perfection of a security interest therein, and shall in no way be construed as the appointment of the Senior Lender as the Subordinated Lender's agent or as imposing any duties whatsoever on the Senior Lender to the Subordinated Lender, except such duties as are specifically imposed by this Agreement and as are imposed by applicable law on a party serving as a bailee for such purpose.

            (b) INSURANCE PROCEEDS. With respect to the collection of the proceeds of any policy of insurance, the proceeds of which are assigned to the Senior Lender or the Subordinated Lender pursuant to any security agreement or mortgage executed and delivered by the Borrower with the Senior Lender or the Subordinated Lender, the Senior Lender and the Subordinated Lender shall join in any instructions to the insurance companies involved so that the proceeds will be delivered to the parties entitled thereto pursuant to the terms of this Agreement.

         12. DEBT OBLIGATIONS ABSOLUTE. Nothing herein shall impair, as between the Borrower (and its creditors, other than the Lenders) and each Lender, the obligations of the Borrower which are unconditional and absolute, to pay all Debt as and when the same shall become due and payable and nothing herein shall prevent either Lender from exercising all remedies provided for in the Documents to which the Borrower and such Lender are a party, or otherwise permitted by applicable law, upon the occurrence of a Default, subject, however, to the terms of this Agreement.

         13. RECEIPT OF PAYMENTS IN CONTRAVENTION
             OF AGREEMENT; REINSTATEMENT OF SUBORDINATION.

            (a) If, notwithstanding the provisions of this Agreement, any payment or distribution is received by the Subordinated Lender in contravention of the terms of this Agreement, and before payment in full in cash of the Senior Debt, such payment or distribution shall (i) be held in trust by the Subordinated Lender for the benefit of the Senior Lender and (ii) be paid over to the Senior Lender, or its representative, for application to the payment of the Senior Debt until all of the Senior Debt is paid in full in cash in accordance with the terms hereof.

            (b) The obligations of the Subordinated Lender under this Agreement shall continue to be effective or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any Proceeding, all as though such payment had not been made.

14. WARRANTS; REPURCHASE AGREEMENT.

            (a) Prior to the payment in full in cash of the Senior Debt and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, the Warrants (and any warrants issued in exchange therefor or replacement thereof) shall not be exercised if, at the time of such exercise, any holder of a Warrant shall have asserted in writing that the Bring Along Agreement is not valid and/or enforceable against it for any reason.

            (b) Indebtedness of the Borrower under the Repurchase Agreement, regardless of whether it is evidenced by a promissory note, may not be repaid
(i) prior to the day after the currently scheduled maturity date of the Borrower's Obligations which is the first business day of April, 2001 (the "MATURITY DATE") (as the maturity date may be postponed as a result of a Proceeding or a "work-out" of the Borrower) or (ii) if there is no such postponement of the maturity date, but if as at such date the Borrower's Obligations shall not have been repaid in full because of a Senior Default, then for so long as the Borrower's Obligations remain not fully repaid. At such time as the Indebtedness of the Borrower under the Repurchase Agreement may be repaid pursuant to the terms hereof, such Indebtedness shall rank pari passu with the Senior Debt and shall not constitute Subordinated Debt hereunder.

         15. SUBROGATION. No payment or distribution of any kind to the Subordinated Lender to which the Subordinated Lender would have been entitled except for the provisions of this Agreement and which was made to or for the account of the Senior Lender, as between the Borrower and the Subordinated Lender, shall be deemed to be a payment or distribution by the Borrower to or for the account of the Senior Lender, and from and after the payment in full in cash of the Senior Debt, the Subordinated Lender shall be subrogated to the right of the Senior Lender to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt is paid in full in cash. By way of clarification, but not limitation, of the foregoing, if the holder of Senior Debt to which the Subordinated Lender is subrogated has any rights with respect to collateral or any lien, encumbrance or security interest, the Subordinated Lender shall succeed to such rights. The Senior Lender agrees but at the expense of the Subordinated Lender and without representation by or recourse to the Senior Lender to execute such documents to effectuate the foregoing subrogation provisions as the Subordinated Lender may reasonably request.

         16. CONTINUED EFFECTIVENESS OF THIS AGREEMENT. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of each Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) the validity of enforceability of any of the Documents, (ii) any exercise or non-exercise of any right, power or remedy under or in respect of any Debt or any of the Documents, or (iii) any act or omission of the Borrower or any other party in custody of the Collateral.

         17. MISCELLANEOUS.

            (a) PURPOSE OF AGREEMENT. The provisions of this Agreement are solely for the purpose of defining the relative rights of each Lender and shall not be deemed to create any rights or priorities in any other Person including, without limitation, the Borrower.

            (b) SUCCESSORS AND ASSIGNS. This Agreement, without further reference, shall pass to and may be relied on and enforced by any transferee or subsequent holder of any of the Senior Debt or the Subordinated Debt. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

            (c) CONFLICTS. As among the Lenders, in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Documents, the provisions of this Agreement shall govern and be controlling.

            (d) NOTICES. Any notices required or permitted to be given hereunder shall be given validly if set forth in writing and delivered by telecopy, by hand or commercial messenger against receipt or mailed, either by overnight express carrier or by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto at their respective addresses as set forth on the signature page of this Agreement. All notices sent pursuant to the terms of this subparagraph 17(d) shall be deemed received if (i) personally delivered, on the date of delivery, (ii) sent by telecopy before 1:00 p.m. Phoenix, Arizona time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 1:00 p.m. Phoenix, Arizona time, then on the next Business Day, (iii) sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) sent by registered or certified mail, on the earlier of the fourth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand. Any party hereto may designate any other address to which any notices shall be given by notice duly given hereunder; provided, however, that any such notice of other address shall be deemed to have been given hereunder only when actually received by the party to which addressed.

            (e) AMENDMENT OF AGREEMENT; ENTIRE AGREEMENT; COUNTERPARTS. This Agreement may be amended or modified by written instrument only, signed by each of the parties hereto. No waiver of any term or provision of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by the party against which such waiver is sought to be enforced. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof as of the date hereof, and supersedes all prior agreements, representations and understandings, if any, relating to such subject matter. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and, all of which, when taken together, shall constitute one and the same document.

            (f) TERMINATION; EFFECT. This Agreement shall terminate upon payment in full in cash of the Senior Debt. Such payment shall be acknowledged in writing by the Senior Lender.

            (g) NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are only for the benefit of the parties hereto and their respective successors and assigns. No other Person shall have any right, benefit, priority, or interest under or as a result of this Agreement.

            (h) SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            (i) CAPTIONS. The captions in this Agreement are for convenience of reference only and shall neither define nor limit any of the terms or provisions hereof.

            (j) ACCOUNTING. The Borrower hereby agrees to (i) render to each Lender, upon demand, a statement of the account of the Borrower with any Lender and (ii) give each Lender access to its books in order that each Lender may make a full examination of the state of the account of the Borrower with each Lender.

            (k) FURTHER ASSURANCES. The parties hereto agree to execute and deliver all such other instruments and take all such other actions as any party hereto reasonably may request in order to effectuate the provisions and the purposes of this Agreement. No such request shall be unreasonable in scope or frequency.

            (l) NOTICE TO SUBORDINATED LENDER. Notwithstanding the provisions of this Agreement to the contrary, the Subordinated Lender shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Subordinated Lender, unless (i) an officer or employee of the Subordinated Lender whose regular duties include participating in the administration, monitoring and/or review of the Subordinated Debt has knowledge of or reason to know such facts (collectively, "OFFICER KNOWLEDGE"), or (ii) the Subordinated Lender shall have received written notice thereof from the Borrower or the Senior Lender with reasonable proof satisfactory to the Subordinated Lender of the fact that such Senior Lender (if not FINOVA) holds Senior Debt. If
(x) no Officer Knowledge exists, and (y) the Subordinated Lender shall not have received the notice provided for in this subparagraph (l) at least one (1) Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on the Subordinated Debt), then, anything herein contained to the contrary notwithstanding, the Subordinated Lender shall have full power and authority to receive such money and apply the same to the purpose for which such money was received. Notwithstanding any provision in this Agreement to the contrary, only the Borrower or the Senior Lender, may give notice to the Subordinated Lender that a payment on account of principal or interest on the Subordinated Debt would violate the provisions of this Agreement.

            (m) EVIDENCE OF STATUS. Upon any payment or distribution of assets of the Borrower referred to in this Agreement, the Subordinated Lender shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution delivered to the Subordinated Lender for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt, the holders of other Indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent to this Agreement.

            (N) APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SUBPARAGRAPH 17(N), THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

            (O) JURY TRIAL WAIVER. EACH PARTY HERETO WAIVES THE RIGHT TO A JURY TRIAL IN ANY DISPUTE ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT.

            (P) JURISDICTION AND VENUE. THE SUBORDINATED LENDER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY THE SUBORDINATED LENDER AGAINST AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF FINOVA INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH FINOVA SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. IN ANY SUCH ACTION, THE SUBORDINATED LENDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE SUBORDINATED LENDER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SUBPARAGRAPH 17(D) OF THIS AGREEMENT. THE SUBORDINATED LENDER WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD THE SUBORDINATED LENDER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, THE SUBORDINATED LENDER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST THE SUBORDINATED LENDER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR THE SUBORDINATED LENDER SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY FINOVA OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM, OR THE TAKING BY FINOVA OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND THE SUBORDINATED LENDER HEREBY WAIVES THE RIGHT TO ATTACK COLLATERALLY ANY SUCH JUDGMENT OR ACTION BASED UPON AN

ARGUMENT THAT SUCH JUDGMENT WAS OBTAINED IN AN IMPROPER FORUM.
















                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the date first above written.

                                          FINOVA CAPITAL CORPORATION

                                          By
                                            ----------------------------------
                                                     Adolph G. Letke
                                                     Vice President

                                          Address:

                                          1850 North Central Avenue
                                          Phoenix, Arizona  85002-2209
                                          Attn:  Vice President, Operations
                                                      Control
                                          Fax No.:  (602) 207-5833

                                          with a copy to:

                                          Winston & Strawn
                                          175 Water Street
                                          New York, New York  10038-4532
                                          Attn:  Jonathan Goldstein, Esq.
                                          Fax No.:  (212) 952-1474

                                          J&L STRUCTURAL, INC.

                                          By
                                            ----------------------------------
                                                     William L. Remley
                                                     President

                                          c/o Mentmore Holdings Corporation
                                          1430 Broadway, 13th Floor
                                          New York, New York  10018-3308
                                          Attn:  Mr. William L. Remley
                                          Fax No.:  (212) 391-1393

                                          with a copy to:

                                          Kelley, McCann & Livingstone
                                          BP America Building, 35th Floor
                                          200 Public Square
                                          Cleveland, Ohio  44114-2302
                                          Attn:  Michael D. Schenker, Esq.
                                          Fax No.:  (216) 241-3707

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                                          THE PAUL REVERE LIFE INSURANCE
                                           COMPANY

                                          By
                                            ----------------------------------
                                          Name
                                              --------------------------------
                                          Title
                                               -------------------------------

                                          THE PAUL REVERE VARIABLE ANNUITY
                                           INSURANCE COMPANY

                                          By
                                            ----------------------------------
                                          Name
                                              --------------------------------
                                          Title
                                               -------------------------------

                                          THE PAUL REVERE PROTECTIVE LIFE
                                           INSURANCE COMPANY

                                          By
                                            ----------------------------------
                                          Name
                                              --------------------------------
                                          Title
                                               -------------------------------

                                          RHODE ISLAND HOSPITAL TRUST
                                           NATIONAL BANK, AS TRUSTEE FOR THE
                                           TEXTRON COLLECTIVE INVESTMENT TRUST

                                          By
                                            ----------------------------------
                                          Name
                                              --------------------------------
                                          Title
                                               -------------------------------

                                          Address:

                                          c/o Paul Revere Investment
                                            Management Corp.

                                          18 Chestnut Street
                                          Worchester, Massachusetts  01608
                                          Attn:  Mr. Gerry Knowles
                                          Fax No.:  (508) 793-5854

                                          with a copy to:

                                          Morgan Lewis & Bockius
                                          101 Park Avenue
                                          New York, New York  10178
                                          Attn:  Ian Shrank, Esq.
                                          Fax No.:  (212) 309-6273

                             BRING ALONG AGREEMENT


         AGREEMENT (this "AGREEMENT"), made this 6th day of April, 1995, by and among:

         FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), having an office at 1850 North Central Avenue, Phoenix, Arizona 85002-2209; and

         THE PAUL REVERE LIFE INSURANCE COMPANY, THE PAUL REVERE VARIABLE ANNUITY INSURANCE COMPANY, THE PAUL REVERE PROTECTIVE LIFE INSURANCE COMPANY and RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, as trustee for The Textron Collective Investment Trust (individually, a "WARRANT HOLDER" and collectively, the "WARRANT HOLDERS"), each having an office at 18 Chestnut Street, Worcester, Massachusetts 01608;


                            PRELIMINARY STATEMENTS:

         A. J&L Structural, Inc., a Delaware corporation (the "BORROWER") and FINOVA have entered into a Loan and Security Agreement dated March 31, 1995, effective on the date hereof (such agreement, including all exhibits and schedules thereto, as it may hereafter be amended, modified, supplemented and/or restated, is hereinafter referred to as the "FINOVA LOAN AGREEMENT"), pursuant to which FINOVA has agreed to make loans to the Borrower in the aggregate principal amount set forth therein (collectively, the "FINOVA LOAN");

         B. The FINOVA Loan is secured by a first lien on and security interest in, among other things, all of the issued and outstanding shares of capital stock of the Borrower (collectively, the "J&L STOCK") pursuant to a certain Pledge Agreement (as such agreement may hereafter be amended, modified and/or supplemented, the "STOCK PLEDGE AGREEMENT"), dated March 31, 1995, effective the date hereof, by and between FINOVA and J&L Holdings Corp., a Delaware corporation;

         C. Concurrently with the execution and delivery hereof, the Borrower and the Warrant Holders are entering into a certain Note and Warrant Purchase Agreement dated the date hereof, pursuant to which, among other things, the Borrower shall offer to sell, and the Warrant Holders shall purchase, the Borrower's 13% Senior Subordinated Secured Notes dated the date hereof due June 30, 2005 in the original aggregate principal amount of $23,000,000, and certain Common Stock Purchase Warrants (the "WARRANTS") entitling the holders thereof to purchase in the aggregate 153 shares of the J&L Stock (as adjusted);

         D. As an inducement to and a condition precedent to the making by FINOVA of the FINOVA Loan, FINOVA has required that the Warrant Holders agree to sell, on the terms set forth herein, the Warrants and the shares of J&L Stock to be issued in connection with the exercise of the Warrants; and

         E. All capitalized terms used herein that are defined in the FINOVA Loan Agreement (as originally executed or with such amendments, modifications and/or such supplements to such definitions as are approved by the Warrant Holders) and that are not otherwise defined herein shall have the respective meanings ascribed thereto therein.

         ACCORDINGLY, the parties agree as follows:

         1.      REPRESENTATIONS OF WARRANT HOLDERS.   Each of the Warrant
Holders hereby represents and warrants to FINOVA that as of the date hereof:

                 (a) It is the owner directly and beneficially of Warrants entitling the holder thereof to purchase in the aggregate the number of shares of J&L Stock (as adjusted) set forth opposite such Warrant Holder's name on
Schedule 1 hereto.

                 (b) All of the Warrants owned by it are owned free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or other security interest.

         2.      BRING ALONG RIGHT.   If at any time after an Event of Default
has occurred and FINOVA shall have commenced to exercise any one or more remedies available to it under the Stock Pledge Agreement or applicable law seeking to realize upon the J&L Stock pledged to it thereunder, and, in connection therewith, FINOVA desires to sell, or cause to be sold, all of the shares of J&L Stock pledged to it under the Stock Pledge Agreement in a sale to one or more Persons (each, a "PROPOSED TRANSFEREE") in a single transaction, then FINOVA shall have the right (the "BRING-ALONG RIGHT") to require the Warrant Holders to sell to each Proposed Transferee for the same consideration per share of J&L Stock then owned by the Warrant Holders or issuable to them upon the exercise of the Warrants as the per share consideration to be received by FINOVA from such proposed Transferee, that number of Warrants and shares of J&L Stock issued upon the exercise of the Warrants then held by the Warrant Holders, (including fractional shares) which shall be the product of:

                 (a) the sum of the number of Warrants and the number of shares of J&L Stock issued upon the exercise of the Warrants then held by the Warrant Holders, and

                 (b) a fraction, the denominator of which shall be the total number of shares of J&L Stock then held by or pledged to FINOVA and the numerator of which shall be the number of such shares indicated in the Bring-Along Notice (as hereinafter defined) as is subject to purchase by such Proposed Transferee.

         3. NOTICE AND OBLIGATION TO SELL. The Bring-Along Right shall be subject to:

                 (a) FINOVA giving to the Warrant Holders a written notice (a "BRING-ALONG NOTICE") executed by FINOVA and the Proposed Transferee containing:

                          (i)     the number of shares of J&L Stock that the
Proposed Transferee proposes to acquire from FINOVA;

                          (ii)    the name and address of the Proposed
Transferee;

                          (iii)   the proposed purchase price per share of J&L
Stock;

                          (iv)    a statement by the Proposed Transferee that
the Proposed Transferee has been informed of the Bring-Along Right provided for in this paragraph; and

                          (v)     an agreement by the Proposed Transferee to
purchase the number of shares of J&L Stock indicated in the Bring-Along Notice, plus the number of Warrants and shares of J&L Stock issued upon the exercise of the Warrants calculated in accordance with the foregoing provisions (the "DESIGNATED WARRANTS/SHARES") for the purchase price per Designated Warrant/Share so indicated payable within ninety (90) days from the date of the Bring-Along Notice.

                 (b) Upon delivery to the Warrant Holders of the Bring-Along Notice, the Warrant Holders shall be obligated to sell the Designated Warrants/Shares free and clear of any pledge, hypothecation, lien, charge, encumbrance or other security interest, simultaneously with the sale by FINOVA of the number of shares of J&L Stock indicated in the Bring-Along Notice, for the purchase price per Designated Warrant/Share so indicated within ninety (90) days after the date of the Bring-Along Notice. If the sale to the Proposed Transferee is not consummated within such ninety (90) day period, the Warrant Holders shall no longer be obligated to sell pursuant to such Bring-Along Notice, but the provisions of this agreement shall remain in effect with respect to any subsequent Bring-Along Right.

         4. APPRAISAL AND OTHER CONDITIONS. Notwithstanding the foregoing, the Warrant Holders shall not be obligated to sell their Warrants or the shares of J&L Stock issued upon the exercise of the Warrants unless:

                 (a) the sale is consummated at a price per Warrant or share of J&L Stock that is not less than the proposed purchase price referred to in the Bring-Along Notice or, if the Warrant Holders elect pursuant to paragraph 5 below to use the Appraised Value, 90% of the Appraised Value (as hereinafter defined) of the J&L Stock (as determined in compliance with Paragraph 5 below);

                 (b) the Proposed Transferee is not an Affiliate of the Borrower or FINOVA, and

                 (c)      the sale is for cash.

         5. DETERMINATION OF APPRAISED VALUE. The Warrant Holders shall have the option to require, by written notice to FINOVA delivered not more than ten (10) days following delivery to the Warrant Holders of a Bring-Along Notice, the determination of the Appraised Value. FINOVA shall, within ten (10) days of its receipt of such notice from the Warrant Holders advise the Warrant Holders in writing that it has selected an appraiser. Not later than ten (10) days from the date of receipt of such written notice, the Warrant Holders shall have an option to appoint their own appraiser whereupon both FINOVA and the Warrant Holders shall instruct their respective appraisers to determine the Appraised Value within twenty (20) days of such date. If the Warrant Holders do not appoint an appraiser, the determination of FINOVA's own appraiser shall be final and binding. The Appraised Value shall be determined not less than thirty (30) days prior to the date on which the sale to the Proposed Transferee is scheduled to occur as provided in the Bring-Along Notice. Upon completion of each appraiser's computation of the Appraised Value, FINOVA and the Warrant Holders shall direct their respective appraisers to deliver simultaneously their respective appraisals to each other. The computation made by the appraisers shall be final and binding as to the Appraised Value. All fees and expenses of FINOVA's appraiser shall be borne by FINOVA and all fees and expenses of the Warrant Holders' appraiser shall be borne by the Warrant Holders.

                 For purposes of this Agreement, "APPRAISED VALUE" shall mean the average of two appraisals of the fair market value of the J&L Stock that is the subject of any proposed sale based on the value of such J&L Stock as at the date of such appraisals, determined as if such J&L Stock is not subject to any Liens and assuming, for purposes of such appraisals, that neither the seller nor the buyer is under any compulsion to sell or to buy, as applicable, such J&L Stock and that both the seller and the buyer have the same level of full and adequate knowledge and information relating to the J&L Stock and the proposed sale. Each such appraisal shall be determined by an independent appraiser of nationally recognized standing having not less than 5 years of experience in the business of the ownership and operation of the Borrower's Business and recognized in such industry as a qualified and reputable appraiser.

         6. LEGEND ON STOCK CERTIFICATES; RESTRICTION ON TRANSFER. Each of the Warrant Holders agrees that a conspicuous reference to the provisions of this Agreement shall be made on all certificates evidencing shares of J&L Stock owned by such Warrant Holders and that it will not sell, assign, give or otherwise transfer such shares unless the purchaser, assignee, donee or transferee agrees in writing to be bound by the provisions of this Agreement as if it were a Warrant Holder hereunder.

         7.      MISCELLANEOUS.

                 (a)      SUCCESSORS AND ASSIGNS.   This Agreement, without
further reference, shall pass to and may be relied on and enforced by any holder of Senior Debt (as defined in the Subordination and Intercreditor Agreement dated the date hereof among FINOVA, the

Borrower and the Warrant Holders). This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                 (b) This Agreement shall terminate upon the earlier to occur of (i) the termination of the Stock Pledge Agreement, or (ii) the payment in full of the Borrower's Obligations.

                 (c) NOTICES. Any notices required or permitted to be given hereunder shall be given validly if set forth in writing and delivered by telecopy, by hand or commercial messenger against receipt or mailed, either by overnight express carrier or by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto at their respective addresses as set forth on the signature page of this Agreement. All notices sent pursuant to the terms of this subparagraph 7(c) shall be deemed received if (i) personally delivered, on the date of delivery, (ii) sent by telecopy before 1:00 p.m. Phoenix, Arizona time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 1:00 p.m. Phoenix, Arizona time, then on the next Business Day, (iii) sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) sent by registered or certified mail, on the earlier of the fourth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand. Any party hereto may designate any other address to which any notices shall be given by notice duly given hereunder; provided, however, that any such notice of other address shall be deemed to have been given hereunder only when actually received by the party to which addressed.

                 (d) AMENDMENT OF AGREEMENT; ENTIRE AGREEMENT; COUNTERPARTS. This Agreement may be amended or modified by written instrument only, signed by each of the parties hereto. No waiver of any term or provision of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by the party against which such waiver is sought to be enforced. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof as of the date hereof, and supersedes all prior agreements, representations and understandings, if any, relating to such subject matter. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and, all of which, when taken together, shall constitute one and the same document.

                 (e) SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 (f) CAPTIONS. The captions in this Agreement are for convenience of reference only and shall neither define nor limit any of the terms or provisions hereof.

                 (g) APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SUBPARAGRAPH 7(G), THIS AGREEMENT SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

                 (H) JURY TRIAL WAIVER. EACH PARTY HERETO WAIVES THE RIGHT TO A JURY TRIAL IN ANY DISPUTE ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT.

                 (I) JURISDICTION AND VENUE. THE WARRANT HOLDERS HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY FINOVA AGAINST AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF FINOVA INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH FINOVA SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT OTHERWISE HAS JURISDICTION. IN ANY SUCH ACTION, THE WARRANT HOLDERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE WARRANT HOLDERS AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO SUBPARAGRAPH 7(C) OF THIS AGREEMENT. THE WARRANT HOLDERS WAIVE ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD THE WARRANT HOLDERS, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, THE WARRANT HOLDERS SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST THE WARRANT HOLDERS AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR THE WARRANT HOLDERS SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY FINOVA OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM, OR THE TAKING BY FINOVA OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND THE WARRANT HOLDERS HEREBY WAIVE THE RIGHT TO ATTACK COLLATERALLY ANY

SUCH JUDGMENT OR ACTION BASED UPON AN ARGUMENT THAT SUCH JUDGMENT WAS OBTAINED IN AN IMPROPER FORUM.



                          [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the date first above written.


                                          FINOVA CAPITAL CORPORATION


                                          By
                                            -------------------------------
                                                    Adolph G. Letke
                                                    Vice President

                                          Address:

                                          1850 North Central Avenue
                                          Phoenix, Arizona  85002-2209
                                          Attn:  Vice President, Operations
                                                      Control
                                          Fax No.:  (602) 207-5833

                                          with a copy to:

                                          Winston & Strawn
                                          175 Water Street
                                          New York, New York  10038-4532
                                          Attn:  Jonathan Goldstein, Esq.
                                          Fax No.:  (212) 952-1474





                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                          THE PAUL REVERE LIFE INSURANCE
                                            COMPANY

                                          By
                                            ------------------------------------
                                          Name
                                              ----------------------------------
                                          Title
                                               ---------------------------------


                                          THE PAUL REVERE VARIABLE ANNUITY
                                             INSURANCE COMPANY


                                          By
                                            ------------------------------------
                                          Name
                                              ----------------------------------
                                          Title
                                               ---------------------------------


                                          THE PAUL REVERE PROTECTIVE LIFE
                                             INSURANCE COMPANY

                                          By
                                            ------------------------------------
                                          Name
                                              ----------------------------------
                                          Title
                                               ---------------------------------


                                          RHODE ISLAND HOSPITAL TRUST
                                             NATIONAL BANK, AS TRUSTEE FOR THE
                                             TEXTRON COLLECTIVE INVESTMENT TRUST


                                          By
                                            ------------------------------------
                                          Name
                                              ----------------------------------
                                          Title
                                               ---------------------------------

                                          Address:

                                          c/o Paul Revere Investment
                                             Management Corp.
                                          18 Chestnut Street
                                          Worchester, Massachusetts  01608
                                          Attn:  Mr. Gerry Knowles
                                          Fax No.:  (508) 793-5854

                                          with a copy to:

                                          Morgan Lewis & Bockius
                                          101 Park Avenue
                                          New York, New York  10178
                                          Attn:  Ian Shrank, Esq.
                                          Fax No.: (212) 309-6273

                                 SCHEDULE 1 TO
                             BRING ALONG AGREEMENT

                                                 NUMBER OF SHARES OF J&L STOCK
NAME OF WARRANT HOLDER                        ISSUABLE UPON EXERCISE OF WARRANTS
- - ----------------------                        ----------------------------------
The Paul Revere Life Insurance Company                       33.26

The Paul Revere Life Insurance Company                        6.65

The Paul Revere Life Insurance Company                        6.65

The Paul Revere Variable Annuity
Insurance Company                                            19.96

The Paul Revere Protective Life
Insurance Company                                             9.98

Rhode Island Hospital Trust National
Bank, as Trustee for the Textron
Collective Investment Trust                                  76.50


                       MANAGEMENT SUBORDINATION AGREEMENT



                                      Dated March 31, 1995,
                                      effective April 6, 1995


FINOVA Capital Corporation
1850 North Central Avenue
Phoenix, Arizona 85002-2209

Gentlemen:

         Reference is hereby made to the following:

         (a) The Loan and Security Agreement dated March 31, 1995 (hereinafter, as it may from time to time be amended, modified or supplemented, the "LOAN AGREEMENT") by and between J&L Structural, Inc., a Delaware corporation (the "BORROWER"), and FINOVA Capital Corporation, a Delaware corporation (the "LENDER");

         (b) The Management Advisory Services Agreement dated April __, 1995 (hereinafter, as it may from time to time be amended, modified or supplemented, the "MANAGEMENT AGREEMENT") by and among the Borrower, J&L Holdings Corp. ("HOLDINGS") and CPT Holdings, Inc. ("MANAGEMENT"); and

         (c) The conditions precedent, set forth in Article 4 of the Loan Agreement, to the obligation of the Lender to make the loans and other financial accommodations provided for therein, that this Agreement be executed and delivered by the Borrower, Holdings and Management.

         All capitalized terms used herein that are defined in the Loan Agreement and are not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         In order to induce the Lender to execute and deliver the Loan Agreement and to consummate the transactions contemplated thereby, including, without limitation, to make the loans and other financial accommodations provided for therein, and in consideration of the benefits expected to accrue to Management by reason of the making of the loans and other financial accommodations to the Borrower provided for in the Loan Agreement, the Borrower, Holdings and Management hereby jointly and severally agree with the Lender, as follows:

         1. SUBORDINATION. All fees and charges now or hereafter due and payable from the Borrower to Management under the Management Agreement are hereinafter referred to collectively as the "SUBORDINATED FEE" and the Subordinated Fee and all other present and future indebtedness of the Borrower to Management (other than sums actually expended by Management as reasonable and necessary expenses incurred in connection with Management's performance of duties for which management fees are paid or payable to Management under the Management Agreement (collectively, "MANAGEMENT EXPENSES")) is hereinafter referred to collectively as the "SUBORDINATED DEBT". The Subordinated Debt shall be subject and subordinate to the prior payment in full of all the indebtedness of the Borrower to the Lender, whether now existing or hereafter arising, and whether or not currently contemplated, including, without limitation, the indebtedness, liabilities and obligations of the Borrower to the Lender under the Loan Agreement, the Term Note, the Revolving Note and the L/C Reimbursement Agreements referred to therein (such indebtedness, liabilities and obligations, whether now existing or hereafter arising, and whether or not currently contemplated, are hereinafter referred to collectively as the "SENIOR DEBT"), in the manner and to the extent set forth herein.

         2.      PERMITTED PAYMENTS.

                 (a) The Borrower may not make, and Management may not demand, accept, or retain, any payment of any portion of the Subordinated Debt except as expressly permitted by the terms of subparagraph 2(b) hereinafter set forth.

                 (b) Subject to Paragraph 3 of this Agreement, the Borrower may pay, and Management may receive, payments on the Subordinated Fee; provided (i) no Event of Default or Incipient Default then exists under the Loan Documents, or would exist after giving effect to such payment, (ii) such payments are made in accordance with the terms of the Management Agreement and in any event not more frequently than once each month, (iii) after giving effect to each such payment Borrower would have Excess Availability of at least $1,500,000, (iv) each such payment in any month would not exceed the sum of (A) $37,500 plus (B) the excess, if any, of $12,500 over the amount actually expended by the Borrower during the immediately preceding month as Management Expenses (assuming estimated accounting fees for standard auditing procedures are paid on a monthly basis), and (v) after giving effect to each such payment, the aggregate amount of all such payments in any fiscal year would not exceed $600,000.

                 (c) In addition to the foregoing, Borrower shall be permitted to reimburse Management for Management Expenses; provided, however, to the extent that the aggregate amount of all such Management Expenses exceeds $12,500 in any month, such Management Expenses shall be itemized and a copy of such itemization, together with such bills, invoices or other documentation as Lender may reasonably request relating to such Management Expenses shall be delivered to Lender concurrently with the financial statements required to be delivered to Lender pursuant to Section 6.3.1(ii) of the Loan Agreement.

         3.      INSOLVENCY.

                 In the event of:

                 (a) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, or other similar proceeding relative to the Borrower or its property, or

                 (b) any proceeding for the voluntary liquidation, dissolution or other winding up or bankruptcy proceedings of the Borrower, then and in any such event:

                          (i)     All of the Senior Debt shall first be paid in
full before any payment or distribution of any character, whether in cash, securities or other property, shall be made in respect of the Subordinated Debt; and

                          (ii)    Any payment or distribution of any character
payable or deliverable in respect of the Subordinated Debt (including any payment or distribution of any other indebtedness of the Borrower being subordinated to the Subordinated Debt), shall be paid or delivered directly to the Lender, or its representative, until all Senior Debt shall have been paid and Management, or any other person having any right to receive the Subordinated Debt, irrevocably authorizes, empowers and directs all receivers, custodians, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries. Management or any other person having any right to receive the Subordinated Debt shall execute and deliver to the Lender or its representative all such further instruments confirming the authorization referred to in the preceding sentence as the Lender may request.

        4. ACTIONS BY MANAGEMENT FOR BENEFIT OF LENDER. In the event that the Borrower shall make an assignment for the benefit of creditors or any proceedings are commenced by or against the Borrower under any bankruptcy, reorganization, readjustment or debt, arrangement, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect, then and in any such event and at any time thereafter, Management will, upon the written request of the Lender, prove, enforce and endeavor to obtain payment of the aggregate outstanding amount of all unpaid Subordinated Debt payments due and payable, or thereafter becoming due and payable from the Borrower to Management, and will turn over to the Lender in precisely the form received, any payment of any kind or character on account of such Subordinated Debt for application to the payment of the Senior Debt. In the event that Management shall fail to take any such action requested by the Lender, the Lender may, as attorney-in-fact for Management, take such action on behalf of Management, but for the use and benefit of the Lender, and Management hereby appoints the Lender as its attorney-in-fact to demand, sue for, collect and receive every such payment and distribution and give acquittance therefor and to file claims and to take such other proceedings in the Lender's own name or in the name of Management or otherwise, and to vote, give consent and take any other steps with regard thereto, all as the Lender may deem necessary or advisable for the enforcement of this Agreement; and Management or any other holder of the Subordinated Debt will execute and deliver to the Lender such additional powers of attorney, assignments and other instruments as may be requested by the Lender in order to enable the Lender to enforce any and all claims upon or with respect to the aforesaid Subordinated Debt and to collect and give any and all payments or distributions that may be payable or deliverable at any time upon or with respect to such Subordinated Debt.

         5. WAIVER. Management waives any and all notice of the acceptance of this Agreement or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt, or of the reliance of the Lender on this Agreement. Management consents that, without notice to or further assent by Management, the indebtedness, liabilities or obligations of the Borrower or of any other party with respect to the Senior Debt may from time to time, in whole or in part, be renewed, extended, modified or released by the Lender, as it may deem advisable, that the Loan Agreement or any other instrument or document executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, that any collateral security for any of the Senior Debt may from time to time, in whole or in part, be exchanged, sold, or surrendered by the Lender, as it may deem advisable, and the Lender may take any other action it may deem necessary or appropriate in connection with the Senior Debt, all without and in any manner or to any extent impairing or affecting the obligations of the Borrower and Management contained in this Agreement.

         6. INCORRECT DISTRIBUTIONS. If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by Management from the Borrower in contravention of the terms of this Agreement, such payment, distribution or security shall not be commingled with any asset of Management, shall be held in trust for the benefit of the Lender, and shall be paid over or delivered and transferred to, the Lender or its representative, for application to the payment of all Senior Debt remaining unpaid, until all of the Senior Debt shall have been paid in full.

         7. SUBROGATION. No payment or distribution of any kind to Management to which Management would have been entitled except for the provisions of this Agreement and which was made to or for the account of the Lender, as between the Borrower and Management, shall be deemed to be a payment or distribution by the Borrower to or for the account of Management, and from and after the payment in full in cash of the Senior Debt, Management shall be subrogated to the right of the Lender to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt is paid in full in cash.

         8. AMENDMENT OF MANAGEMENT AGREEMENT. Prior to the payment in full of the Senior Debt and notwithstanding anything contained in the Management Agreement or any other agreement or instrument evidencing the Subordinated Debt to the contrary, Management and the Borrower shall not, without the prior written consent of the Lender, amend, modify or supplement, or agree to any amendment, modification or supplement of, the Management Agreement or any other agreement or instrument evidencing the Subordinated Debt in any manner. All promissory notes and other negotiable instruments evidencing any Subordinated Debt shall bear an appropriate legend referring to this Agreement and reciting that the payment of the Subordinated Debt evidenced thereby is subject to the provisions hereof.

         9. MISCELLANEOUS. This Agreement may not be amended or terminated orally, but may be amended or terminated only in writing, signed by the parties hereto and the Lender. No waiver of any term or provision of this Agreement shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced, and making specific reference to this Agreement. This Agreement shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon the Borrower and Management and their respective successors and assigns. This Agreement may be executed in one or more counterparts which, when taken together, shall constitute one and the same document. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

                                        Very truly yours,

                                        CPT HOLDINGS, INC.


                                        BY___________________________________
AGREED TO AND ACCEPTED:                                                 TITLE

J&L STRUCTURAL, INC.


BY__________________________________
                               TITLE

J&L HOLDINGS CORP.


BY__________________________________
                               TITLE

FINOVA CAPITAL CORPORATION


BY__________________________________
                               TITLE

                      BLOCKED COLLECTION ACCOUNT AGREEMENT

         THIS BLOCKED COLLECTION ACCOUNT AGREEMENT (this "AGREEMENT"), dated as of April 6, 1995, entered into by and among J&L STRUCTURAL, INC., a Delaware corporation ("ACCOUNT PARTY"), PNC BANK, NATIONAL ASSOCIATION, a national banking association ("BANK"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in light of the following facts:

                                    RECITALS

         A. Account Party and FINOVA are parties to that certain Loan and Security Agreement and various additional agreements, documents and instruments entered into in connection therewith, all of even date herewith (as they may be amended, modified and/or supplemented, collectively, the "LOAN DOCUMENTS"), pursuant to which FINOVA has agreed to extend certain loans and financial accommodation to Account Party.

         B. As collateral security for the payment and performance of its obligations to FINOVA under the Loan Documents, Account Party has, pursuant to the Loan Documents, granted FINOVA a security interest in all of Account Party's accounts, equipment, inventory, general intangibles, deposit accounts, chattel paper, documents, instruments and all other personal property of Account Party, and in all proceeds and products of the foregoing (collectively, the "COLLATERAL").

         C. Pursuant to the Loan Documents, in order to facilitate FINOVA's access to the Collateral and its applications of the Collateral to the reduction of Account Party's obligations to FINOVA under the Loan Documents, Account Party has agreed to establish with Bank deposit account no. 2167146, which has been designated the "SPECIAL COLLECTION ACCOUNT OF FINOVA" (the "ACCOUNT"), into which Account Party has agreed to deposit all proceeds of the Collateral, and all other payments of money to Account Party from any person or entity and of any kind or nature, all as set forth in the Loan Documents.

         E. Account Party, Bank and FINOVA wish to enter into this Agreement to determine their respective rights and obligations with respect to the Account and the funds on deposit therein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       ACKNOWLEDGMENT OF FINOVA'S SECURITY INTEREST IN THE ACCOUNT.

                  Account Party hereby confirms, and Bank hereby acknowledges, that Account Party, pursuant to the Loan Documents, has granted FINOVA a security interest in all of Account Party's right, title and interest in and to the Account and all sums now or hereafter on deposit therein. Account Party and Bank hereby acknowledge and agree that delivery of an executed original of this Agreement to Bank shall constitute notice from FINOVA to Bank, pursuant to the Pennsylvania Uniform Commercial Code, of FINOVA's security interest in the Account and the sums now or hereafter on deposit therein.


         2.       RESTRICTED ACCESS TO ACCOUNT.

                  Account Party and Bank hereby acknowledge and agree that Account Party shall not be entitled to withdraw any amounts from, draw upon, or otherwise access or exercise any powers with respect to, the Account and/or the funds now or hereafter deposited therein. FINOVA shall have the sole right to withdraw amounts from, draw upon, access and otherwise exercise any and all powers with respect to the Account and the funds now or hereafter deposited therein.

         3.       PRE-AUTHORIZED DAILY TRANSFERS TO THE FINOVA ACCOUNT.

                  FINOVA hereby authorizes Bank to make daily federal funds wire transfers, on each Banking Day of Bank, of the full amount of the Net Collected Balances on deposit in the Account at the end of the immediately preceding Banking Day of Bank to the Chemical Bank, New York, New York, ABA #021000128, for the Account of: FINOVA Capital Corporation, Account #808011812, Ref: J&L Structural, Inc., Attn: Patrick Cornell. For the purposes of this Section 3, the terms "Banking Day of Bank" and "Net Collected Balances" shall have the following respective meanings:

                  "Banking Day of Bank" shall mean a day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday; and

                  "Net Collected Balances" shall mean the balance on deposit in the Account, at the end of any Banking Day, determined after deducting from the Account the face amount of all checks or other items credited to the Account and returned unpaid on that Banking Day for any reason, and any and all returned item fees or service charges due to Bank on that Banking Day.

         4.       WAIVER OF BANK'S RIGHT OF SET-OFF.

                  Notwithstanding any provision of any deposit account agreement relating to the Account, or any right of Bank otherwise arising, by accepting and establishing the Account under the terms of this Agreement, Bank hereby waives any right which it now or hereafter may have to offset the current or future balance in the Account to the payment of any current or future indebtedness, liabilities or other obligations of Account Party to Bank, except for Bank's right to charge the Account for returned items and service charges as set forth in Section 5 below.

         5.       RETURNED ITEMS AND SERVICE CHARGES.

                  Any returned items or service charges relating to the Account are to be charged first, to any other operating accounts maintained by Account Party at Bank, and then, to the extent funds contained in such other accounts are not sufficient for payment of returned items or service charges, to the Account; provided, however, FINOVA shall have no liability to Bank for any returned items. If at any time such other operating accounts and the Account does not contain sufficient funds for payment of returned items or service charges, Bank shall apply funds thereafter deposited into the Account to the payment of such returned items or service charges.

         6.       BANK STATEMENTS.

                  Bank shall send to FINOVA at FINOVA's address for notices hereinafter set forth a duplicate copy of each statement with respect to the Account which Bank sends to Account Party. Such statements with respect to the Account shall be sent to Account Party as follows: J&L Structural, Inc., 111 Station Street, Aliquippa, Pennsylvania 15001, Attention: Bob Ballantine.

         7.       INDEMNIFICATION OF BANK.

                  Bank shall have no responsibility for determining the source or ownership of any funds on deposit in the Account. Account Party agrees to indemnify Bank and hold Bank harmless from and against any and all claims, liabilities, losses, damages and expenses incurred by Bank including, without limitation, any and all reasonable fees and disbursements of Bank's counsel related to or arising out of this Agreement. Account Party will not, however, be responsible for any such claims, liabilities, losses, damages and expenses incurred by Bank arising out of Bank's gross negligence or willful misconduct.

         8.       TERMINATION.

                  This Agreement may be terminated by Bank or FINOVA, but not by Account Party, at any time upon written notice of 30 calendar days to the other party and the Account Party. Bank's rights under Section 7 of this Agreement will survive the termination of this Agreement.

         9.       NO ORAL AMENDMENTS OR WAIVERS.

                  This Agreement may not be amended, or any provision hereof waived, except in a writing signed by Account Party, Bank and FINOVA.

         10.      NOTICES.

                  All notices, demands, monthly Account statements, and general correspondence by any party relating to this Agreement shall be in writing and (except for Account statements and other informational documents which may be sent by first class mail postage prepaid) personally delivered or sent by registered or certified mail postage prepaid, return receipt requested, or by prepaid telex, facsimile, telecopy, telegram (with messenger delivery specified) or other method of electronic communication, to Bank, Account Party or FINOVA, as applicable, at its address set forth below:




                  If to Bank:            PNC Bank, National Association

                                         -----------------------
- - -                                        -----------------------
                                         -----------------------

                  If to Account Party:   J&L Structural, Inc.
                                         c/o CPT Holding, Inc.
                                         1430 Broadway, 13th floor
                                         New York, New York  10018-3308
                                         Attention:  William L. Remley

                  with a copy to:        Kelley, McCann & Livingstone
                                         BP America Building, 35th floor
                                         200 Public Square
                                         Cleveland, Ohio  44114-2302
                                         Attention:  Michael D. Schenker, Esq.

                  If to FINOVA:          FINOVA Capital Corporation
                                         1060 First Avenue
                                         King of Prussia, Pennsylvania  19406
                                         Attention:  Jeffrey D. Weiss
                                                     Portfolio Manager

                  and a copy to:         Winston & Strawn
                                         175 Water Street
                                         New York, New York  10038
                                         Attention:  Jonathan Goldstein, Esq.

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 10 shall be deemed received on the earlier of the date of actual receipt or five (5) calendar days after the deposit thereof in the mail.

         11.      INTEGRATION.

                  This Agreement is the final expression of, and contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior understands with respect thereto.

         12.      SEVERABILITY.

                  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         13.      GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         14.      ATTORNEYS FEES.

                  In the event any litigation is necessary to enforce any of the provisions of this Agreement, the prevailing party shall receive from the non-prevailing party all reasonable costs, expenses and attorneys fees incurred in connection with pursuing any rights under this Agreement.

         15.      SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon and inure to the benefit of Account Party, Bank and FINOVA and their respective representatives, successors and assigns.

         16.      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All counterparts shall be construed together and shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            FINOVA CAPITAL CORPORATION,
                                              a Delaware corporation

                                            By ________________________________
                                                      Adolph G. Letke
                                                      Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]



                                         J&L STRUCTURAL, INC., a Delaware
                                                corporation

                                         By ___________________________________
                                                     William L. Remley
                                                     President

                                         PNC BANK, NATIONAL ASSOCIATION

                                         By _________________________________
                                            Name ____________________________
                                            Title ___________________________

                                  SCHEDULE A TO

                            BLOCKED ACCOUNT AGREEMENT

                   ACCOUNT PARTY'S OPERATING DEPOSIT ACCOUNTS

                         ENVIRONMENTAL CERTIFICATE WITH
                   REPRESENTATIONS, COVENANTS AND WARRANTIES


         The undersigned, J & L STRUCTURAL, INC., a Delaware corporation ("BORROWER"), hereby executes this Certificate for the purpose of inducing FINOVA CAPITAL CORPORATION (formerly Greyhound Financial Corporation), a Delaware corporation ("LENDER"), to make a loan to the Borrower in the original principal sum of up to Forty Million ($40,000,000) Dollars (as the same may be modified from time to time, the "LOAN") pursuant to a certain Loan and Security Agreement dated of even date herewith (as it may hereafter be amended, modified and/or supplemented, the "LOAN AGREEMENT") by and between Borrower and Lender, which Loan is secured by, among other things, a certain mortgage (the "MORTGAGE"), encumbering certain real and personal property as more particularly described in the Mortgage (collectively, the "PROPERTY").

         1. REPRESENTATIONS, COVENANTS AND WARRANTIES. Except as may be otherwise expressly stated in the Disclosure Schedule attached hereto as Exhibit A and made part hereof, Borrower hereby represents, covenants and warrants to Lender and its successors and assigns, as follows:

                 (a) The location and construction, occupancy, operation and use of all improvements now and hereafter attached to or placed, erected, constructed or developed as a portion of the Property (the "IMPROVEMENTS") do not and will not violate any applicable laws, statute, ordinance, rule, regulation, policy, order or determination of any federal, state, local or other governmental authority ("GOVERNMENTAL AUTHORITY") or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction affecting any portion of the Property, including without limitation, any applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws, rules and regulations (hereinafter collectively called "APPLICABLE LAWS").

                 (b) Without in any way limiting the generality of (a) above, neither the Property nor Borrower is the subject of any pending or, to the best of Borrower's knowledge, threatened investigation or inquiry by any Governmental Authority, or is subject to any remedial obligations under any Applicable Environmental Laws pertaining to health or the environment ("APPLICABLE ENVIRONMENTAL LAWS"), including without limitation, the Comprehensive Environmental Response, Compensation, and

Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act of 1987, as amended ("RCRA"), and the Toxic Substances Control Act, The Clean Air Act, and The Clean Water Act, and applicable state laws, and this representation and warranty would continue to be true and correct following disclosure to any applicable Governmental Authority of all relevant facts, conditions and circumstances pertaining to the Property and/or Borrower.

                 (c) Borrower is not required to obtain any permits, licenses or authorizations to construct, occupy, operate or use any portion of the Property by reason of any Applicable Environmental Laws, or if any such permits, licenses or authorizations are required by any Applicable Environmental Laws, such permits, licenses or authorizations have, as of the date hereof, been obtained.

                 (d) Borrower has taken all steps necessary to determine and has determined that no hazardous substances, solid wastes, or other substances known or suspected to pose a threat to health or the environment ("HAZARDS") have been disposed of or otherwise released on or to the Property or exist on or within any portion of the Property. No prior use, either by Borrower or to the best of the Borrower's knowledge and belief, by the prior owners of the Property, has occurred which violates any Applicable Environmental Laws. The use which Borrower makes and intends to make of the Property will not result in the disposal or release of any hazardous substance, solid waste or Hazards on, in or to the Property. The terms "hazardous substance" and "release" shall each have the meanings specified in CERCLA, including, without limitation, petroleum product and petroleum wastes of any kind, and the terms "solid waste" and "disposal" (or "disposed") shall each have the meanings specified in RCRA; provided, however, that in the event either that CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, to the extent that the laws of the Commonwealth Of Pennsylvania establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA; such broader definition shall apply.

                 (e) To the best of Borrower's knowledge and belief, there are no on-site or off-site locations where hazardous substances generated from the Property, including such substances as asbestos and Polychlorinated Biphenyls, solid wastes, or Hazards have been stored, treated, recycled, or disposed of.

                 (f) To the best of Borrower's knowledge and belief, there has been no litigation brought or threatened nor any settlement reached by or with any parties alleging the presence, disposal, release or, threatened release, of any hazardous substance, solid wastes or Hazards from the use or operation of the Property.

                 (g) To the best of Borrower's knowledge and belief, after diligent investigation and inquiry, the Property is not on any federal or state "Superfund" list, and not on EPA's Comprehensive Response, Compensation & Liability System ("CERCLIS") list or on any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmentally related liens.

                 (h) Neither Borrower nor, to the best of Borrower's knowledge and belief, any tenant of any portion of the Property, has received any notice from any Governmental Authority with respect to any violation of any Applicable Environmental Laws.

                 (i) Borrower shall not cause any violation of any Applicable Environmental Laws, nor permit any tenant of any portion of the Property to cause such a violation, nor permit any environmental liens to be placed on any portion of the Property.

         All of the foregoing representations and warranties shall be continuing and shall be true and correct for the period from the date hereof through and as of the date of the final payment of all indebtedness owed by Borrower to Lender and the final performance of all obligations under all instruments evidencing, governing, securing or relating to such indebtedness, with the same force and effect as if made each day throughout such period, and all of such representations and warranties shall survive such payment and performance.

         2. COVENANT TO CLEAN UP AND NOTIFY. Borrower shall conduct and complete all investigations, studies, sampling, and testing and all remedial, removal and other actions necessary to clean up and remove hazardous substances, solid wastes or Hazards on, in, from or affecting any portion of the Property: (a) in accordance with all Applicable Environmental Laws, (b) to the satisfaction of Lender, and (c) in accordance with the orders and directives of all Governmental Authorities. Borrower shall
(a) give notice to Lender immediately upon: (i) Borrower's receipt of any notice from any Governmental Authority of a violation of any Applicable Environmental Laws or acquiring knowledge of the receipt of any such notice by any tenant of any portion of the Property, and (ii) acquiring knowledge of the presence of any hazardous substances, solid wastes or Hazards (other than those described on Exhibit A attached hereto) on the Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof; (b) promptly comply with all Applicable Environmental Laws requiring the notice, removal, treatment, or disposal of such hazardous substances, solid wastes or Hazards and provide Lender with satisfactory evidence of such compliance; and (c) provide Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit, or similar financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of removing, treating, and disposing of such hazardous substances, solid wastes or Hazards and discharging any assessments that may be established on the Property as a result thereof.


         3. SITE-ASSESSMENT. If Lender shall ever have reason to believe that there are hazardous substances, solid wastes or Hazards (other than those described on Exhibit A attached hereto) affecting any of the Property, Lender (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default under the Mortgage, may contract for the services of persons (the "SITE REVIEWERS") to perform environmental site assessments ("SITE ASSESSMENTS") on the Property for the purpose of determining whether there exists on the Property any environmental condition that could result in any liability, cost, or expense to the owner, occupier, or operator of such Property arising under any Applicable Environmental Laws. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Borrower that do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of hazardous substances, solid wastes and Hazards on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Borrower will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessment and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Borrower, which (prior to an Event of Default under the Mortgage) may, at its election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Borrower upon demand of Lender.

         4. INDEMNITY AND HOLD HARMLESS. Borrower hereby defends, indemnifies and holds harmless Lender, its employees, agents, shareholders, officers and directors (collectively, the "INDEMNIFIED PARTIES"), from and against any claims, demands, obligations, penalties, fines, suits, liabilities, settlements, damages, losses, costs or expenses (including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees and expenses, cleanup costs, and court costs and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to: (a) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the Property; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards;
(c) any lawsuit brought or threatened, settlement reached, or order by Governmental Authority relating to such hazardous substances, solid wastes or Hazards; and/or (d) any violation of any Applicable Environmental Laws, or demands of Governmental Authorities, or violation of any policies or requirements of Lender, which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections (a) through (d), inclusive, was or is caused by or within the control of Borrower. Borrower agrees, upon notice and request by an Indemnified Party, to contest and defend any demand, claim, suit, proceeding or action with respect to which Borrower has hereinabove indemnified and held the Indemnified Parties harmless and to bear all costs and expenses of such contest and defense. Borrower further agrees to reimburse any Indemnified Party upon demand for any costs or expenses incurred by any Indemnified Party in connection with any matters with respect to which Borrower has hereinabove indemnified and held the Indemnified Parties harmless. The provisions of this paragraph shall be in addition to any other obligations and liabilities Borrower may have to Lender at common law, in equity or under documentation executed in connection with the Loan, and shall survive the closing, funding and payment in full of the Loan, as well as any foreclosure of the Loan or granting of any deed in lieu of foreclosure and the recordation of any release of the lien of the Mortgage.

         5. LENDER'S RIGHT TO REMOVE HAZARDOUS MATERIALS. Lender shall have the right, but not the obligation, without in any way limiting Lender's other rights and remedies under the Mortgage, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any hazardous substances, solid wastes or Hazards on or affecting the Property following receipt of any notice from any person or entity asserting the existence of any hazardous substances, solid wastes or Hazards pertaining to the Property or any part thereof that, if true, could result in an order, notice, suit, imposition of a lien on the Property, or other action or that, in Lender's sole opinion, could jeopardize Lender's security under the Mortgage. All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be secured by the Mortgage and shall be payable by Borrower upon demand.

         6. RELIANCE AND BINDING NATURE. Borrower acknowledges that Lender has and will rely upon the representations, covenants, warranties and agreements set forth in closing and funding the Loan and that the execution and delivery of this Certificate is an essential condition but for which Lender would not close or fund the Loan. The representations, covenants, warranties and agreements herein contained shall be binding upon

Borrower, its successors, assigns and legal representatives and shall inure to the benefit of Lender, its successors, assigns and legal representatives.


         Dated and Effective this ____ day of March, 1995.


                                                   J & L STRUCTURAL, INC.


                                                   BY:
                                                      -------------------
                                                                    TITLE